UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1394 (Rule 14a-101)

(Mark One)

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 240.14a-12

PEAK INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

☐	No fees required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title if each class securities to which transaction applies:

Shares, par value $0.01 per share, of Peak International Limited

2)	Aggregate number of securities to which transaction applies:

12,423,306 Shares of Peak International Limited representing the number of Shares outstanding on

March 26, 2008)

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee of $976.47 was calculated pursuant to Exchange Act Rule 0-11(c) and is equal to $39.30 per million of the aggregate amalgamation consideration of $24,846,612.

4)	Proposed maximum aggregate value of transaction:

$24,846,612

5)	Total fee paid:

$976.47

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PEAK INTERNATIONAL LIMITED

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

SPECIAL GENERAL MEETING OF SHAREHOLDERS

AMALGAMATION PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Peak International Limited shareholder:

You are cordially invited to attend a special general meeting of the shareholders of Peak International Limited, a company organized and incorporated under the laws of Bermuda (“Peak”), to be held on Friday, May 30, 2008 at 9:30 a.m., local time, at the offices of Heller Ehrman LLP, located at 275 Middlefield Road, Menlo Park, California 94025 (the “Special General Meeting”).

At the Special General Meeting you will be asked to consider and vote upon (i) a proposal to amend the bye-laws of Peak to permit shareholders to approve an amalgamation under Sections 104—109 of The Companies Act 1981 (as amended) of Bermuda (the “Companies Act”) by a majority of the shares voted at such meeting, in person or by proxy (the “amendment”), with immediate effect and (ii) a proposal to approve an amalgamation agreement (the “amalgamation agreement”) providing for the amalgamation (the “amalgamation”) of Peak with a wholly-owned subsidiary of S&G Company, Ltd., a company organized and incorporated under the laws of Korea (“S&G”), following which Peak will become a wholly-owned subsidiary of S&G, and the transactions and matters contemplated thereby. Upon completion of the amalgamation, each share of Peak outstanding immediately prior to the amalgamation will be cancelled in exchange for the right to receive $2.00 in cash.

Descriptions of the amendment, the amalgamation and the amalgamation agreement and the transactions and matters contemplated thereby are set forth in the accompanying proxy statement, which you should read carefully. A copy of the amalgamation agreement is included as Annex A to the accompanying proxy statement.

On March 26, 2008, Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”), a financial advisor to our board of directors, rendered its opinion to our board of directors that, as of that date and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the $2.00 per share in cash to be received by our shareholders (other than certain excluded shareholders) in the amalgamation pursuant to the amalgamation agreement, is fair from a financial point of view to those holders. The full text of the written opinion of Houlihan Lokey is attached as Annex C to the accompanying proxy statement.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT, THE AMALGAMATION, THE AMALGAMATION AGREEMENT AND THE TRANSACTIONS AND MATTERS CONTEMPLATED THEREBY AND HAS DETERMINED THAT THEY ARE FAIR TO, AND IN THE BEST INTERESTS OF, PEAK AND SHAREHOLDERS (AS A GENERAL BODY). AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOUR OF THE AMENDMENT, THE AMALGAMATION, THE AMALGAMATION AGREEMENT AND THE TRANSACTIONS AND MATTERS CONTEMPLATED THEREBY AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

Shareholders representing approximately 19.9% of the shares entitled to vote at the Special General Meeting have agreed to vote in favor of the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby.

If the amalgamation is completed, shareholders who do not vote in favor of the amalgamation, the amalgamation agreement, and the transactions and matters contemplated thereby and who otherwise comply with the requirements of Section 106 of the Companies Act will be entitled to exercise their statutory appraisal rights.

In the materials accompanying this letter, you will find:

(i)	a Notice of Special General Meeting;

(ii)	a proxy statement relating to the actions to be taken by shareholders at the Special General Meeting; and

(iii)	a proxy card.

The proxy statement more fully describes the proposed amalgamation and includes information about Peak and S&G.

Your vote is very important. Please complete, sign, date and return your proxy in the enclosed envelope as soon as possible and, in any event, prior to 9:30 a.m., local time in California, on Wednesday, May 28, 2008, failing which the proxy will not be valid, whether or not you plan to attend the Special General Meeting. Shareholders who attend the Special General Meeting may vote in person, even though they have previously returned their proxy.

Dean Personne

President and Chief Executive Officer

Peak International Limited

This proxy statement is dated April    , 2008, and is first being mailed to shareholders of Peak on or about April    , 2008.

PEAK INTERNATIONAL LIMITED

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

(Incorporated in Bermuda with limited liability)

(Company Registration No. EC22812)

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 30, 2008

To the shareholders of Peak International Limited:

A Special General Meeting of shareholders of Peak International Limited, a company organized and incorporated under the laws of Bermuda (“Peak” or “we”), will be held on Friday, May 30, 2008 at 9:30 a.m., local time, at the offices of Heller Ehrman LLP, located at 275 Middlefield Road, Menlo Park, California 94025, for the following purposes:

1. To amend the bye-laws of Peak to permit shareholders to approve an amalgamation under Sections 104—109 of The Companies Act 1981 (as amended) of Bermuda (the “Companies Act”) by a majority of the shares voted at such meeting, in person or by proxy, with immediate effect.

2. To approve the Agreement and Plan of Amalgamation, dated as of March 26, 2008 (the “amalgamation agreement”) among S&G Company, Ltd. (Republic of Korea), Daewon Semiconductor Packaging Industrial Co., Ltd., S&G Company, Ltd. (Bermuda) and Peak, the amalgamation and the transactions and matters contemplated thereby.

3. To consider and vote upon matters incidental to 1 and 2 above including, those matters set forth in Annex E and any other business that may properly come before the Special General Meeting or any adjournment or postponement thereof.

A copy of the amalgamation agreement is included as Annex A to the accompanying proxy statement. The specific resolutions to be adopted at the Special General Meeting are included as Annex E to the accompanying proxy statement. The board of directors of Peak has fixed the close of business on April 25, 2008 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special General Meeting and any adjournment or postponement thereof. Only holders of shares registered in the register of members of Peak at the close of business on the record date are entitled to notice of, and to vote at, the Special General Meeting or any adjournment or postponement of it. At the close of business on the record date, Peak had outstanding and entitled to vote             shares.

Shareholders who do not vote in favor of the amalgamation and who are not satisfied that they have been offered fair value for their shares are entitled to make an application to the Supreme Court of Bermuda within one month of the giving of this notice to have the fair value of their shares assessed or appraised by the Court and, if the amalgamation proceeds, to be paid the fair value under the provisions of Section 106 of the Companies Act. Failure to comply strictly with the relevant procedures may result in the loss of such rights. Dissentient shareholders who do not hold shares of Peak in their own name are not entitled to exercise any rights under Section 106(6) of the Companies Act directly and must make appropriate arrangements with the nominee registered in the register of members of Peak as the holder of the legal title to the dissentient shares to exercise any appraisal rights. For the purposes of Section 106(2)(b)(i) of the Companies Act, the consideration of $2.00 payable for the cancellation of each share of Peak has been determined by our board of directors to represent the fair value of each such share.

Your vote is important. The affirmative vote of the holders of a majority of the shares of Peak as of the record date voted at the Special General Meeting is required to approve the amendment, and once the amendment is approved, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby. Even if you plan to attend the Special General Meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the Special General Meeting if you are unable to attend. To be valid and effective, the form of proxy (and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by our directors) must be deposited (during normal business hours only) by a shareholder at the office of the U.S. Registrar, Mellon Investor Services, Proxy Processing, P.O. Box 3862, S. Hackensack, NJ 07606-3862 as soon as possible but in any event not less than 48 hours before the time appointed for holding the Special General Meeting or adjourned Special General Meeting at which the person named in the instrument proposes to vote, failing which the proxy will not be valid. If you sign, date and mail your proxy card without indicating how you wish to vote, you are deemed to have directed your proxy to vote in favor of approval of the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby and to exercise his/her discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. If you fail to return your Peak proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special General Meeting but will have no effect on the approval of the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby with respect to obtaining the affirmative vote of the holders of a simple majority of shares of Peak as of the record date voted at the Special General Meeting. If you do attend the Special General Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

Secretary

April    , 2008

Hong Kong

PEAK INTERNATIONAL LIMITED

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

PROXY STATEMENT

SPECIAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On May 30, 2008

This proxy statement is being furnished to the shareholders of Peak International Limited, a company organized and incorporated under the laws of Bermuda (“Peak” or “we”), in connection with the solicitation of proxies by our board of directors for use at the Special General Meeting of shareholders of Peak (the “Special General Meeting”) to be held on Friday, May 30, 2008 at 9:30 a.m., local time, at the offices of Heller Ehrman LLP, located at 275 Middlefield Road, Menlo Park, California 94025, and any postponement or adjournment thereof.

At the Special General Meeting, shareholders will be asked to consider and vote upon (i) a proposal to amend the bye-laws of Peak to permit shareholders to approve an amalgamation under Sections 104 -109 of The Companies Act 1981 (as amended) of Bermuda (the “Companies Act”) by a majority of the shares voted at such meeting, in person or by proxy (the “amendment”), which amendment will become effective immediately, (ii) the Agreement and Plan of Amalgamation, dated as of March 26, 2008 (the “amalgamation agreement”), by and among S&G Company, Ltd. (“S&G” or “Parent”), a company organized under the laws of the Republic of Korea, Daewon Semiconductor Packaging Industrial Co., Ltd. (“Daewon”), a company organized under the laws of the Republic of Korea, Peak, and S&G Company, Ltd., an exempted company organized under the laws of Bermuda (“S&G Bermuda” or “Merger Sub”), which provides for the amalgamation of Merger Sub, a wholly-owned subsidiary of Parent, with Peak (the “amalgamation”), the amalgamation and the transactions and matters contemplated thereby. A copy of the amalgamation agreement is attached to this proxy statement as Annex A. At the effective time of the amalgamation (the “Effective Time”), (i) Peak will become a wholly-owned subsidiary of S&G and (ii) each share outstanding immediately prior to the amalgamation will be cancelled in exchange for the right to receive $2.00 per share in cash. Following the amalgamation, Peak will continue in the form of the amalgamated company under the name “S&G Company, Ltd.” See “Proposal Two The Amalgamation” and “The Amalgamation Agreement.”

The specific resolutions to be adopted at the Special General Meeting are included as Annex E to this proxy statement.

This solicitation of proxies is made by and on behalf of our board of directors. In addition to mailing copies of this proxy statement and the accompanying Notice of Special General Meeting of shareholders and proxy to all shareholders registered in the register of members of Peak on April 25, 2008 (the “record date”), Peak will request brokers, custodians, nominees and other fiduciaries to forward copies of this proxy statement and accompanying materials to persons for whom they hold shares so that such shares may be voted. Solicitation may also be made by Peak’s officers and regular employees personally or by telephone. In addition, while Peak has no present intention to retain anyone to assist in soliciting proxies, Peak may do so if it deems such action necessary. The cost of the solicitation of proxies will be borne by Peak.

The information contained in this proxy statement is qualified in its entirety by the annexes to this proxy statement and the documents referred to and incorporated by reference, each of which is important and should be carefully reviewed in its entirety.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND, IN ANY EVENT, BEFORE 9:30 A.M. LOCAL TIME IN CALIFORNIA ON MAY 28, 2008, FAILING WHICH THE PROXY WILL NOT BE VALID. PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL GENERAL MEETING.

The date of this proxy statement is [•] 2008

i

ii

Questions and Answers About the Amalgamation

Q:	When do you expect the amalgamation to be completed?

A:	We are working toward completing the amalgamation as quickly as possible. In addition to obtaining shareholder approval, we must satisfy all other closing conditions. Assuming all closing conditions have been satisfied, we expect the amalgamation to be completed on June 3, 2008, or as soon thereafter as possible.

Q:	What will Peak’s shareholders receive in the amalgamation?

A:	As a result of the amalgamation, our shareholders will receive $2.00 per share in cash, without interest, for each share they own (the “amalgamation consideration”). For example, if you own 100 shares of Peak, you will receive $200.00 in cash in exchange for your Peak shares.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and to consider how the amalgamation affects you. Then just mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special General Meeting of our shareholders. It is important that proxies be returned promptly and, in any event, before 9:30 a.m., local time in California, on May 28, 2008, failing which the proxy will not be valid.

Q:	How does Peak’s board of directors recommend I vote?

A:	At a meeting held on March 26, 2008, our board of directors approved the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby, determined that it fair to and is in Peak’s and its shareholders best interests that we enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement, and recommended that our shareholders approve the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby.

Q:	May I vote in person?

A:	Yes. If your shares are not held in “street name” through a broker, or bank, you may attend the Special General Meeting of our shareholders and vote your shares in person, rather than signing and returning your proxy card. If your shares are held in “street name,” you must get a proxy from your broker or bank in order to attend the Special General Meeting and vote.

Q:	May I vote via the Internet or telephone?

A:	If your shares are registered in your name, you may only vote by returning a signed proxy card or voting in person at the meeting. If your shares are held in “street name” through a broker, or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker, or bank, if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the Special General Meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Mellon Investor Services stating that you would like to revoke your proxy. Second, you can complete, date, and submit a new proxy card so that the new proxy card is received by Mellon Investor Services, Proxy Processing, P.O. Box 3862, S. Hackensack, NJ 07606-3862, prior to 9:30 a.m., local time in California, on May 28, 2008. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q-1

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby. If you fail to return your Peak proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special General Meeting but will have no effect on the approval of the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby with respect to obtaining the affirmative vote of the holders of a simple majority of shares of Peak (assuming the amendment is approved) as of the record date voted at the Special General Meeting.

Q:	Should I send in my Peak share certificates now?

A:	No. After the amalgamation is completed, you will receive written instructions for exchanging your Peak share certificates for the amalgamation consideration of $2.00 in cash, without interest, for each share of Peak. The instructions will provide that, at your election the amalgamation consideration in exchange for the certificates may be collected, by hand delivery.

Q:	Am I entitled to appraisal rights?

A:	Yes. Holders of our shares are entitled to appraisal rights under the Companies Act in connection with the amalgamation if you meet certain conditions.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the amalgamation, including the procedures for voting your shares, you should contact:

Peak International Limited

Attn: John Supan

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

Q-2

Summary

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the amalgamation fully and for a more complete description of the legal terms of the amalgamation, you should read carefully this entire proxy statement and the documents we refer to herein. See “Where You Can Find More Information.” The amalgamation agreement is attached as Annex A to this proxy statement. We encourage you to read the amalgamation agreement as it is the legal document that governs the amalgamation. We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary.

Forward-Looking Information

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, assumptions, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “should,” and similar expressions. Those statements include, among other things, the risk that the amalgamation may not be consummated in a timely manner, if at all, risks regarding employee retention and other risks detailed in our current filings with the SEC, including our most recent filings on Form 10-Q and 8-K, which discuss these and other important risk factors concerning Peak’s operations. We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

The Companies (Page 15)

Peak International Limited

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

Peak International Limited is a leading supplier of precision engineered packaging products for the storage, transportation and automated handling of semiconductor devices and other electronic components. Our products are designed to interface with automated handling equipment used in the production and testing of semiconductor and electronic products. Our customers include semiconductor companies such as Freescale (a spin-off of the semiconductor assets of Motorola), NXP Semiconductors (a semiconductor company founded by Philips), ST Microelectronics, and Texas Instruments, disk drive manufacturers such as Seagate as well as subcontract assembly and test companies such as Amkor, ASAT, ASE, Siliconware Precision Industries Co. Ltd. (“SPIL”) and STATS ChipPAC. Our products are designed to ensure that semiconductor devices and electronic components, which are often delicate and may have significant value, are protected from mechanical and electrical damage during storage, transportation and automated handling. See “The Companies—Peak International Limited”.

Daewon Semiconductor Packaging Industrial Co., Ltd.

#456-1, Chonhyun-dong, Hanam

Gyunggi-do, Korea, 465-110

Daewon is a leading supplier of plastic extrusion and thermoform molded products for the semiconductor industry. Daewon’s global reach originated through design and supply of innovative plastic solutions to clothing industries in the United States, Japan, Europe and Southeast Asia. Since then, Daewon has leveraged its quality-manufacturing expertise to meet semiconductor firms’ demand for reliable shipping products for integrated circuits. Daewon has developed industry leading design and tooling capability as well as global warehousing and technical support. Daewon and S&G are under common control. See “The Companies—Daewon Semiconductor Packaging Industrial Co., Ltd.”

S&G Company, Ltd.

235 Doyak-gil, Wonmi-gu, Bucheon

Gyunggi-do, Korea 420-831

S&G, a company organized under the laws of the Republic of Korea, is a supplier of plastic extrusion and thermoform molded products for the semiconductor industry. S&G’s principal executive offices are located at 235 Doyak-gil, Wonmi-gu, Bucheon, Gyunggi-do, Korea 420-831. See “The Companies—S&G Company, Ltd.”

Merger Sub

S&G Bermuda is a Bermuda corporation and a wholly owned subsidiary of S&G. S&G Bermuda was organized solely for the purpose of entering into the amalgamation agreement with Peak and completing the amalgamation and has not conducted any business operations. See “The Companies—Merger Sub.”

Amalgamation Consideration (Page 38)

If the amalgamation is completed, you will receive $2.00 in cash, without interest, in exchange for each share of Peak that you own.

After the amalgamation is completed, you will have the right to receive the amalgamation consideration but you will no longer have any rights as a Peak shareholder and will not be a S&G shareholder. Our shareholders will receive the amalgamation consideration after exchanging their Peak share certificates in accordance with the instructions contained in the letter of transmittal to be sent to our shareholders shortly after completion of the amalgamation.

See “Proposal Two The Amalgamation—Amalgamation Consideration.”

Treatment of Awards Outstanding Under Peak’s Stock Plans

Stock Options (Page 39). The amalgamation agreement treats options under Peak’s stock option plans as follows:

Stock Options under 1997 Share Option Plan and 1998 Share Option Plan

The holders of the outstanding options issued under Peak’s stock option plans will have a right to receive for each share subject to such outstanding options a cash payment equal to the difference between (i) $2.00 per share and (ii) the exercise price per share of such stock option.

See “Proposal Two The Amalgamation—Effect on Awards Outstanding Under Peak’s Stock Plans.”

Market Price And Dividend Data (Page 11)

Our shares are listed on The Nasdaq National Market under the symbol “PEAK”. On March 26, 2008, the last full trading day prior to the public announcement of the proposed amalgamation, our shares closed at $1.48 per share. On April     , 2008, the last full trading day prior to the date of this proxy statement, our shares closed at $            per share. See “Market Price and Dividend Data.”

Material United States Federal Income Tax Consequences Of The Amalgamation (Page 39)

The exchange of our shares for the amalgamation consideration, which is all cash, will be a taxable transaction to our shareholders for United States federal income tax purposes. Any gain recognized in connection with the amalgamation may or may not be treated as a capital gain, depending, in part, on whether Peak was classified as a passive foreign investment company, or PFIC, for any part of a shareholder’s holding period for our shares. See “Proposal Two The Amalgamation—Material United States Federal Income Tax Consequences of the Amalgamation.”

Tax matters can be complicated, and the tax consequences of the amalgamation to you will depend on the facts of your own situation. You should consult your own tax advisor to fully understand the tax consequences of the amalgamation to you.

Reasons For The Amalgamation (Page 24)

Our board of directors approved the amalgamation agreement and amalgamation based on a number of factors, including the following:

•

the board of directors’ knowledge of our business, financial condition, results of operations, prospects and competitive position and its belief that the amalgamation is more favorable to our shareholders than any other alternative reasonably available to Peak and our shareholders;

•

the fact that certain shareholders filed Form DFAN14A calling for the replacement of all incumbent members of our board of directors (other than Russ Silvestri, who is affiliated with Skiritai Capital) and calling for a special meeting of shareholders. Certain shareholders also filed Schedules 13D/A requesting that our management and our board of directors pursue strategic alternatives including a sale of Peak. We believe that these filings caused substantial concern among our customers, vendors, employees and potential buy and sell merger targets and removed our ability to move forward with planned initiatives, with the exception of the cost reduction work;

•	deteriorating global economic conditions and slowing of the semiconductor industry and the actual and potential effects on our financial condition;

•

the financial analysis reviewed by Houlihan Lokey with our board of directors, and the oral opinion to our board of directors (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated March 26, 2008), with respect to the fairness, from a financial point of view, of the amalgamation consideration to be received by our shareholders (other than certain excluded shareholders) in the amalgamation, as of March 26, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. See “Proposal Two The Amalgamation—Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.”;

•

the fact that the amalgamation was arrived at after an auction and negotiation process during which 145 prospective buyers, including 56 prospective financial buyers and 89 prospective strategic buyers, were approached by Peak’s financial advisors, 13 prospective buyers conducted due diligence on our business, and the fact that our shareholders will receive more in the amalgamation than in any other potential alternative identified in the course of that process;

•

the fact that the amalgamation consideration is all cash, so that the transaction allows our shareholders to receive at the closing of the transaction an amount in cash, for their investment and provides such shareholders certainty of value for their shares;

•

the fact that the $2.00 per share price to be paid in the amalgamation represented a 38% premium to the closing price of our shares on the last trading day prior to the announcement of the amalgamation; and a 36% premium to the average closing price of our shares over the last month of trading prior to the announcement of the amalgamation;

•

the fact that, based upon the February 29, 2008 balance sheet and fair market value information provided by management, the liquidation value of Peak is lower than the $2.00 per share to be paid in the amalgamation; and

•

the fact that, subject to compliance with the terms and conditions of the amalgamation agreement, we are permitted to terminate the amalgamation agreement prior to the completion of the amalgamation in order to approve any alternative transaction proposed by a third party that is a “superior proposal,” as defined in the amalgamation agreement, upon the payment to S&G of a $1,242,330 termination fee, which amount includes the reimbursement of S&G’s expenses up to a maximum of $150,000 if our shareholders do not approve the proposal regarding the amalgamation at the Special General Meeting.

In the course of its deliberations, our board of directors also considered, among other things, the following negative factors:

•

the possibility that the amalgamation might not be consummated and the effect of public announcement of the amalgamation on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel;

•	the fact that an all cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

•	the possibility that S&G will be unable to complete the amalgamation for any reason, including if it is unable to complete the amalgamation despite Daewon’s guarantee of sufficiency of funds;

•

the fact that we would be required to reimburse S&G for up to $150,000 in the aggregate for all documented out-of-pocket expenses incurred by S&G if our shareholders do not approve the proposal regarding the amalgamation at the Special General Meeting; and

•

the fact that we could be required to pay a termination fee of $1,242,330 to S&G (inclusive of the $150,000 expense reimbursement described above) under certain circumstances if the amalgamation agreement is terminated or upon acceptance of a superior offer.

See “Proposal Two The Amalgamation—Reasons for the Amalgamation and Board of Directors’ Recommendation.”

Recommendation To Shareholders (Page 27)

Our board of directors has:

•	approved the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby;

•

has determined that it is fair to and in the best interests of Peak and our shareholders that we enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement; and

•	recommends that our shareholders approve the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby.

See “Proposal Two The Amalgamation—Reasons for the Amalgamation and Board of Directors’ Recommendation.”

Opinion Of Financial Advisor (Page 27)

On March 26, 2008, Houlihan Lokey rendered an oral opinion to our board of directors (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated March 26, 2008) to the effect that, as of that date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion as set forth in the written opinion and described below, the $2.00 per share in cash to be received by the holders of Peak shares (other than certain excluded shareholders) in the amalgamation pursuant to the amalgamation agreement is fair to such holders from a financial point of view.

Houlihan Lokey’s opinion was directed to our board of directors and only addressed the fairness from a financial point of view of the amalgamation consideration to be received by the holders of Peak shares (other than certain excluded shareholders) in the amalgamation and does not address any other aspect or implication of the amalgamation. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. We encourage our shareholders to carefully read the full text of Houlihan Lokey’s written opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute a recommendation to our board of directors or any Peak shareholder as to how to act or vote with respect to the amalgamation or related matters. See “Proposal Two The Amalgamation—Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.”

The Special General Meeting Of Peak’s Shareholders (Page 12)

Time, Date and Place. A Special General Meeting of our shareholders will be held on Friday, May 30, 2008, at the offices of Heller Ehrman LLP, located at 275 Middlefield Road, Menlo Park, California 94025 at 9:30 a.m., local time, to consider and vote upon two proposals: (1) to approve the amendment to bye-laws and (2) to approve the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby.

Record Date and Voting Power. You are entitled to vote at the Special General Meeting if you owned our shares at the close of business on April 25, 2008, the record date for the Special General Meeting. You will have one vote at the Special General Meeting for each share you owned at the close of business on the record date. There are             shares entitled to be voted at the Special General Meeting.

Required Vote. The affirmative vote of holders of at least a simple majority of the shares of Peak as of the record date voted at the Special General Meeting, in person or by proxy, is required to approve and adopt the amendment and, after the amendment becomes effective, the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby. The specific resolutions to be adopted at the Special General Meeting are included as Annex E to this proxy statement.

A quorum is present at the Special General Meeting if two members entitled to vote are present in person or by proxy or (in the case of a member being a corporation) by its duly authorized representative representing not less than one-third in nominal value of our shares issued and outstanding. In the event that less than one-third of the outstanding shares are represented at the Special General Meeting, either in person or by proxy, the Special General Meeting will be adjourned to such other day and other time and place as our board of directors may determine.

Share Ownership of Directors and Management. Our directors and executive officers and their affiliates own approximately 19.9% of the shares entitled to vote at the Special General Meeting. See “The Special General Meeting.”

Interests Of Peak’s Directors And Management In The Amalgamation (Page 35)

When considering the recommendation by our board of directors, you should be aware that a number of our officers and directors have interests in the amalgamation that are different from yours, including, among others:

•	certain indemnification arrangements for our current and former directors and officers will be continued if the amalgamation is completed; and

•	certain of our executive officers will receive termination benefits in connection with their resignation from Peak upon the closing.

See “Proposal Two The Amalgamation—Interests of Peak’s Directors and Management in the Amalgamation.”

Conditions To The Completion Of The Amalgamation (Page 48)

S&G and we are obligated to effect the amalgamation only if the following conditions are satisfied or waived:

•

the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby shall have been approved and adopted by the requisite vote of the shareholders of Peak in accordance with the Bermuda Act and the Peak charter documents;

•

no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that has the effect of making the amalgamation illegal or prohibiting the consummation of the amalgamation;

•	any material notifications, approvals or waiting periods under any other applicable competition laws must have been satisfied, received, terminated or expired;

•

all publications and filings required under the Companies Act, must be performed and all Bermuda governmental entity approvals required pursuant to the Companies Act for the consummation of the amalgamation and the other transactions contemplated by the amended amalgamation agreement must be obtained; and

•	no order suspending the use of the proxy statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

S&G and Merger Sub will not be obligated to effect the amalgamation unless the following conditions are satisfied or waived:

•

our representations and warranties must be true and correct as of March 26, 2008 and as of the closing date of the amalgamation (except for representations and warranties which address only matters as of a particular date, which shall have been true and correct as of that particular date, or, for certain representations and warranties that individually or in the aggregate would not reasonably be expected to have a material adverse effect on us);

•	we must have performed in all material respects all agreements and covenants required to be performed by us under the amalgamation agreement at or prior to the closing date of the amalgamation;

•

the aggregate total number of Peak shares held by dissentient shareholders (as defined in the amalgamation agreement), if any, shall be no more than 15% of the total issued and outstanding Peak shares as of immediately prior to the Effective Time;

•	certain of our management employees shall have executed resignation letters and settlement and release agreements in forms previously agreed by S&G and us;

•

all directors of Peak and each of our subsidiaries shall have executed resignation letters in form reasonably satisfactory to S&G which shall become effective as of the closing of the amalgamation; and

•

we shall have taken such actions necessary to terminate the Peak option plans without the incurrence of any costs or liability to us (other than incidental legal and other administrative costs), and shall have obtained releases from certain directors and officers of Peak with respect to the conversion of all of such directors’ and officers’ Peak share options as described in the amalgamation agreement without the incurrence of any costs or liability to us (other than incidental legal and other administrative costs).

We will not be obligated to effect the amalgamation unless the following conditions are satisfied or waived:

•

the representations and warranties of S&G and Merger Sub must be true and correct as of March 26, 2008 and as of the closing date of the amalgamation (except for representations and warranties which address only matters as of a particular date, which shall have been true and correct as of that particular date, or, for certain representations and warranties that individually or in the aggregate would not reasonably be expected to have a material adverse effect on S&G); and

•

each of S&G and Merger Sub must have performed in all material respects all agreements and covenants required to be performed by it under the amalgamation agreement at or prior to the closing date of the amalgamation and Peak shall have received a certificate to such effect signed on behalf of S&G by an authorized officer of S&G.

See “The Amalgamation Agreement—Conditions to the Completion of the Amalgamation.”

Termination Of The Amalgamation Agreement (Page 50)

Termination.    S&G and we can terminate the amalgamation agreement under certain circumstances, including:

•	by mutual written consent of S&G and us;

•

by either S&G or us, if the amalgamation has not been completed by September 30, 2008 for any reason, provided, however, that this right to terminate the amalgamation agreement will not be available to a party whose action or failure to act was a principal cause of or resulted in the failure of the amalgamation to be completed by September 30, 2008 and that action or failure to act constituted a material breach of the amalgamation agreement;

•

by either S&G or us, if a governmental entity shall have issued any final and nonappealable order, decree or ruling or any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the amalgamation;

•

by either S&G or us, if our shareholders do not approve the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby at a duly held shareholders meeting, provided however, that in such event Peak shall reimburse S&G within five (5) business days of such termination, for up to $150,000 in the aggregate, for all documented out-of-pocket expenses incurred by S&G prior to such date with respect to the amalgamation agreement and the transactions and matters contemplated thereby;

•

by either S&G or us, if the other party has breached any of its representations, warranties, covenants or other agreements contained in the amalgamation agreement, or if any representation or warranty has become untrue, in either case such that any of the conditions to the amalgamation would not be satisfied as of the time of the breach or as of the time such representation or warranty became untrue and has not been, or is incapable of being cured, within thirty (30) calendar days after written notice of such breach or failure;

•	by S&G if any of the following “triggering events” occurs:

•

our board of directors or any of its committees for any reason withdraws or amends or modifies in a manner materially adverse to S&G its recommendation in favor of the approval of the amalgamation agreement or the amalgamation;

•

we fail to include in this proxy statement the recommendation of our board of directors in favor of the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby;

•	our covenants relating to no solicitation are materially breached;

•	our board of directors or any of its committees approves or publicly recommends any other acquisition proposal;

•	we enter into any letter of intent or similar document or any contract or commitment accepting any other acquisition proposal;

•

a tender or exchange offer relating to our securities is commenced by a person unaffiliated with S&G and we have not sent to our shareholders, within ten (10) business days after such a tender or exchange offer is first published, sent or given, a statement disclosing that our board of directors recommends rejection of such tender or exchange offer; or

•	a material adverse effect occurred to us and has not been cured, or is incapable of being cured, within thirty (30) calendar days after written notice from S&G of such material adverse effect;

•	by us, if prior to obtaining shareholder approval, we receive a superior proposal and:

•	concurrently with exercising our termination right, we enter into an acquisition agreement in connection with the superior proposal;

•	the superior proposal was unsolicited and did not otherwise result from a breach of our covenant relating to no-solicitation;

•

before exercising this termination right, we wait until the third business day following S&G’s receipt of a written notice advising S&G that our board of directors has received a superior proposal, providing a copy of the acquisition agreement in connection with the superior proposal and stating that our board of directors intends to exercise its right to terminate the amalgamation agreement and S&G has had the opportunity to meet with us to suggest modifications to the terms of our agreement that S&G may deem advisable; and

•	we pay a termination fee of approximately $1,242,330 concurrently with termination of the amalgamation agreement (inclusive of any expense reimbursement described above).

See “The Amalgamation Agreement—Termination.”

We believe that if the amalgamation agreement is terminated or the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby are not approved by our shareholders, the shareholders who previously filed Schedules 13D/A and Forms DFAN14A will reassert their demand to call a special meeting of shareholders calling for the replacement of all incumbent members of our board of directors (other than Russ Silvestri, who is affiliated with certain of such shareholders).

Limitation On Considering Other Acquisition Proposals (Page 46)

We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, officers, controlled affiliates or employees or any of our or their investment bankers, attorneys, accountants or other advisors to, directly or indirectly:

•	solicit, initiate, or take any action intended to encourage or induce the making, submission or announcement of any acquisition proposal;

•

engage or participate in any discussions or negotiations with any person (other than S&G and its representatives) regarding, or furnish to any person (other than S&G and its representatives), any non-public information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition transaction.

The amalgamation agreement provides that our board of directors may (subject to the conditions described below), in response to a written unsolicited acquisition proposal that is reasonably likely to be consummated on the terms stated in the acquisition proposal:

•

furnish information with respect to us and our subsidiaries to the person making the acquisition proposal (and its representatives) pursuant to a confidentiality agreement which contains terms that are no less favorable to us than the terms of the confidentiality agreement executed by S&G and us, provided that all such information is provided on a prior or contemporaneous basis to S&G; and

•	participate in discussions or negotiations with the person making the acquisition proposal (and its representatives) regarding the acquisition proposal.

Our board of directors may only respond to a written unsolicited acquisition proposal if our board of directors (1) determines in good faith that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (2) determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with our board of directors’ fiduciary obligations to Peak or to Peak’s shareholders.

The amalgamation agreement provides that our board of directors may withhold, withdraw, modify or change its recommendation in favor of the amalgamation at any time prior to our shareholders’ approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby, but only to terminate the amalgamation agreement in accordance with the termination procedures described below under the sub-heading “Termination,” and only if:

•

a superior proposal (as described below) is made to us and is not withdrawn, and, concurrent with the termination of the amalgamation agreement our board of directors causes us to enter into a definitive agreement with respect to such a superior proposal;

•

neither we nor any of our subsidiaries nor any of our or their representatives have violated any of the restrictions regarding solicitation set forth above in connection with such superior proposal; and

•

our board of directors concludes in good faith, after consultation with our outside legal counsel, that in light of such superior proposal, the failure to withhold, withdraw, modify or change its recommendation would be inconsistent with its fiduciary duties to us and our shareholders under applicable law.

See “The Amalgamation Agreement—No Solicitation.”

Termination Fees and Expenses (Page 51)

The amalgamation agreement requires that we pay S&G a termination fee of approximately $1,242,330, which is equal to 5% of the total amount of consideration payable pursuant to the amalgamation agreement (inclusive of any expense reimbursement described below), if, among other things:

•	S&G terminates the amalgamation agreement as a result of a triggering event, as described above;

•

the fiduciary duties of our board of directors requires us to terminate the amalgamation agreement in connection with our entering into a definitive agreement related to an acquisition proposal which qualifies as a superior offer, as described above; or

•	S&G or we terminate the amalgamation agreement because we failed to obtain the required approval of our shareholders, and any of the following occurs:

•	within six (6) months following the termination of our amalgamation agreement with S&G, an acquisition of us is completed; or

•

a third party has made an acquisition proposal to our board of directors prior to the meeting of our shareholders to vote on the amalgamation, and within twelve (12) months following the termination of our amalgamation agreement with S&G, an acquisition of us is completed.

Furthermore, if S&G or we terminate the amalgamation agreement because we failed to obtain the required approval of our shareholders, the amalgamation agreement requires us to reimburse S&G for documented out-of-pocket expenses incurred by S&G not to exceed $150,000.

See “The Amalgamation Agreement—Termination Fee” and “The Amalgamation Agreement—Expenses.”

Accounting Treatment (Page 38)

The amalgamation will be accounted for as a “purchase transaction” for financial accounting purposes. See “Proposal Two The Amalgamation—Accounting Treatment.”

Regulatory Matters (Page 41)

The amalgamation may be subject to review by the governmental authorities of various jurisdictions under the antitrust laws of those jurisdictions. See “Proposal Two The Amalgamation—Regulatory Matters.”

Appraisal Rights (Page 37)

Our shareholders have the right under Bermuda law to dissent from the approval of the amalgamation and to exercise appraisal rights and to receive payment in cash for the fair value of their shares as appraised by the Supreme Court of Bermuda. The “fair value” of our shares as appraised by the Court may be more or less than the amalgamation consideration to be paid to non-dissenting Peak shareholders in the amalgamation. To preserve their rights, shareholders who wish to exercise appraisal rights must not vote in favor of the approval of the amalgamation agreement and must, within one month of the giving of the Notice of Special General Meeting of Shareholders accompanying this proxy statement, apply to the Supreme Court of Bermuda to appraise the fair value of their shares. Shareholders’ appraisal rights are more fully described under the heading “Proposal Two The Amalgamation—Appraisal Rights” and the provisions of Bermuda law that grant appraisal rights and govern the applicable procedures are attached as Annex D. You are encouraged to read these provisions carefully and in their entirety.

The Voting Agreement (Page 53)

In order to induce S&G to enter into the amalgamation agreement, certain of our shareholders (affiliated with our director Russ Silvestri and Skiritai Capital) who collectively beneficially owned approximately 19.9% of our outstanding shares as of March 26, 2008, entered into a voting agreement with S&G attached as Annex B to this proxy statement. Pursuant to the voting agreement, these shareholders have agreed to vote their Peak shares in favor of the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby, and against any proposal adverse to the amalgamation. These shareholders have also agreed to irrevocably appoint certain officers of S&G as their lawful attorneys and proxies with respect to the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby. This agreement of holders of 19.9% of our shares to vote in favor of the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby will mean that if the minimum quorum is present (meaning that two members entitled to vote are present in person or by proxy or (in the case of a member being a corporation) by its duly authorized representative representing not less than one-third in nominal value of our shares issued and outstanding), and the amendment is approved, then there will be sufficient votes cast for approval and adoption of the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby to ensure its passage without the vote of any other shareholders.

See “The Voting Agreement.”

Market Price And Dividend Data

Our shares are included in The Nasdaq Global Market (called the NASDAQ National Market prior to July 2006) under the symbol “PEAK.” This table shows, for the periods indicated, the range of high and low sale price for our shares as quoted on The Nasdaq Global Market (or the NASDAQ National Market prior to July 2006).

	Peak Shares
	Low	High
Year Ended March 31, 2007
First Quarter	$2.65	$3.26
Second Quarter	2.60	3.27
Third Quarter	2.62	3.10
Fourth Quarter	2.60	3.13
Year Ended March 31, 2008
First Quarter	$2.75	$3.09
Second Quarter	2.38	2.95
Third Quarter	2.12	2.74
Fourth Quarter	1.32	2.27
Year Ended March 31, 2009
First Quarter (through , 2008)	$—	$—

The following table sets forth the closing per share sales price of our shares, as reported on The Nasdaq Global Market on March 26, 2008, the last full trading day before the public announcement of the proposed amalgamation, and on April     , 2008, the latest practicable trading day before the printing of this proxy statement:

Peak Shares Closing Price
March 26, 2008	$1.48
[ , 2008]	$—

We have never declared or paid cash dividends on our shares. Our current policy is to retain earnings for use in our business. Following the amalgamation there will be no further market for our shares, as they will have ceased to exist.

The Special General Meeting

We are furnishing this proxy statement to our shareholders as part of the solicitation of proxies by our board of directors for use at the Special General Meeting.

Date, Time And Place

We will hold the Special General Meeting on Friday, May 30, 2008 at 9:30 a.m., local time, at the offices of Heller Ehrman LLP, located at 275 Middlefield Road, Menlo Park, California 94025.

Purpose Of Special General Meeting

The purpose of the Special General Meeting is to consider and vote upon proposals to approve the amendment, the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby. The amalgamation agreement provides that, at the Effective Time, Peak will become a wholly-owned subsidiary of S&G and each outstanding share will be cancelled in exchange for the right to receive $2.00 in cash. Our board of directors has approved the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby, has determined that it is fair to and in the best interests of Peak and our shareholders that we enter into the amalgamation agreement and consummate the amalgamation on the terms and conditions set forth in the amalgamation agreement and recommends that our shareholders vote “for” the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby.

Record Date; Shares Entitled To Vote; Quorum

Only holders of shares registered in the register of members of Peak at the close of business on April 25, 2008, the record date, are entitled to notice of and to vote at the Special General Meeting. On the record date,             of our shares were issued and outstanding and held by approximately             holders of record. A quorum is present at the Special General Meeting if two members entitled to vote are present in person or by proxy or (in the case of a member being a corporation) by its duly authorized representative representing not less than one-third in nominal value of our shares issued and outstanding. In the event that a quorum is not present at the Special General Meeting, the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of our shares on the record date are entitled to one vote per share at the Special General Meeting on the proposals to approve the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby.

Votes Required

The affirmative vote of holders of at least a simple majority of the shares of Peak as of the record date voted at the Special General Meeting, in person or by proxy, is required to approve and adopt the amendment and, after the amendment becomes effective, the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby. If the amendment is not approved, then the affirmative vote of holders of at least 75% of the shares of Peak as of the record date voted at the Special General Meeting, in person or by proxy, is required to approve and adopt the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby. The specific resolutions to be adopted at the Special General Meeting are included as Annex E to this proxy statement.

Voting By Peak’s Directors, Executive Officers And Certain Shareholders

At the close of business on the record date, our directors and executive officers and their affiliates owned and were entitled to vote             shares, which represented approximately 19.9% of our shares outstanding on that date. The agreement of holders of 19.9% of our shares to vote in favor of the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby will mean that if the minimum quorum is present (meaning that two members entitled to vote are present in person or by proxy or (in the case of a member being a corporation) by its duly authorized representative representing not less than one-third in nominal value of our shares issued and outstanding, and the amendment is approved, then there will be sufficient votes cast for approval and adoption of the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby to ensure its passage without the vote of any other shareholders. See “The Voting Agreement.”

Voting Of Proxies

Our board of directors is soliciting proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Special General Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. However, if a shareholder does not return a signed proxy card, his or her shares will not be voted by the proxy. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If you sign, date and mail your proxy card without indicating how you wish to vote, you are deemed to have directed your proxy to vote in favor of approval of the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby and to exercise his/her discretion on such other business as may properly come before the meeting or any adjournment or postponement thereof. If you fail to return your Peak proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special General Meeting but will have no effect on the approval of the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby with respect to obtaining the affirmative vote of the holders of a simple majority of shares of Peak (assuming the amendment is approved) as of the record date voted at the Special General Meeting. It is important that proxies be returned promptly and, in any event, before 9:30 a.m., local time in California, on May 28, 2008, failing which the proxy will not be valid.

Shareholders of Peak who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by such a shareholder may be revoked (i) by duly executing and delivering a later proxy prior to 9:30 a.m., local time in California, on Wednesday, May 28, 2008, (ii) by giving notice of revocation in writing to Mellon Investor Services prior to the Special General Meeting, at Proxy Processing, P.O. Box 3862, S. Hackensack, NJ 07606-3862, or (iii) by attending the Special General Meeting and voting in person. Shares represented at the Special General Meeting but not voted, including shares for which proxies have been received but for which shareholders have abstained, will be treated as present if the proxy was present at the Special General Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

We do not expect that any matter other than the proposals to approve the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby will be brought before the Special General Meeting. If, however, our board of directors properly presents other matters, the persons named as proxies will vote in his/her discretion.

Revocability Of Proxies

The grant of a proxy on the enclosed form of proxy does not preclude a shareholder from voting in person at the Special General Meeting. A shareholder may revoke a proxy at any time prior to its exercise by:

•	submitting a duly executed revocation of proxy to Mellon Investor Services, Proxy Processing, P.O. Box 3862, S. Hackensack, NJ 07606-3862;

•	submitting a duly executed proxy to Mellon Investor Services, Proxy Processing, P.O. Box 3862, S. Hackensack, NJ 07606-3862, bearing a later date; or

•	appearing at the Special General Meeting and voting in person.

If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation Of Proxies

All costs of solicitation of proxies will be borne by us. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions. In addition, while Peak has no present intention to retain anyone to assist in soliciting proxies, Peak may do so if it deems such action necessary.

Shareholders should not send share certificates with their proxies. If the proposal to approve the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby is adopted, a letter of transmittal with instructions for the surrender of our share certificates will be mailed to our shareholders as soon as practicable after completion of the amalgamation. The instructions will provide that, at the election of the shareholder the amalgamation consideration in exchange for the certificates may be collected, by hand delivery.

The Companies

Peak International Limited

Peak International Limited is a leading supplier of precision engineered packaging products for the storage, transportation and automated handling of semiconductor devices and other electronic components. Our products are designed to interface with automated handling equipment used in the production and testing of semiconductor and electronic products. Our customers include semiconductor companies such as Freescale (a spin-off of the semiconductor assets of Motorola), NXP Semiconductors (a semiconductor company founded by Philips), ST Microelectronics, and Texas Instruments, disk drive manufacturers such as Seagate as well as subcontract assembly and test companies such as Amkor, ASAT, ASE, SPIL and STATS ChipPAC. Our products are designed to ensure that semiconductor devices and electronic components, which are often delicate and may have significant value, are protected from mechanical and electrical damage during storage, transportation and automated handling.

We principally produce matrix and disk drive trays, carrier tapes and reels. We also collect and sell recycled matrix trays. We believe that our recycling programs, whereby we collect and recycle products we manufacture and products manufactured by others, enable us to expand our customer base by supplying both newly-manufactured and recycled products to customers.

Our main production facilities, located in Shenzhen in the People’s Republic of China, or the PRC, and operated pursuant to a processing agreement with an unaffiliated PRC company, which we refer to as the Factory, are equipped with injection molding machines, extruders, carrier tape machines, mixing machines, ultrasonic welding machines and other machinery and equipment. We maintain in-house tooling facilities capable of producing the molds used for production, dies and tooling for sale and spare parts for machines used in our production processes. In addition, we maintain computer aided design, or CAD, stations, which are linked electronically to our sales offices to enable the sharing of design information. Finalized designs are transmitted electronically to our in-house tooling facilities for the production of molds and dies.

We maintain six sales offices located in Hong Kong, the PRC, Taiwan, Singapore, Malaysia, and the United States, whereby direct sales are made to customers, and representative offices in the PRC, the Philippines, South Korea, and Italy, that provide customers with technical information. We maintain, either directly or through our local sales representatives, a network of 26 Just-in-Time, or JIT, warehouses located in Asia, North America, Europe and North Africa, near our customers’ production facilities which allow us to rapidly meet our customers’ needs.

Our principal executive office is Flat E & F, 19/F., CDW Building, 388 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong, and our main telephone number is (852) 3193-6000. Additional information regarding us is contained in our filings with the Securities and Exchange Commission. See “Where You Can Find More Information” on page 57.

Daewon Semiconductor Packaging Industrial Co., Ltd.

Daewon is a leading supplier of plastic extrusion and thermoform molded products for the semiconductor industry. Daewon’s global reach originated through design and supply of innovative plastic solutions to clothing industries in the United States, Japan, Europe and Southeast Asia. Since then, Daewon has leveraged its quality-manufacturing expertise to meet semiconductor firms’ demand for reliable shipping products for integrated circuits. Daewon has developed industry leading design and tooling capability as well as global warehousing and technical support. Daewon and S&G are under common control. Daewon’s principal executive offices are located at #456-1, Chonhyun-dong, Hanam, Gyunggi-do, Korea, 465-110.

S&G Company, Ltd.

S&G, a company organized under the laws of the Republic of Korea, is a supplier of plastic extrusion and thermoform molded products for the semiconductor industry. S&G’s principal executive offices are located at 235 Doyak-gil, Wonmi-gu, Bucheon, Gyunggi-do, Korea 420-831.

Merger Sub

S&G Bermuda is a Bermuda corporation and a wholly owned subsidiary of S&G. S&G Bermuda was organized solely for the purpose of entering into the amalgamation agreement with Peak and completing the amalgamation and has not conducted any business operations.

Proposal One

The Amendment

The proposed amendment will amend the bye-laws of Peak to permit approval of an amalgamation pursuant to the Companies Act by a simple majority vote of the shareholders voting on such a resolution. This amendment will become effective upon its approval. The amendment will add the following clause to the bye-laws of Peak:

“Amalgamations

168. The Directors may, with the approval of a majority of the votes cast by Members in a general meeting at which a quorum of at least two Members entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by duly authorized representative at the start of the meeting representing not less than one third in nominal value of the total issued voting shares of Peak, amalgamate, merge or consolidate Peak with any other company (whether or not Peak is the surviving company and whether or not such amalgamation, merger or consolidation involves a change in the jurisdiction of incorporation or domicile of Peak).”

A majority of the shares of Peak as of the record date voted at the Special General Meeting, in person or by proxy, is required to approve and adopt the amendment. Our board of directors recommends that you vote FOR the amendment.

Proposal Two

The Amalgamation

The following discussion summarizes the material terms of the amalgamation. Shareholders should read the amalgamation agreement which is attached as Annex A to this proxy statement.

Background To The Amalgamation

Over the past several years, our business has contracted and lost share in its primary markets. Despite enhancements to our core product offering, our market position has suffered as the industry as a whole has become more competitive. In addition, we have been conscious of the limited trading volume of our shares in the market. Accordingly, members of our senior management and our board of directors have periodically reviewed and assessed our business strategy, the various trends and conditions affecting our business and our industry generally, and a variety of strategic alternatives as part of our long-term strategy to increase revenue and profitability and to maximize shareholder value. Our review and assessment have included, among other things, consideration of whether it would be fair to and in the best interests of our shareholders to continue as a separate company and to expand through organic growth, acquisitions or a combination of the two, or to combine with or be acquired by another company. Additionally, we have explored the opportunity to liquidate, declare a special dividend, or repurchase our shares.

In connection with its exploration of strategic alternatives, representatives of Peak, including directors Russ Silvestri and Douglas Broyles, and chief financial officer John Supan, met with representatives of Houlihan Lokey in October 2006 to discuss such potential business alternatives. On December 18, 2006, our board of directors approved the engagement of Houlihan Lokey to explore strategic alternatives for Peak. Houlihan Lokey’s mandate was to contact selected parties to seek strategic opportunities in order to maximize shareholder value.

Between December 2006 and March 2008, at our request, Houlihan Lokey contacted selected potential strategic and financial partners, including Daewon. During this time frame, 145 prospective buyers, including 56 prospective financial buyers and 89 prospective strategic buyers, were approached by Houlihan. Thirteen prospective buyers, including Daewon, had conference calls, meetings, and conducted due diligence to various degrees on Peak and our business. In addition to discussions with potential acquirors, Peak with Houlihan Lokey’s assistance also explored the opportunity to acquire or merge with similarly sized companies, seeking enhanced scale and shareholder value in a merger-of-equals transaction. Two of the potential acquisition targets were identified by Peak and were in the disc caddy and tray markets.

On February 6, 2007, at a regular meeting of our board of directors, representatives of Houlihan Lokey updated our board of directors on the progress of their work and on potential strategic transactions.

On May 14, 2007, at a regular meeting of our board of directors, representatives of Houlihan Lokey updated our board of directors on potential strategic options. After discussion regarding a variety of strategic options and approaches, our board of directors authorized management and Houlihan Lokey to investigate any and all potential strategic combinations (whether or not involving a change of control) to maximize shareholder value.

On May 24, 2007, at a regular meeting of our board of directors, representatives of Houlihan Lokey updated our board of directors on the progress of their work and on strategic and financial options for Peak. Representatives of Houlihan Lokey described strategic alternatives including, among others, a sale, acquisition, merger, dividend, share repurchase, and liquidation. A discussion ensued in which our board of directors and representatives of Houlihan Lokey discussed a variety of strategic options and approaches including the potential use of a non-binding letter indicating an interest to merge with or acquire certain companies with whom a strategic fit would be appropriate in order to encourage negotiations. Our board of directors instructed management to work with Houlihan Lokey and to initiate non-binding letters of interest to merge with or acquire certain companies.

Between June and August of 2007, Houlihan Lokey continued to work with our senior management team in exploring a potential transaction with strategic and financial parties.

On July 19, 2007, at a special telephonic meeting of our board of directors, representatives of Houlihan Lokey updated our board of directors on strategic options and discussed the status of potential transaction candidates approached by Houlihan Lokey. Our board of directors discussed with representatives of Houlihan Lokey a variety of strategic options that would enhance shareholder value and reviewed the options with respect to near-term use of Peak’s cash balances. Our board of directors also discussed a potential share repurchase and cash dividend and determined that neither a share repurchase nor a cash dividend would be a prudent use of cash at the time. Our board of directors instructed Houlihan Lokey to continue its activities to identify a viable candidate for merger, sale, acquisition or partnership.

On July 27, 2007 at a special telephonic meeting of our board of directors, representatives of Houlihan Lokey updated our board on the status of strategic and financial options. After the presentation, a discussion ensued in which representatives of Houlihan Lokey and our board of directors discussed the relative merits of a strategic sale or merger transaction versus a share repurchase or cash dividend and which course of action would best enhance shareholder value. After considering potential tax consequences of a cash dividend, our board of directors instructed management to work with tax advisors and legal counsel to determine the options available to Peak. Our board of directors instructed Houlihan Lokey to continue its activities to identify a viable candidate for merger, sale acquisition or partnership.

On September 9, 2007, at a regular meeting of our board of directors representatives of Houlihan Lokey updated our board of directors on the progress of their work and on potential strategic options, including the sale of Peak. Our board of directors reconsidered a potential acquisition previously discussed by our board of directors. Our board of directors instructed management to update the due diligence review of the potential acquisition and negotiate non-binding terms of a purchase subject to the review of our board of directors. Additionally, our board of directors discussed a possible share repurchase program as a means to enhance shareholder value. Our board of directors instructed management to work with Houlihan Lokey to update the evaluation and analysis of the proposed share repurchase program and to continue to explore the potential sale and merger transaction alternatives.

On September 27, 2007, representatives of Peak, including our chief executive officer Dean Personne and our chief financial officer John Supan, and Houlihan Lokey held a telephonic meeting with Stephen Won, the senior vice president of business development of Daewon and the president of S&G, to discuss each party’s business, operations, manufacturing capabilities, and future plans and expectations. At the conclusion of this meeting, both management teams decided to proceed with preliminary due diligence.

Over the next several days, our senior management team and Houlihan Lokey provided preliminary due diligence materials to Daewon. Our senior management team continued their discussions with Daewon regarding Peak’s business and a potential transaction.

On October 8, 2007, at a special telephonic meeting of our board of directors, a potential share repurchase program to enhance shareholder value was discussed. Our board of directors agreed to further consider the repurchase program subject to additional analysis and input from management, our legal counsel at Heller Ehrman and financial advisors at Houlihan Lokey.

On October 8, 2007, Daewon made a preliminary proposal to Peak at an indicative offer price of $2.877 per share, subject to due diligence (including a review of key financial and operating information) and negotiation of definitive agreements.

On October 18, 2007, a meeting was held in Shenzhen, PRC to discuss further a potential transaction. In attendance at the meeting were Dean Personne, John Supan, Mary Chow, Wayne Moore, Splendid Zuo, and

Ronald Tan, chief executive officer, chief financial officer, vice president of supply chain management, vice president of sales, China country manager, and controller of Peak, respectively. Also in attendance were Stephen Sungyuk Won, Giryong Greg Won, Jangwan Shin, and Jinwan Shin, senior vice president of business development, vice president, regional manager of Shanghai, and accounting specialist of Daewon, respectively. Representatives from Houlihan Lokey participated telephonically. The parties further explored the capabilities of Peak’s manufacturing facilities and its Shenzhen factory. Additionally, the parties discussed financial information, sales and marketing, human resources, IT, operations, and a potential transaction.

On October 25, 2007, at a special telephonic meeting, our board of directors, after considering and discussing material provided by our senior management and Houlihan Lokey concerning Daewon including a non-binding letter of interest related to a potential transaction, authorized our management team to proceed with discussions and negotiations to further explore the possibility of a sell side transaction for an acquisition of Peak. Additionally, representatives of Heller Ehrman updated our board of directors on legal aspects of a possible share repurchase program. After discussing potential advantages and disadvantages of such a program, our board of directors agreed to defer any further discussion or consideration of a share repurchase program indefinitely. After this board of directors meeting, our senior management, together with representatives from Heller Ehrman and Houlihan Lokey met telephonically with representatives of Daewon and Daewon’s legal counsel, Wilson Sonsini Goodrich & Rosati (“Wilson Sonsini”), to discuss a potential business combination and the proposed timeline for a transaction, follow-up meetings, and next steps.

From November 8, 2007 to November 9, 2007, a meeting was held in Shenzhen, PRC to discuss further a potential transaction. In attendance at the meeting were Dean Personne, John Supan, Mary Chow, Wayne Moore, Splendid Zuo, and Ronald Tan. Also in attendance were Stephen Sungyuk Won, Hyunkook Lee, the director of strategic planning of Daewon, and Kiyoung You, a senior manager of Daewon. Representatives from Houlihan Lokey participated telephonically. The parties further explored the capabilities of Peak’s manufacturing facilities and its Shenzhen factory. Additionally, the parties discussed human resources, operations, financial data, sales and marketing, technology, products, legal matters, and the potential transaction.

Representatives from Houlihan Lokey participated telephonically. The parties further explored the capabilities of Peak’s manufacturing facilities and its Shenzhen factory. Additionally, the parties discussed human resources, operations, financial data, sales and marketing, technology, products, legal matters, and the potential transaction.

On November 13, 2007, at a regular meeting of our board of directors, representatives of Houlihan Lokey updated our board of directors on the status of the ongoing discussions with Daewon and with certain companies with which the company had been exploring possible strategic alternatives. A discussion of our board of directors ensued in which the process to move forward in negotiations and the preparation of transaction documents for a potential transaction with Daewon was considered. Our board of directors instructed management to work with legal counsel in preparing transaction documents. Furthermore, our board of directors instructed management to work with Houlihan Lokey to further negotiate terms of a potential transaction with Daewon with review and guidance by our board of directors. Additionally, our board of directors discussed a potential acquisition, including the financial performance of the target company and the terms of the potential transaction. Following discussion, our board of directors approved management to continue with negotiations related to the potential acquisition, including negotiating terms of a purchase subject to review and approval of the board of directors.

From October 2007 through January 2008, several meetings occurred between representatives of Peak and Daewon, and their respective financial and legal advisors, as Daewon intensified its due diligence activities and the parties continued the preparation and negotiation of transaction documents. During this time, the parties negotiated the terms of the amalgamation agreement, including provisions relating to Peak’s business during the period after execution of the amalgamation agreement but prior to consummation of the amalgamation, the situations under which the parties could terminate the amalgamation agreement and under which termination fees would be payable, and the circumstances under which Peak could review and accept an alternative transaction.

During this time, Daewon was provided with additional information regarding Peak’s operations, manufacturing, legal structure and exposure, cash depletion and asset status, business risk, and financial condition.

On January 5, 2008, at a special telephonic meeting of our board of directors, representatives of Houlihan Lokey updated our board of directors as to the status of discussions related to the potential transaction with Daewon. Our board of directors discussed the overall strategy of the process, including negotiation of transaction documents and the timeline of the potential transaction with Daewon. Our board of directors also discussed the status of the potential acquisition negotiations and our board of directors approved moving forward with negotiations related to the potential acquisition.

On January 30, 2008, Peak announced financial results for the third quarter of fiscal year 2008 ended December 31, 2007. Peak’s revenues had continued to decline and the cash balance had continued to be diminished by deteriorating financial performance. In addition, Peak failed to achieve a positive gross margin for the quarter ended December 31, 2007.

On February 2, 2008, after reviewing the recent financial performance, deteriorating business trends, continued reduction of Peak’s cash and declining revenue, and taking into account further diligence materials, Daewon contacted representatives of Houlihan Lokey and informed them that Daewon was not willing to proceed at the original indicative offer price and submitted a revised proposal of $2.13 per share, subject to additional due diligence.

Between February 2, 2008 and February 4, 2008, Peak’s management and financial and legal advisors had numerous calls with representatives of Daewon and Daewon’s financial and legal advisors to negotiate and resolve the open issues under the definitive and ancillary agreements.

On February 4, 2008, at a special telephonic meeting, our board of directors discussed, among other things, the merits of a potential business combination with Daewon at the revised per share price. Representatives of Houlihan Lokey reviewed with our board of directors its financial analyses with respect to the proposed transaction. Representatives of Heller Ehrman summarized the terms of the amalgamation agreement and focused on the open issues related to the definitive and ancillary agreements. Following these presentations, our board of directors discussed the status of our negotiations with Daewon, the proposed transaction value, the associated shareholder value and other strategic alternatives including acquisition of a disc caddy company and a tray company to increase revenue, and immediate cost reduction activities to restore Peak to profitability at the current revenue run rates. Our board of directors adjourned the meeting until the next day.

On February 5, 2008, our board of directors reconvened its special meeting telephonically and discussed, among other things, the revised per share price offered by Daewon. After further discussion, our board of directors authorized our management and Houlihan Lokey to continue negotiations with Daewon to obtain a higher offer price for our board of directors to consider.

On February 11, 2008, at a special telephonic meeting, our board of directors discussed, among other things, the merits of a potential business combination with Daewon. Representatives of Houlihan Lokey updated our board of directors on the status of discussions related to the proposed transaction and reviewed its financial analyses with respect to the proposed transaction. Following this presentation, our board of directors discussed the status of negotiations with Daewon, the proposed transaction value, the associated shareholder value and other strategic alternatives. After discussion, our board of directors concluded that the revised per share offer price of $2.13 from Daewon at that time did not adequately value Peak and Peak’s assets and would not be in the best interests of our shareholders. Our board of directors further discussed other strategic options including potential acquisitions of a disc caddy company and a tray company to increase revenue, and immediate cost reduction activities to restore Peak to profitability at the current revenue run rates, as supported by our independent directors and management. Our board of directors discussed the process of evaluating the potential acquisitions and the transaction values.

On February 21, 2008, at a special telephonic meeting, our board of directors discussed, among other things, the status of negotiations with Daewon and the proposed transaction value. Our board of directors further discussed two other potential transactions, including the potential acquisition of a target company discussed at prior meetings and the potential business combination transaction discussed at a prior meeting and the fact that the business combination transaction was now being discussed as an acquisition transaction. Our board considered the status of each of these two other potential transactions and the process to move forward with each transaction.

On February 26, 2008, at special telephonic meeting, our board of directors discussed, among other things, the status of negotiations with Daewon and the merits of a potential business combination with Daewon. Representatives of Houlihan Lokey updated our board of directors with the status of discussions related to the proposed transaction and reviewed Houlihan Lokey’s financial analyses with respect to the proposed transaction. Representatives of Heller Ehrman summarized the terms of the amalgamation agreement. Following these presentations, our board of directors discussed, among other things, matters related to the proposed transaction structure, the proposed transaction value, the associated shareholder value and other strategic alternatives.

On February 28, 2008, at a special telephonic meeting, our board of directors discussed, among other things the status of our negotiations with Daewon, the proposed transaction value, the associated shareholder value and other strategic alternatives. Among the other strategic alternatives considered were the two potential acquisition transactions discussed in prior meetings and the status of discussions and negotiations related to these two transactions.

During February and March 2008, representatives of Peak and Daewon continued negotiations with respect to the proposed transaction and other open issues and due diligence discussions. Our senior management also evaluated other strategic alternatives during this period.

On March 10, 2008, one of our shareholders, Skiritai Capital filed form DFAN14A with the SEC calling for the replacement of all incumbent members of our board of directors (other than Russ Silvestri, who is affiliated with Skiritai Capital) and calling for a special meeting of shareholders.

On March 12, 2008, Chadwick Capital Management, LLC filed form DFAN14A which included a letter sent via email to our board of directors. The letter stated that Monarch Activist Partners and Ancora Capital had formed a group with Skiritai Capital and called for the replacement of the current board of directors (other than Russ Silvestri, who is affiliated with Skiritai Capital). The letter further stated that the group had spoken to shareholders who represented 40-45% (including the members of the group) of our outstanding shares and that these shareholders had indicated they would vote for the group’s proposal to replace current members of the board of directors. These shareholders also filed Schedules 13D/A requesting our management and our board of directors to pursue alternatives including a sale of Peak.

On March 13, 2008, Peak board members Keith Bladen, Douglas Broyles and Christine Russell, each of whom is independent of Peak management and the Company’s dissident shareholders (the “independent directors”), retained independent Bermuda counsel to advise the independent directors in connection with their duties relating to the requests made by Skiritai and Chadwick for a special meeting of shareholders to elect new directors to the board of directors of the Company. On March 13, 2008, the independent directors, retained Gibson, Dunn & Crutcher LLP. On several occasions during the period from March 13, 2008 through March 26, 2008, the independent directors discussed with its counsel the dissident shareholder requests.

On March 13, 2008, representatives of Peak including Dean Personne and John Supan met with Dave Schulze of Daewon in Los Gatos, California. Peak provided an update on our business and outlined its cost reduction and revenue growth plan. The parties also discussed recent financial performance and integration and human resources issues associated with a possible business transaction.

On March 14, 2008, our board of directors met to discuss further, among other matters, potential business combination with Daewon and other strategic alternatives. Our board of directors also discussed historical financial trends, the continued deteriorating performance of the business, and various projected scenarios for Peak’s 2009 fiscal year along with other strategic alternatives to enhance shareholder value. Our board of directors also discussed recent Peak shareholder filings and considered whether the proposals made by the group of shareholders represented a realistic opportunity to enhance shareholder value. Our board of directors directed the management of Peak and Houlihan Lokey to re-evaluate the proposed transaction and continue negotiations with Daewon.

On March 16, 2008, John Supan met with Stephen Won and Dave Schulze of Daewon in Los Gatos, California to provide further an update on our financial performance and outlook for the remainder of the fourth quarter of fiscal 2008. The parties also discussed the continued deterioration of Peak’s financial and business trends during the months of January and February 2008, Peak’s continuing negative gross margin, and Peak’s declining cash balances.

On March 17, 2008, representatives from Daewon discussed with Russ Silvestri, acting on behalf of Skiritai Capital, the recent shareholder filings and the Daewon representatives communicated that Daewon would require Skiritai Capital to sign a voting agreement in support of the transaction as a condition to Daewon’s agreement to continue with discussions of the proposed transaction.

Between March 18, 2008, and March 20, 2008, Peak and Daewon and their respective legal and financial advisors met telephonically to discuss the progress of a potential transaction and continued negotiations of a definitive amalgamation agreement and ancillary agreements, including management separation agreements. During this time, Daewon continued its due diligence on Peak.

On March 24, 2008, Daewon contacted representatives of Houlihan Lokey and informed them that Daewon was reducing its proposed transaction value to $2.00 per share on account of recent due diligence findings, decreased cash balances, and continuing financial decline and under the condition that director Russ Silvestri, on behalf of Skiritai Capital, would sign a voting agreement pursuant to which Skiritai Capital would vote its shares in support of the proposed transaction. Our board of directors convened telephonically to consider Daewon’s revised proposed transaction value. Representatives of Houlihan Lokey reviewed with our board of directors its financial analyses with respect to the proposed transaction. Representatives of Heller Ehrman summarized the terms of the amalgamation agreement and focused on the open issues related to the definitive and ancillary agreements. Our board of directors voted unanimously to authorize accepting the terms of Daewon’s revised offer, subject to resolution of the open issues related to the definitive and ancillary agreements.

On March 26, 2008, at a special telephonic meeting, our board of directors met to discuss and consider the potential amalgamation. Representatives of Houlihan Lokey presented to our board of directors a summary of its financial analyses related to the consideration to be received in the proposed amalgamation and delivered its oral opinion, subsequently confirmed in writing, that, as of March 26, 2008, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey as set forth in its opinion, the consideration to be received by the holders of Peak shares (other than Excluded Persons (as defined below)) in the amalgamation pursuant to the amalgamation agreement was fair to such holders from a financial point of view. “Excluded Persons” is defined as (i) Daewon, S&G, Merger Sub and their respective affiliates and (ii) the parties to the voting agreement who have agreed to vote their Peak shares in favor of the amalgamation. See “The Voting Agreement.” Representatives of Heller Ehrman summarized the terms of the amalgamation agreement and the resolution of the open issues related to the definitive and ancillary agreements. Upon completing its deliberations, our board of directors unanimously approved the amendment, the amalgamation agreement and the related agreements and the transactions contemplated by those agreements, declared them fair and in the best interests of Peak and its shareholders, resolved to recommend that our shareholders approve the amendment, the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby.

After negotiation of the final terms of the amalgamation agreement and the related agreements, representatives of both Peak and S&G, an affiliate of Daewon, executed the amalgamation agreement. In addition, shareholders affiliated with Peak director Russ Silvestri each entered into a voting agreement with S&G, pursuant to which they each agreed to vote in favor of adoption of the amalgamation agreement.

On March 27, 2008, the parties issued a joint press release announcing the proposed amalgamation of Peak and S&G.

In response to letters that we had received on March 10, 2008 and March 12, 2008 from certain of our shareholders, on March 27, 2008, our independent directors and certain members of our management issued an open letter to the shareholders of Peak, filed on Form 8-K, discussing their reasons for recommending the amalgamation, particularly in connection with the potential consequences of the DFAN14A filings on the ability to run Peak and continue to pursue any other alternative strategies.

On March 28, 2008, Skiritai Capital filed Schedule 13D/A in which it stated that after the March 27, 2008 announcement of the signing of the amalgamation agreement, Skiritai Capital had determined that it is in the best interest of shareholders to suspend its call for a special meeting of shareholders subject to the amalgamation being completed. Skiritai Capital further stated that as a result of the suspension of its call for a special meeting of shareholders, it would no longer be acting as a group.

On April 1, 2008, Chadwick Capital Management, LLC filed Schedule 13D/A in which it stated that in light of the announcement of the signing of the amalgamation agreement, Chadwick Capital Management, LLC, Monarch Activist Partners, Skiritai Capital and the Ancora Group decided to suspend the call for a special meeting of shareholders subject to the amalgamation being completed and that as a result of the suspension of the call for a special meeting of shareholders, Chadwick Capital Management, LLC, and Monarch Activist Partners were no longer acting as a group with Skiritai Capital and the Ancora Group.

On April 2, 2008, Richard Barone c/o Ancora Capital Inc., filed Schedule 13D/A in which it stated that in light of the signing of the amalgamation agreement, shareholders Chadwick Capital Management LLC, Monarch Activist Partners, Skiritai Capital and the Ancora Group (as defined therein) decided to suspend the call for a special meeting of shareholders subject to the amalgamation being completed and that as a result of the suspension of the call for a special meeting of shareholders, the Ancora Group was no longer acting as a group with Chadwick Capital Management LLC, Monarch Activist Partners or Skiritai Capital.

We believe that if the amalgamation agreement is terminated or the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby are not approved by our shareholders, the shareholders who previously filed Schedules 13D/A and Forms DFAN14A will reassert their demand to call a special meeting.

Reasons For The Amalgamation And Board Of Directors’ Recommendation

Reasons for the Amalgamation.    In reaching its conclusion regarding the fairness of the amalgamation to Peak and our shareholders and its decision to approve the amalgamation agreement and recommend its approval to our shareholders, our board of directors considered the following factors, each of which the board of directors believes supported its conclusion but which are not listed in any relative order of importance:

•

the board of directors’ knowledge of our business, financial condition, results of operations, prospects and competitive position and its belief that the amalgamation is more favorable to our shareholders than any other alternative reasonably available to Peak and our shareholders;

•

the fact that certain shareholders filed Form DFAN14A calling for the replacement of all incumbent members of our board of directors (other than Russ Silvestri, who is affiliated with Skiritai Capital who was the lead filer for the DFANA14A) and calling for a special meeting of shareholders. Certain shareholders also filed Schedules 13D/A requesting that our management and our board of directors pursue strategic alternatives to increase shareholder value including a sale of Peak. We believe that these filings caused substantial concern among our customers, vendors, employees and potential buy and sell merger targets due to the uncertainty created regarding with whom they would be doing business and effectively removed our ability to move forward with planned initiatives, with the exception of the cost reduction work;

•

the board of directors’ belief that we face several challenges in our efforts to increase shareholder value as an independent publicly-traded company, including competition from companies with substantially greater scale and resources;

•	deteriorating global economic conditions and slowing of the semiconductor industry and the actual and potential effects on our financial condition;

•

estimated forecasts of our future financial performance prepared by our management, together with our management’s view of our financial condition, results of operations, business, prospects and competitive position;

•	the limited trading volume of our shares in the market;

•	the consideration to be received by our shareholders in the amalgamation and a comparison of comparable merger transactions;

•

the fact that the amalgamation was arrived at after an auction and negotiation process during which 145 prospective buyers, including 56 prospective financial buyers and 89 prospective strategic buyers, were approached by Peak’s financial advisors, 13 prospective buyers conducted due diligence on our business, and the fact that our shareholders will receive more in the amalgamation than in any other potential alternative identified in the course of that process;

•

the belief that the terms of the amalgamation agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable and were the product of arms’ length negotiations between the board of directors and its advisors, on the one hand, and Daewon and S&G, on the other hand, and their advisors with such support and assistance of Peak’s management and financial and legal advisors as the board of directors deemed appropriate;

•

the financial analysis reviewed by Houlihan Lokey with our board of directors, and the oral opinion to our board of directors (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated March 26, 2008), with respect to the fairness, from a financial point of view, of the amalgamation consideration to be received by our shareholders (other than certain excluded shareholders) in the amalgamation, as of March 26, 2008 and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. In considering the opinion of Houlihan Lokey, our board of directors was aware that a portion of Houlihan Lokey’s fee for its financial advisory services is contingent upon the consummation of the amalgamation. See “Proposal Two The Amalgamation—Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.”;

•

the fact that the amalgamation consideration is all cash, so that the transaction allows our shareholders to receive at the closing of the transaction an amount in cash, for their investment and provides such shareholders certainty of value for their shares;

•

the fact that the $2.00 per share price to be paid in the amalgamation represented a 38% premium to the closing price of our shares on the last trading day prior to the announcement of the amalgamation; and a 36% premium to the average closing price of our shares over the last month of trading prior to the announcement of the amalgamation;

•

the fact that, based upon the February 29, 2008 balance sheet and fair market value information and certain estimates provided by management, the liquidation value of Peak, as determined by Houlihan Lokey, is lower than the $2.00 per share to be paid in the amalgamation;

•

the fact that our board of directors, with the advice and assistance of its financial and legal advisors, had directed the auction and negotiation process with a view towards assuring the fairness of the process to our shareholders;

•

the fact that, subject to compliance with the terms and conditions of the amalgamation agreement, we are permitted to terminate the amalgamation agreement prior to the completion of the amalgamation in order to approve any alternative transaction proposed by a third party that is a “superior proposal,” as defined in the amalgamation agreement, upon the payment to S&G of a $1,242,330 termination fee, which amount includes the reimbursement of S&G’s expenses up to a maximum of $150,000 if our shareholders do not approve the proposal regarding the amalgamation at the Special General Meeting; and

•	the availability of appraisal rights to holders of our shares who comply with all of the required procedures under Bermuda law.

In addition, our board of directors believed that sufficient procedural safeguards were and are present to ensure the fairness of the amalgamation to our shareholders and to permit our board of directors to represent effectively the interests of our shareholders. These procedural safeguards include the following:

•	our board of directors acted to represent solely the interests of the shareholders and to negotiate with Daewon on behalf of such shareholders;

•

our board of directors retained and received advice from Houlihan, as financial advisor, and its legal advisors, each of which has extensive experience in transactions similar to the proposed amalgamation;

•

our board of directors requested and received from Houlihan Lokey an opinion that the consideration to be received by the shareholders of Peak (other than Excluded Persons) in the transaction pursuant to the amalgamation agreement is fair to such holders from a financial point of view, and in considering the opinion of Houlihan Lokey, our board of directors was aware that a portion of Houlihan Lokey’s fee for its financial advisory services is contingent upon the consummation of the amalgamation.

Our board of directors also considered a variety of potentially negative factors concerning the amalgamation agreement and the amalgamation, including the following factors which are not listed in any relative order of importance:

•

the possibility that the amalgamation might not be consummated and the effect of public announcement of the amalgamation on our sales and operating results and our ability to attract and retain key management, marketing and technical personnel;

•	the fact that an all cash transaction would be taxable to our shareholders for U.S. federal income tax purposes;

•

that fact that, pursuant to the terms of the voting agreement, the shareholders affiliated with a member of our board of directors were required to agree to vote all of their shares that they own in favor of the amalgamation and the related transactions and any matter required to effect those transactions;

•	the possibility that S&G will be unable to complete the amalgamation for any reason, including if it is unable to complete the amalgamation despite Daewon’s guarantee of sufficiency of funds;

•	the fact that the amalgamation agreement contains contractual restrictions on the conduct of our business prior to the completion of the amalgamation;

•

the fact that we would be required to reimburse S&G for up to $150,000 in the aggregate for all documented out-of-pocket expenses incurred by S&G if our shareholders do not approve the proposal regarding the amalgamation at the Special General Meeting; and

•

the fact that we could be required to pay a termination fee of $1,242,330 (inclusive of the $150,000 expense reimbursement described above) to S&G under certain circumstances if the amalgamation agreement is terminated or upon acceptance of a superior offer.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes a number of the factors considered by our board of directors.

In view of the wide variety of factors considered in connection with its evaluation of the proposed amalgamation, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusion. In addition, individual members of our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others. Rather, our board of directors viewed its position as being based on the totality of the information presented to and considered by it.

Our board of directors has approved the amalgamation agreement and the transactions contemplated by the amalgamation agreement, and determined that the amalgamation, on the terms and conditions set forth in the amalgamation agreement, is advisable and fair to and in the best interests of our shareholders. The amalgamation agreement was unanimously approved by the directors present at the special meeting called for that purpose, which were all the members of our board of directors. Our board of directors considered a number of factors, as more fully described above under “Background of the Amalgamation” and under “Reasons for the Board of Directors’ Recommendation,” in determining to recommend that the shareholders adopt the amalgamation agreement. Our board of directors recommends that you vote FOR the adoption of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby.

Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.

On March 26, 2008, Houlihan Lokey rendered an oral opinion to our board of directors (which was confirmed in writing by delivery of Houlihan Lokey’s written opinion dated March 26, 2008) to the effect that, as of that date and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion as set forth in the written opinion and described below, the amalgamation consideration to be received by the holders of Peak shares (other than Daewon, S&G, Merger Sub and their respective affiliates and the parties who agreed to vote their Peak shares in favor of the amalgamation pursuant to the voting agreement) in the amalgamation pursuant to the amalgamation agreement is fair to such holders from a financial point of view.

Houlihan Lokey’s opinion was directed to our board of directors and only addressed the fairness from a financial point of view of the amalgamation consideration to be received by the holders of Peak shares (other than Daewon, S&G, Merger Sub and their respective affiliates and the parties who agreed to vote their Peak shares in favor of the amalgamation pursuant to the voting agreement) in the amalgamation and does not address any other aspect or implication of the amalgamation. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in preparing its opinion. The common shareholders of Peak are encouraged to carefully read the full text of Houlihan Lokey’s written opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute a recommendation to our board of directors or any Peak common shareholder as to how to act or vote with respect to the amalgamation or related matters.

In arriving at its opinion, Houlihan, among other things:

•	reviewed drafts of the following agreements and documents:

(a) draft of the amalgamation agreement, dated March 25, 2008 and

(b) draft of the voting agreement, dated March 25, 2008;

•	reviewed Peak’s annual reports to shareholders on Form 10-K for the fiscal years ended March 31, 2007, March 31, 2006, and March 31, 2005, and quarterly reports on Form 10-Q for the quarters ended

December 31, 2007, September 30, 2007, June 30, 2007, December 31, 2006, and September 30, 2006, and Company-prepared interim financial statements for the period ended February 29, 2008, which Peak’s management identified as being the most current financial statements available;

•	reviewed Daewon’s financial statements and cash and bank balances;

•

spoke with certain members of the management of Peak regarding the operations, financial condition, future prospects and projected operations and performance of Peak and the amalgamation, and spoke with representatives of Peak’s independent accounting firm, and counsel regarding Peak, the amalgamation and related matters;

•	spoke with certain members of the management of Daewon regarding the operations, financial condition, future prospects and projected operations and performance of Daewon and the amalgamation;

•	reviewed and discussed financial forecasts and projections with the management of Peak and reviewed financial forecasts and projections prepared by the management of Peak.

•	compared the financial and operating performance of Peak with that of other public companies that Houlihan Lokey deemed to be relevant;

•	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

•	reviewed the current and historical market prices and trading volume for Peak’s publicly traded securities for the past five years;

•

reviewed certain other financial data for certain companies that Houlihan Lokey deemed relevant and transaction prices and premiums paid in other change of control transactions that Houlihan Lokey deemed relevant for companies in related industries to Peak; and

•	conducted such other financial studies, analyses and inquiries and considered such other information as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, the managements of Peak and Daewon advised Houlihan, and Houlihan Lokey assumed, that the financial projections reviewed by Houlihan Lokey were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the managements of Peak and Daewon as to the future financial results and condition of Peak and Daewon, and Houlihan Lokey expressed no opinion with respect to such projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of Peak since the date of the most recent financial statements provided to Houlihan, and that there was no information or any facts that would make any of the information reviewed by it incomplete or misleading. Houlihan Lokey did not consider any aspect or implication of any transaction to which Peak, Daewon or S&G is a party (other than as specifically described in its opinion with respect to the amalgamation).

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified above and all other related documents and instruments that are referred to therein were true and correct, (b) each party to all such agreements and other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the amalgamation would be satisfied without waiver thereof, and (d) the amalgamation would be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to it, without any amendments or modifications thereto. Houlihan Lokey also relied upon and assumed, without independent verification, that (i) the amalgamation would be consummated in a manner that complies in all respects with all applicable federal and state and foreign statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the amalgamation would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of Peak, or otherwise have an adverse effect on Peak or any expected benefits of the amalgamation. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of the draft documents identified above would not differ in any material respect from the drafts of said documents.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of Peak, Daewon, S&G or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Peak, Daewon or S&G was or may be a party or was or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which Peak, Daewon or S&G was or may be a party or was or may be subject.

Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after the date of its opinion.

Houlihan Lokey’s opinion was furnished for the use and benefit of our board of directors in connection with its consideration of the amalgamation and is not intended to, and does not, confer any rights or remedies upon any other person, and was not intended to be used, and may not be used, by any other person or for any other purpose, without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. Houlihan Lokey’s opinion is not intended to be, and does not constitute, a recommendation to our board of directors, any security holder or any other person as to how to act or vote or make any election with respect to any matter relating to the amalgamation.

Houlihan Lokey was not requested to opine as to, and Houlihan Lokey’s opinion does not express an opinion as to or otherwise address: (i) the underlying business decision of Peak, its security holders or any other party to proceed with or effect the amalgamation, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the amalgamation or otherwise (other than the amalgamation consideration to the extent expressly specified in the opinion), (iii) the fairness of any portion or aspect of the amalgamation to the holders of any class of securities, creditors or other constituencies of Peak, or to any other party, except as set forth in Houlihan Lokey’s opinion, (iv) the relative merits of the amalgamation as compared to any alternative business strategies that might exist for Peak or any other party or the effect of any other transaction in which Peak or any other party might engage, (v) the tax or legal consequences of the amalgamation to either Peak, its security holders, or any other party, (vi) the fairness of any portion or aspect of the amalgamation to any one class or group of Peak’s or any other party’s security holders vis-à-vis any other class or group of Peak’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not Peak, its security holders or any other party is receiving or paying reasonably equivalent value in the amalgamation, (viii) the solvency, creditworthiness or fair value of Peak, or any other participant in the amalgamation under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (ix) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the amalgamation, any class of such persons or any other party, relative to the amalgamation consideration or otherwise. Furthermore, no opinion, counsel or interpretation of Houlihan Lokey was intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations were or would be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of our board of directors, on the assessment by Peak and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to Peak and the amalgamation.

In preparing its opinion to our board of directors, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither a fairness opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors or focusing on information presented in tabular format, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. Houlihan Lokey’s analyses involved judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of Peak, such as the impact of competition on the business of Peak and on the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Peak or the industry or in the markets generally. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to Peak or the proposed amalgamation and an evaluation of the results of those analyses is not entirely mathematical. Houlihan Lokey believes that mathematical derivations (such as determining average and median) of financial data are not by themselves meaningful and should be considered together with qualities, judgments and informed assumptions. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of Peak and Houlihan. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was provided to our board of directors in connection with its consideration of the proposed amalgamation and was only one of many factors considered by our board of directors in evaluating the proposed amalgamation. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the amalgamation consideration or of the views of our board of directors or management with respect to the amalgamation or the amalgamation consideration. The type and amount of consideration payable in the amalgamation were determined through negotiation between Peak and Daewon and S&G, and the decision to enter into the amalgamation was solely that of our board of directors.

The following is a summary of the material analyses reviewed by Houlihan Lokey with our board of directors in connection with Houlihan Lokey’s opinion rendered on March 26, 2008. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial and operating metrics, including:

•

Enterprise Value calculated as the value of the relevant company’s outstanding equity securities (taking into account any outstanding warrants or other convertible securities) based on the relevant company’s closing stock price, or equity value, plus net debt (calculated as outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash on its balance sheet), as of a specified date;

•	Earnings before interest, taxes, depreciation, and amortization, or EBITDA;

•	Revenues; and

•	Earnings per share, or EPS.

In connection with its analyses, Houlihan Lokey also reviewed Peak’s historical stock trading data and performed a liquidation analysis of Peak.

Unless the context indicates otherwise, enterprise values derived from the selected companies analysis described below were calculated using the closing price of Peak’s shares and the shares of the selected materials, packaging, test, or electronic distribution services or related companies listed below as of March 20, 2008, and transaction values for the target companies derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based on the estimated purchase prices paid in the selected transactions. Accordingly, this information may not reflect current or future market conditions. Estimates of Peak revenues and EBITDA for fiscal year 2008 and succeeding years were based on estimates provided by Peak’s management. Estimates of fiscal year 2008 revenues and EBITDA for the selected materials, packaging, test, or electronic distribution services companies listed below were based on certain publicly available research analyst estimates for those materials, packaging, test, or electronic distribution services companies.

Historical Trading Analysis

Houlihan Lokey reviewed the price performance, trading volume and stock trading history of Peak shares over selected periods during the previous 12 months.

	Peak Volume	Peak Closing Share Price
Closing price on March 20, 2008		$1.45
1 week average	2,946	1.39
1 month average	12,710	1.48
3 month average	17,382	1.88
6 month average	22,953	2.19
52 week high trade		3.18
52 week low trade		1.29

Selected Companies Analysis

Houlihan Lokey calculated multiples of enterprise value based on certain financial data for Peak and for the following 17 selected materials, packaging, test, or electronic distribution services publicly traded companies that Houlihan Lokey deemed to be comparable to Peak based on Houlihan Lokey’s views as to the comparability of the financial and operating characteristics of these companies with Peak. This group was comprised of:

•	ASTI Holdings Ltd.

•	PSI Technologies Holdings Inc.

•	Daiwa Associate Holdings Ltd.

•	Dragon Group International Limited – Flextech Holdings Ltd.

•	PCI Ltd.

•	Radiance Electronics Ltd.

•	Shinhint Acoustic Link Holdings Ltd.

•	EG Industries Bhd

•	Bell Microproducts Inc.

•	Cellnet Group Ltd.

•	Infosonics Corp.

•	Karin Technology Holdings Ltd

•	Northamber plc

•	China Fortune Holdings Limited

•	Intraco Ltd.

•	Pomeroy IT Solutions Inc.

•	Renaissance Corp. Ltd.

The calculated multiples included:

•	Enterprise value as a multiple of fiscal year 2007 revenue;

•	Enterprise value as a multiple of fiscal year 2007 EBITDA;

•	Enterprise value as a multiple of calendar year 2007 revenue; and

•	Enterprise value as a multiple of estimated fiscal year 2008 revenue.

Houlihan Lokey also analyzed certain additional EBITDA and EPS data, but was not able to derive multiple ranges or per share equity values because Peak had negative numbers for these metrics. The selected companies analysis indicated the following implied per share reference range for Peak, as compared to the proposed per share amalgamation consideration:

Implied Per Share Equity Reference Range for Peak	Per Share Amalgamation Consideration
Full Range $1.31-$2.08
Median $1.34-$1.99	$2.00
Mean $1.38-$1.98

Selected Transactions Analysis.    Houlihan Lokey calculated multiples of enterprise value based on the estimated purchase prices paid in the following 19 selected publicly-announced transactions that Houlihan Lokey deemed to be comparable to Peak based on the industry and business characteristics of the target companies:

Acquiror	Target

Ascend Acquisition Corp.	ePAK International Limited

Flextronics International Ltd.	Solectron Corp.

Agilysys Inc.	Innovativ Systems Design, Inc.

SYNNEX Corp.	Insight Direct USA Inc., PC Wholesale Division

Arrow Electronics Inc.	The Agilysys KeyLink Systems Group

Avnet Inc.	General Electric Access Distribution

Benchmark Electronics Inc.	Pemstar Inc.

Quadnetics Group plc	Protec plc

Avnet Inc.	The Memec Group

Ingram Micro Inc.	Tech Pacific Limited

Bytes Technology Group Ltd.	CS Computer Services Holdings Ltd.

Court Square Capital Partners	INTCOMEX

Bell Microproducts Inc.	OpenPSL Ltd.

Platinum Equity, LLC	CompuCom Systems, Inc.

Celestica Inc.	Manufacturers’ Services Ltd.

Nikko Investments Japan Dongbu HiTek	Genesis Technologies, Inc.

Anam Semiconductor Inc.	Amkor Technology Inc., Wafer Fabrication Services Business

Daisytek International Corp.	ISA International plc

Insight Enterprises Inc.	Comark, Inc.

The calculated multiples included:

•	Enterprise value as a multiple of latest 12 months ended 12/31/07, or LTM, revenues; and

•	Enterprise value as a multiple of next 12 months, or NTM, revenues.

Houlihan Lokey also analyzed certain additional EBITDA and EPS data, but was not able to derive multiple ranges or per share equity values because Peak had negative numbers for these metrics. The selected transactions analysis indicated the following implied per share reference range for Peak, as compared to the proposed per share amalgamation consideration:

Implied Per Share Equity Reference Range for Peak	Per Share Amalgamation Consideration
Full Range $1.12-$2.09
Median $1.25-$2.08	$2.00
Mean $1.25-$2.08

Premiums Paid Analysis

Houlihan Lokey reviewed publicly available information for the following 14 merger and acquisition transactions that it deemed to be comparable to the amalgamation based on Houlihan Lokey’s views as to the comparability of certain of the financial and operating characteristics of the target companies with Peak:

Acquiror	Target

Dubai Drydocks World, LLC	Labroy Marine Limited

Orascom Telecom Holding S.A.E	Raya Holding Company for Technology and Communication S.A.E.

Flextronics International Ltd.	Solectron Corporation

Madison Dearborn Partners LLC	CDW Corporation

BAE Systems Inc.	Armor Holdings Inc.

JCE Group AB	Semcon AB

Cantronic Systems, Inc.	QWIP Systems Inc.

Fortress Investment Group	Telent PLC

Quadnetics Group plc	Protec plc

Tut Systems, Inc.	CoSine Communications, Inc.

Molenwijck B.V.	Copaco N.V.

Bytes Technology Group Ltd.	CS Computer Services Holdings Ltd.

Platinum Equity, LLC	CompuCom Systems, Inc.

SBI Group, Inc.	SBI.Razorfish, Inc.

The premiums paid analysis indicated the following implied per share reference range for Peak, as compared to the proposed per share amalgamation consideration:

Implied Per Share Equity Reference Range for Peak	Per Share Amalgamation Consideration
Full Range $1.41-$1.67
Median $1.44-$1.63	$2.00
Mean $1.44-$1.63

Discounted Cash Flow Analysis

Houlihan Lokey also calculated the net present value of Peak’s unlevered, after-tax cash flows based on Peak’s management’s projections and estimates of long term growth rates. Houlihan Lokey estimated a range of theoretical values for Peak based on the net present value of its implied annual cash flows and a terminal value for Peak in 2012 calculated based upon a multiple of revenue and a multiple of EBITDA. Houlihan Lokey applied a range of discount rates of 18% to 22% and a range of terminal value multiples of 0.20x to 0.40x of projected 2012 revenue and 4.00x to 5.00x projected 2012 EBITDA. The discounted cash flow analysis indicated the following implied per share reference range for Peak, as compared to the proposed per share amalgamation consideration:

Implied Per Share Equity Reference Range for Peak	Per Share Amalgamation Consideration
$0.80-$1.57	$2.00

Liquidation Analysis

Houlihan Lokey also analyzed Peak from the perspective of a potential liquidation using the balance sheet of Peak as of February 29, 2008 and balance sheet factors and fair market values provided by Peak management. Additionally, Houlihan Lokey calculated the per share impact of termination related costs. The liquidation analysis indicated the following implied per share reference range for Peak, as compared to the proposed per share amalgamation consideration:

Implied Per Share Equity Reference Range for Peak	Per Share Amalgamation Consideration
$1.11-$1.45	$2.00

Other Matters

Houlihan Lokey was engaged by Peak to provide Peak with certain financial advisory services in connection with reviewing its strategic alternatives, evaluating the financial implications of such alternatives and assisting our board of directors with any resulting transactions, to participate in the negotiations leading to the amalgamation and to provide an opinion to our board of directors regarding the fairness from a financial point of view of the amalgamation consideration to be received by the holders of Peak shares (other than Daewon, S&G, Merger Sub and their respective affiliates and the parties who agreed to vote their Peak shares in favor of the amalgamation pursuant to the voting agreement) in the amalgamation. Peak selected Houlihan Lokey, after meeting with multiple investment banking firms, based on Houlihan Lokey’s experience, reputation and familiarity with the industries in which S&G and Peak operate. Houlihan Lokey is a nationally recognized investment banking firm that is regularly engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, divestitures, leveraged buyouts, and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings and private placements of debt and equity securities. Pursuant to the engagement letter, Peak has agreed to pay Houlihan Lokey a fee for Houlihan Lokey’s financial advisory services contingent upon, among other things, the consummation of the amalgamation. Peak also agreed to pay Houlihan Lokey a customary fee for rendering its opinion. Peak has agreed to pay the reasonable out-of-pocket expenses of Houlihan Lokey and to indemnify Houlihan, its affiliates and certain related parties against certain liabilities incurred. These liabilities include liabilities under the federal securities laws relating to or arising out of or relating to Houlihan Lokey’s engagement.

In the ordinary course of Houlihan Lokey’s business, certain of its affiliates, as well as investment funds in which Houlihan Lokey’s affiliates may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, Peak or any other party that may be involved in the amalgamation and their respective affiliates or any currency or commodity that may be involved in the amalgamation.

Houlihan Lokey has in the past provided and Houlihan Lokey is currently providing investment banking, financial advisory and other financial services to Peak, for which Houlihan Lokey has received compensation, including, among other things, having acted as financial advisor to Peak in exploring strategic alternatives. Houlihan Lokey and its affiliates may provide investment banking, financial advisory and other financial services to Peak in the future, for which Houlihan Lokey and such affiliates may receive compensation.

Interests Of Peak’s Directors And Management In The Amalgamation

In considering the recommendation of our board of directors in favor of the amalgamation, you should be aware that members of our board of directors and our executive officers have interests in the amalgamation that are different from, or in addition to, yours.

All such additional interests are described below and in the section “Proposal Two The Amalgamation—Payments Upon Termination or Change in Control” below, to the extent material. Except as described below, such persons have, to our knowledge, no material interest in the amalgamation apart from those of shareholders generally. Our board of directors was aware of, and considered the interests of, our directors and executive officers in approving the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby.

Indemnification and Insurance

The amalgamation agreement provides that all rights of indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (and rights for advancement of expenses) existing in favor of our and our subsidiaries’ current and former directors or officers as provided in their respective bye-laws or memorandum of association or other comparable organizational documents, and any of our or our subsidiaries’ existing indemnification or other agreements in effect as of the date of the amalgamation agreement will be assumed by the surviving corporation in the amalgamation, and will continue in full force and effect in accordance with their terms. S&G has agreed to cause the surviving corporation to comply with and honor those obligations. The amalgamation agreement further provides that for six years after the Effective Time, S&G will maintain directors’ and officers’ liability insurance for acts or omissions occurring prior to the Effective Time covering those persons who were, as of the date of the amalgamation agreement, covered by our directors’ and officers’ liability insurance policies, on terms with respect to coverage and amounts no less favorable than those in effect on the date of the amalgamation agreement. S&G’s obligation to provide this insurance coverage is subject to a cap of $326,250, or approximately 250% of the current annual premium paid by us for our existing insurance coverage.

Payments Upon Termination or Change-In-Control

The amalgamation agreement provides for termination of certain of our executive officers. Set forth below is a description of potential payouts to the named executive officers in the case of their termination of employment and/or a change in control of Peak.

Dean Personne

As a condition to closing, Peak will enter into a separation agreement with Mr. Personne which will become effective upon the closing. Mr. Personne will resign from Peak upon the closing. In exchange for a release of Peak and certain other persons from all claims by Mr. Personne, Peak will pay Mr. Personne a lump sum severance payment of U.S.$495,000, plus an additional sum of U.S.$40,000 related to post-employment medical benefits, plus an additional sum of up to U.S.$8,000 for costs associated with his return to the U.S.A. All of Mr. Personne’s options to purchase shares of Peak shall be fully vested as of the date of his resignation and shall be exercisable for a period of one year following the date of his resignation. As part of the conditions to closing, as set forth in the amalgamation agreement, Mr. Personne, like the other members of our board of directors and John Supan, will agree to terminate all of his options to purchase shares of Peak in exchange for no consideration.

The following table summarizes the value of the payouts to Mr. Personne pursuant to Mr. Personne’s separation agreement in connection with the amalgamation:

Severance Pay	Option Vesting	Medical Benefits	Relocation Expenses
U.S.$495,000	U.S.$0	U.S.$40,000	U.S.$8,000

John Supan

As a condition to closing, Peak will enter into a separation agreement with Mr. Supan which will become effective upon the closing. Mr. Supan will resign from Peak upon the closing. In exchange for a release of Peak and certain other persons from all claims by Mr. Supan, Peak will pay Mr. Supan a lump sum severance payment equal to the greater of U.S.$187,500 or nine (9) months base salary at the rate in effect at the time of his resignation, plus an additional sum of up to U.S.$8,000 for costs associated with his return to the U.S.A. All of Mr. Supan’s options to purchase shares of Peak shall be fully vested as of the date of his resignation and shall be exercisable for a period of one year following the date of his resignation. As part of the conditions to closing, as set forth in the amalgamation agreement, Mr. Supan, like the members of our board of directors, will agree to terminate all of his options to purchase shares of Peak in exchange for no consideration.

The following table summarizes the value of the payouts to Mr. Supan pursuant to Mr. Supan’s separation agreement:

Severance Pay	Option Vesting	Relocation Expenses
U.S.$196,875	U.S.$0	U.S.$8,000

Appraisal Rights

Our shareholders have the right under Bermuda law to dissent from the approval of the amalgamation and to exercise appraisal rights and to receive payment in cash for the fair value of their shares as appraised by the Supreme Court of Bermuda (the “Court”). The “fair value” of our shares as appraised by the Supreme Court of Bermuda may be more or less than the amalgamation consideration to be paid to non-dissenting Peak shareholders in the amalgamation. To preserve their rights, shareholders who wish to exercise appraisal rights must not vote in favor of the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby and must, within one month of the giving of the Notice of Special General Meeting of Shareholders accompanying this proxy statement, apply to the Court to appraise the fair value of their shares. In the event the aggregate total number of our shares held by shareholders who exercise appraisal rights exceeds 15% of the total issued and outstanding shares, S&G will not be obligated to effect the amalgamation.

Within one month of the Court appraising the fair value of such shares, Peak would be required to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court or otherwise would be entitled to terminate the amalgamation in accordance with Section 106(7) of the Companies Act.

An appraisal by the Court is final and cannot be appealed. The costs of an appraisal application are in the discretion of the Court.

After the Effective Time, shares that are issued and outstanding immediately prior to the Effective Time that were held by shareholders who did not vote in favor of the amalgamation will be cancelled at the Effective Time and the consideration will be paid at the Effective Time to a bank nominated by S&G pursuant to the amalgamation agreement, subject to the rights of dissentient shareholders under Section 106 of the Companies Act.

The provisions of Bermuda law that grant appraisal rights and govern the foregoing procedures are attached as Annex D. You are encouraged to read these provisions carefully and in their entirety.

SECTION 106 OF THE COMPANIES ACT, WHICH SETS FORTH THE PROCEDURE FOR DISSENTING FROM THE AMALGAMATION AND EXERCISING APPRAISAL RIGHTS UNDER THE BERMUDA COMPANIES ACT, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX D. ANNEX D DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF THE COMPANIES ACT RELATING TO THE RIGHTS OF SHAREHOLDERS TO AN APPRAISAL OF THE VALUE OF THEIR SHARES AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPANIES ACT. FAILURE TO FOLLOW THE CORRECT PROCEDURE STRICTLY MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS.

Accounting Treatment

The amalgamation will be accounted for as a “purchase transaction” for financial accounting purposes.

Form of the Amalgamation

Subject to the terms and conditions of the amalgamation agreement and in accordance with Bermuda law, at the Effective Time, (i) Peak will become a wholly-owned subsidiary of S&G and (ii) each share outstanding immediately prior to the amalgamation will be cancelled in exchange for the right to receive $2.00 per share in cash. Following the amalgamation, Peak will continue in the form of the amalgamated company under the name “S&G Company, Ltd.”

Amalgamation Consideration

At the Effective Time, each of our outstanding shares, other than shares held by S&G or Merger Sub and those shares held by shareholders who validly exercise their appraisal rights (as described in “Proposal Two The Amalgamation—Appraisal Rights”), will be converted into the right to receive $2.00 in cash, without interest. Shares held by S&G or Merger Sub will be canceled at the Effective Time without a right to receive the amalgamation consideration.

As of the Effective Time, all of our shares will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any of our shares (other than shareholders who have validly exercised their appraisal rights) will cease to have any rights as a shareholder, except the right to receive $2.00 per share in cash. The price of $2.00 per share was determined through arm’s-length negotiations between S&G and us.

Conversion of Shares; Procedures For Exchange Of Certificates

The conversion of our shares into the right to receive $2.00 per share in cash, without interest, will occur automatically at the Effective Time. As soon as reasonably practicable after the Effective Time, [BNY Mellon Shareowner Services], the paying agent, will send a letter of transmittal to each former Peak shareholder. The letter of transmittal will contain instructions for obtaining cash in exchange for our shares. You should not return share certificates with the enclosed proxy.

Upon surrender of a share certificate representing our shares, together with a duly completed and validly executed letter of transmittal, and any other documents that may be reasonably required by the paying agent, the holder of the certificate will be entitled to receive from the paying agent, on behalf of S&G, as promptly as practicable in accordance with the paying agent’s customary procedures, $2.00 in cash for each share represented by the share certificate and that share certificate will be canceled.

In the event of a transfer of ownership of our shares that is not registered in our share transfer books, the amalgamation consideration for our shares may be paid to a person other than the person in whose name the surrendered certificate is registered if:

•	the certificate is properly endorsed or otherwise is in proper form for transfer; and

•	the person requesting such payment:

•	pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate; or

•	establishes that the tax has been paid or is not applicable.

No interest will be paid or accrued on any cash payable upon the surrender of share certificates representing our shares. The cash paid upon conversion of our shares will be issued in full satisfaction of all rights relating to our shares.

Effect On Awards Outstanding Under Peak’s Stock Plans

Stock Options under 1997 Share Option Plan and 1998 Share Option Plan

Prior to the Effective Time, pursuant to the actions of our board of directors as authorized by the terms of the Peak option plans, each outstanding Peak option shall be converted at the Effective Time into the right to receive a cash payment, payable as soon as practicable following the exercise of the Peak option, equal to an amount per share subject to such Peak option equal to the excess, if any, of (i) $2.00 over (ii) the exercise price per share subject to such vested and exercised Peak option, less any applicable withholding taxes. All of the outstanding Peak options have exercise prices greater than $2.00 per share.

Employee Share Purchase Plan and 401(k) Plans

Under the amalgamation agreement, we must terminate our Employee Share Purchase Plan and all 401(k) Plans before the Effective Time. Upon the termination of the Employee Share Purchase Plan, all offering and purchase periods under way shall be terminated, and all outstanding purchase rights shall be immediately exercised by applying the accumulated payroll deductions for each participant to purchase our shares. No offering periods are currently in existence.

Effective Time Of The Amalgamation

The amalgamation will become effective upon the date shown in the certificate of amalgamation issued by the Registrar of Companies upon the registration of the amalgamation. The registration of the amalgamation will occur as soon as practicable on or after the closing date, which will not be later than the second business day after satisfaction or waiver of the conditions to the completion of the amalgamation described in the amalgamation agreement.

Delisting And Deregistration Of Peak’s Shares

If the amalgamation is completed, our shares will no longer be traded on The Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

Material United States Federal Income Tax Consequences Of The Amalgamation

This section discusses certain material United States federal income tax consequences of the amalgamation to our shareholders whose shares of Peak are surrendered in the amalgamation in exchange for the right to receive cash consideration of $2.00 per share or who receive cash in respect of dissenting shares of Peak pursuant to their appraisal rights. The discussion below applies only to our shareholders that hold our shares as capital assets at the time of the amalgamation, and the discussion may not apply to a shareholder in light of such shareholder’s particular circumstances or a shareholder subject to special tax rules, including, without limitation:

•

shareholders that are subject to special tax rules, such as financial institutions, insurance companies, dealers or traders in securities, tax-exempt organizations, persons that mark-to-market their securities, or persons that hold shares as part of a “straddle,” “hedge” or “synthetic security transaction” (including a “conversion” transaction) or other risk reduction transaction, or who are deemed to sell shares under the constructive sale provisions of U.S. tax law;

•	persons with a “functional currency” other than the U.S. dollar;

•	shareholders who are pass-through entities or investors in pass-through entities;

•	retirement plans and tax-exempt organizations;

•	shareholders who acquired our shares pursuant to the exercise of share options, pursuant to participation in an employee share purchase plan or otherwise as compensation; or

•	shareholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

The discussion below is based upon United States federal income tax laws, as interpreted and as in effect as of the date of this proxy statement, and does not take into account possible changes in these tax laws or interpretations, any of which may be applied retroactively. No ruling from the U.S. Internal Revenue Service, or IRS, or opinion of counsel has been requested in connection with the amalgamation and there can be no assurance that the IRS will agree with the statements contained herein. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to our shareholders. We recommend that all Peak shareholders consult their own tax advisors regarding their particular U.S. federal, state, local and foreign tax consequences of the arrangement, which may vary from the consequences described in this section.

For United States federal income tax purposes, a Peak shareholder generally will recognize gain or loss equal to the difference between the cash received by the shareholder pursuant to the amalgamation or in respect of a dissenting share, as the case may be, and the shareholder’s adjusted tax basis in our shares surrendered. Subject to the discussion below regarding the possible status of Peak as a passive foreign investment company, or PFIC, such gain or loss should be treated as a capital gain or loss. Gain or loss will be calculated separately for each block of shares converted in the amalgamation or surrendered pursuant to the exercise of appraisal rights, as the case may be (i.e., shares acquired at the same cost in a single transaction).

If Peak were to be classified as a PFIC for any taxable year in which a shareholder owned any shares of Peak, then a Peak shareholder could have different and adverse tax consequences upon disposition of such shareholder’s shares in the amalgamation or in respect of dissenting shares, as the case may be. Peak will be treated as a PFIC if (i) at least 75% of our gross income for a taxable year consists of “passive income,” or (ii) at least 50% of the average value of all of our assets produce or are held for the production of passive income, including cash balances. For this purpose, passive income generally includes interest, dividends, some types of rents and royalties, annuities and the excess of gains over losses from the disposition of assets that produce these types of income. Shares of Peak held by a shareholder generally are treated as shares in a PFIC if, at any time during the holding period of the shareholder with respect to such shares, we were a PFIC. The application of the asset test may have resulted in Peak’s classification as a PFIC during all or a portion of a Peak shareholder’s holding period due to the high proportion of Peak’s cash balances compared with its total assets.

If Peak was or currently is classified as a PFIC, unless a Peak shareholder made a timely specific election described below, a special tax regime would apply to any (i) “excess distribution,” which would be the excess of any distribution received by such holder in any year over 125% of the average annual distributions received by such holder in the three preceding years or such holder’s holding period, if shorter; and (ii) any gain recognized on the sale or other disposition of the Peak shares, including the amalgamation. Under this default regime, any excess distribution or recognized gain would be treated as ordinary income and would be subject to tax as if the excess distribution or gain had been realized ratably over such holder’s holding period for the Peak shares. As a result of this treatment, a Peak shareholder would be required to include amounts allocated to the current taxable year, as well as amounts allocated to years prior to the first year in which Peak was a PFIC, in its current year’s gross income as ordinary income. Amounts allocated to prior years in which Peak was a PFIC would be taxed at the highest tax rate for each such prior year applicable to ordinary income, and the Peak shareholder would also be liable for interest on the deferred tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year. Individual shareholders generally would not be allowed a deduction for interest on the deferred tax liability. These adverse tax consequences may be mitigated if such holder made a mark-to-market election or a “QEF election,” which is an election to have Peak treated as a qualified electing fund for U.S. federal income tax purposes. Each Peak shareholder is urged to consult its own tax adviser concerning the potential application of the PFIC rules to such holder’s ownership and disposition of Peak shares.

If the foregoing does not apply, and at the time of the amalgamation a non-corporate shareholder’s holding period for our shares is more than one year, then any gain recognized generally will be long-term capital gain, subject to United States federal income tax at a maximum rate of 15%. If the non-corporate shareholder’s holding period for our shares is one year or less at the time of the amalgamation, any gain will be short-term capital gain, subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses. A shareholder who receives cash in respect of a dissenting share will generally be subject to the federal income tax treatment set forth above, but such holders should consult their own tax advisors with respect to the tax treatment of any interest awarded by a court and any taxes withheld on such interest.

For corporations, capital gain is taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

Certain shareholders may be subject to information reporting with respect to the cash consideration they received in the amalgamation or in respect of a dissenting common share, as the case may be. In addition such shareholders may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if a non-corporate shareholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate shareholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the paying agent. Any amounts withheld under the backup withholding rules will be allowed as a credit against the shareholder’s United States federal income tax liability and may entitle the shareholder to a refund, provided the shareholder furnishes specified required information to the Internal Revenue Service.

Holders of our shares are strongly urged to consult their tax advisors as to the specific tax consequences to them of the amalgamation, including the applicability and effect of United States federal, state, local and foreign income and other tax laws in their particular circumstances.

Regulatory Matters

Notifications and antitrust reviews may be required in one or more jurisdictions. The parties are currently evaluating the need for such notifications. Those material to the closing will be effected as soon as possible. It is possible that any of the governmental entities with which filings are made may seek, as conditions for granting approval of the amalgamation, various regulatory concessions. There can be no assurance that S&G or we will be able to satisfy or comply with these conditions or be able to cause our respective subsidiaries to satisfy or comply with these conditions, or that compliance or noncompliance will not have adverse consequences for S&G after completion of the amalgamation, or that the required regulatory approvals will be obtained within the time frame contemplated by S&G and us or on terms that will be satisfactory to S&G and us. See “The Amalgamation Agreement—Conditions to the Completion of the Amalgamation” on page 48.

Continuation Of Peak’s Employee Benefits

Following the closing, S&G shall provide each employee of Peak and its subsidiaries who become actively employed by S&G or its subsidiaries with benefits (excluding any equity compensation) that are substantially similar to such benefits provided to such persons by Peak and its subsidiaries immediately prior to the Effective Time.

The Amalgamation Agreement

The following description summarizes the material provisions of the amalgamation agreement. Shareholders should read carefully the amalgamation agreement which is attached as Annex A to this proxy statement.

The Amalgamation Transaction

The amalgamation agreement provides for the merger and amalgamation of Peak with Merger Sub such that the amalgamated company, which will be named S&G Company Ltd., will be a Bermuda exempted company and a wholly-owned subsidiary of S&G and shall succeed to, and assume all of the rights, properties and obligations of Peak. The memorandum of association and bye-laws of Merger Sub shall be the memorandum of association and bye-laws respectively of the amalgamated company. Upon completion of the amalgamation, each share of Peak outstanding immediately prior to the amalgamation will be cancelled in exchange for the right to receive $2.00 in cash.

The holders of the outstanding options issued under Peak’s stock option plans have a right to receive for each share subject to such outstanding options a cash payment equal to the difference between (i) $2.00 per share and (ii) the exercise price per share of such stock option.

Representations and Warranties of Peak.    The amalgamation agreement contains customary representations and warranties of Peak relating to, among other things:

•	our corporate organization and similar matters;

•	our subsidiaries;

•	our charter documents;

•	our capital structure;

•

authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities and third parties relating to, the amalgamation agreement and related matters;

•	absence of conflicts; required filings and consents;

•	required vote of our shareholders;

•	our compliance with applicable laws and permits

•	environmental matters that are reasonably likely to have a material adverse effect on us;

•	documents filed with the Securities and Exchange Commission by us and the accuracy of the financial statements and other information contained in such documents;

•	absence of undisclosed liabilities;

•	absence of certain changes or events;

•	absence of litigation;

•	employee matters and our benefit plans;

•	outstanding and pending litigation that would have a material adverse effect on us;

•	accounts receivable;

•	any restrictions on our business activities;

•	title to our material properties and assets and rights to leasehold interests;

•	tax matters;

•

the engagement of, and payment of fees to, brokers, investment bankers and financial advisors by us, and amount of fees payable to other advisors by us in connection with the amalgamation agreement and the amalgamation;

•	our intellectual property;

•	certain of our contracts;

•	receipt of fairness opinion from Houlihan;

•	our insurance policies;

•	our board’s approval of the amalgamation;

•	applicability of certain takeover statutes’ requirements to us and our satisfaction of those statutes;

•	product warranties and product liability;

•	our inventory;

•	our factory; and

•	the accuracy of our representation and warranties.

Representations and Warranties of S&G, Daewon and Merger Sub.    The amalgamation agreement contains customary representations and warranties of each of S&G, Daewon and Merger Sub relating to, among other things:

•	corporate organization and similar matters with respect to each of S&G, Daewon and Merger Sub

•	the charter documents of S&G and Merger Sub;

•

authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities and third parties relating to, the amalgamation agreement and related matters with respect to each of S&G, Daewon and Merger Sub;

•	absence of conflicts; required filings or consents with respect to S&G, Daewon and Merger Sub;

•	sufficiency of S&G and Daewon’s capital resources to pay the amalgamation consideration;

•	solvency of the amalgamated company;

•	capitalization of Merger Sub;

•	the engagement of, and payment of fees to, brokers, investment bankers and financial advisors by S&G;

•	Merger Sub’s board approval of the amalgamation;

•	absence of certain arrangements between each of S&G, Daewon and Merger Sub and our management and directors; and

•	information supplied by S&G, Daewon and Merger Sub in this proxy statement.

Conduct of Business Pending the Amalgamation.    Under the amalgamation agreement, we have agreed that prior to the Effective Time, subject to certain exceptions, and unless we obtain S&G’s written consent, we will and will cause each of our subsidiaries to carry on our and their businesses in the ordinary course consistent with past practice and in material compliance with all applicable laws, and to pay all debts and taxes when due (subject to good faith disputes over such debts or taxes). We have also agreed that we will and will cause each of our subsidiaries to pay or perform all other material obligations when due and to use our and their commercially reasonable efforts consistent with past practices to: (a) preserve intact our present business organization and (b) preserve our and their relationships with material customers, suppliers, distributors, licensors, licensees and others with which we or they have significant business dealings. Finally, we have agreed that, among other things and subject to certain exceptions, neither we nor any of our subsidiaries may, without S&G’s written consent:

•

waive any stock repurchase rights, accelerate (other than in accordance with certain specified written agreements existing on March 26, 2008), amend or change the period of exercisability of any option, reprice any option or authorize cash payments in exchange for any option;

•	allow any new enrollments in our employee share purchase plan or allow any participant in the employee share purchase plan to increase his or her participation rate in such plan;

•

grant any severance or termination pay to any officer or employee except in the ordinary course of business consistent with past practices or pursuant to certain specified written agreements existing on March 26, 2008;

•	adopt any new severance plan, or amend or modify or alter any severance plan, agreement, custom, policy or arrangement existing on March 26, 2008;

•	grant any equity based compensation, whether payable in cash or stock, including options, subject to certain exceptions;

•

transfer or license to any entity or otherwise extend, amend or modify any rights to any of our or their intellectual property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights, other than non-exclusive licenses granted to end users in the ordinary course of business consistent with past practices; provided that in no event can we or they:

•	license on an exclusive basis or sell any intellectual property rights owned by us or them; or

•

enter into any agreement containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practices or limiting our or their right to engage in any line of business or to compete with any person;

•	enter into, renew or modify any contracts relating to the distribution or marketing by third parties of our products;

•	declare, set aside or pay any dividends on or bonus issue of, or make any other distributions in respect of any of our or their capital stock;

•	consolidate, subdivide, split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

•

purchase, redeem or otherwise acquire any shares of our or their capital stock or other securities or any options, warrants, calls or rights to acquire any shares of our or their capital stock or other securities, subject to certain exceptions;

•

issue, deliver, sell, authorize, pledge or otherwise encumber (or propose any of the foregoing with respect to) any shares of our or their capital stock or any securities convertible into or exercisable or exchangeable for shares of our or their capital stock, or subscriptions, rights, warrants or options to acquire any shares of such capital stock or any securities convertible into shares of such capital stock, or enter into other contracts obligating us or them to issue any such shares or convertible securities, subject to certain exceptions;

•	amend or propose to amend our or their memorandum of association or bye-laws or similar organizational documents;

•

acquire or agree to acquire by merging, amalgamating or consolidating with, or by purchasing any equity interest in or a portion of the assets of any entity or division thereof, or otherwise acquire or agree to acquire all or substantially all of the assets of any entity or division thereof;

•	enter into any joint ventures, strategic partnerships or alliances or form or agree to form any subsidiaries;

•

sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer any properties or assets or any interest therein other than sales and licenses in the ordinary course of business consistent with past practice or dispositions of property or assets which are not material to our business and those of our subsidiaries taken as a whole;

•

modify, amend or terminate any of our or their existing contracts that affect the use, possession or operation of any of our or their material properties or assets other than in the ordinary course of business consistent with past practice;

•	grant or otherwise create or consent to the creation of any lien affecting any owned or leased real property other than in the ordinary course of business consistent with past practice;

•

incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any of our or their debt securities, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

•	adopt or amend any employment agreements or employee related plans, except as may be required by law;

•	enter into any employment agreement or collective bargaining agreement, subject to certain exceptions;

•	agree to pay or pay any special bonus or special remuneration to any director or employee;

•

increase the salaries or wage rates or benefits (including rights to severance or indemnification) of our or their directors, officers, employees or consultants except as may be required by law or by any existing employee benefit plan, policy, arrangement, program or other certain specified contracts;

•

pay, discharge, or satisfy any material claims, liabilities or obligations or settle any litigation, other than in the ordinary course of business consistent with past practice or in accordance with terms in existence as of March 26, 2008;

•

waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar contract to which we or they are a party or of which we or they are a beneficiary;

•	modify or amend in any material respect, or terminate certain specified contracts or waive, delay the exercise of, release or assign any material rights or claims thereunder;

•	except as required by GAAP, revalue any of our or their assets or make any material change in accounting methods, principles or practices;

•	hire any employee with an annual compensation level in excess of $40,000, or increase the number of our or their employees;

•	make any individual or series of related payments outside of the ordinary course of business in excess of $50,000 in the aggregate, subject to certain exceptions;

•

enter into any contract or series of related contracts, other than in the ordinary course of business, requiring us or them to pay in excess of $50,000 over the term of such contract or series of contracts;

•

make or change any material tax election, adopt or change any tax accounting method, agree to settle or compromise any material tax liability or consent to any extension or waiver of any limitation period with respect to taxes, or request, negotiate or agree to any tax rulings; or

•	agree in writing or otherwise to take any of the actions described in the previous bullet points.

No Solicitation.    We have agreed that we will not, and will not permit any of our subsidiaries to, nor will we authorize or permit any of our or our subsidiaries’ directors, officers, controlled affiliates or employees or any of our or their investment bankers, attorneys, accountants or other advisors to, directly or indirectly:

•	solicit, initiate, or take any action intended to encourage or induce the making, submission or announcement of any acquisition proposal;

•

engage or participate in any discussions or negotiations with any person (other than S&G and its representatives) regarding, or furnish to any person (other than S&G and its representatives), any non-public information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any acquisition transaction.

The amalgamation agreement provides that our board of directors may (subject to the conditions described below), in response to a written unsolicited acquisition proposal that is not withdrawn in writing, engage or participate in discussions or negotiations with and furnish information to the party making such acquisition proposal, provided that our board of directors:

•

reasonably and in good faith concludes that the acquisition proposal constitutes a superior proposal and in good faith believes that the offer is likely to be consummated under the terms stated in such superior proposal;

•

determines in good faith after consultation with its outside legal counsel that failure to take such action would be reasonably likely to be inconsistent with the fiduciary obligations of our board of directors to Peak or Peak’s shareholders;

•

concurrently with furnishing any such information to, or entering into discussions or negotiations with, such party, give S&G written notice of the identity of such person or group and of Peak’s intention to furnish information to, or enter into discussions or negotiations with, such party;

•	Peak receives from such party an executed confidentiality agreement at least as restrictive as the confidentiality agreement between Peak and Daewon; and

•	contemporaneously with furnishing any such information to such party, furnish such information to S&G.

Our board of directors may only respond to a written unsolicited acquisition proposal if our board of directors (1) determines in good faith that such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal (as described below) and (2) determines in good faith after consultation with outside legal counsel that the failure to take such action would be inconsistent with our board of directors’ fiduciary obligations to Peak or to Peak’s shareholders.

The amalgamation agreement provides that the term “acquisition proposal” means an offer or proposal from any person (other than S&G or Merger Sub or any of their affiliates) relating to any transaction or series of related transactions involving:

•

any acquisition or purchase from us by any person or group (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than a twenty percent (20%) interest in our total outstanding voting securities, or that of any of our subsidiaries;

•

any tender offer or exchange offer that if consummated would result in any person or group (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder) beneficially owning twenty percent (20%) or more of our total outstanding voting securities, or that of any of our subsidiaries;

•

any merger, consolidation, business combination or similar transaction involving us pursuant to which our shareholders immediately preceding such a transaction would hold less than eighty percent (80%) of the equity interests in the surviving or resulting entity of such a transaction;

•	any sale, lease, exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifty percent (50%) of our assets; or

•	any liquidation, dissolution, recapitalization or other significant reorganization of us.

The amalgamation agreement provides that our board of directors may withhold, withdraw, modify or change its recommendation in favor of the amalgamation at any time prior to our shareholders’ approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby, but only to terminate the amalgamation agreement in accordance with the termination procedures described below under the sub-heading “Termination,” and only if:

•

a superior proposal (as described below) is made to us and is not withdrawn, and, concurrent with the termination of the amalgamation agreement our board of directors causes us to enter into a definitive agreement with respect to such a superior proposal;

•

neither we nor any of our subsidiaries nor any of our or their representatives have violated any of the restrictions regarding solicitation set forth above in connection with such superior proposal; and

•

our board of directors concludes in good faith, after consultation with our outside legal counsel, that in light of such superior proposal, the failure to withhold, withdraw, modify or change its recommendation would be inconsistent with its fiduciary duties to us and our shareholders under applicable law.

The amalgamation agreement provides that the term “superior proposal” means an unsolicited written offer made by a third party to consummate any acquisition proposal believed by our board of directors to be bona fide on terms that our board of directors determines in its reasonable good faith judgment (after consultation with our financial advisor) to be more favorable to our shareholders from a financial point of view than the terms of the amalgamation with S&G. However, any such offer will not be deemed to be a “superior proposal” if any financing required to complete the transaction contemplated by such an offer is not committed and is not likely in the reasonable judgment of our board of directors to be obtained by such third party on a timely basis.

Commercially Reasonable Efforts.    Except as otherwise limited by the terms of the amalgamation agreement, we and S&G have each agreed to use our commercially reasonable efforts to take actions necessary, proper or advisable to complete the amalgamation, including:

•	taking all reasonable actions necessary to satisfy the conditions to the amalgamation;

•	obtaining of all necessary actions or non-actions, waivers, consents, approvals, rulings, exemptions, orders and authorizations and waivers from governmental entities;

•	making all necessary registrations, declarations and filings with governmental entities;

•	taking all commercially reasonable steps necessary to avoid any suit, claim, action, investigation or proceeding by any governmental entity;

•	the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the amalgamation agreement; and

•	obtaining all necessary consents, approvals or waivers from third parties.

However, neither we nor S&G is bound under the amalgamation agreement to:

•	agree to dispose, transfer or hold separate any material assets, to discontinue offering any material product or service, to enter into any licensing or similar arrangement with respect to

•

any material technology, software or other proprietary asset, or to make any agreement with respect to our future operations except where such action would not in S&G’s sole good faith judgment be materially burdensome on S&G and us, taken as a whole; or

•

litigate any suit, claim, action, investigation or proceeding, whether judicial or administrative, that challenges or seeks to restrain or prohibit the completion of the amalgamation except where such litigation would not be advisable as determined in good faith by us.

Guaranty of S&G and Merger Sub Obligations.    Under the amalgamation agreement, Daewon guarantees the performance of S&G and Merger Sub and of all obligations of S&G and Merger Sub pursuant to the amalgamation agreement. S&G shall cause Merger Sub to comply with all of its obligations under the amalgamation agreement and guarantees such performance.

Payment of Certain Accounts Payable and Closing Costs.    Within five (5) days following the closing date of the amalgamation agreement, S&G shall to the extent not previously paid by us, cause the amalgamated company to pay in full all of our and our subsidiaries’ accounts payable and all costs and expenses incurred by us in connection with the amalgamation agreement and the amalgamation.

Agreement to Defend; Shareholder Litigation.    In the event any claim, action, suit, investigation or other legal or administrative proceeding by any governmental entity or other person is commenced that questions the validity or legality of the amalgamation or seeks damages in connection with the amalgamation, each of us, S&G, Daewon and Merger Sub agree to use commercially reasonable efforts to defend against and respond thereto. We agree to give S&G a reasonable opportunity to participate in the defense or settlement of any shareholder litigation against us or our directors related to the amalgamation provided that no such settlement shall be agreed without S&G’s consent, which shall not be unreasonably withheld.

Conditions to the Completion of the Amalgamation.    Each party’s obligation to effect the amalgamation is subject to the satisfaction or waiver of various conditions, which include the following:

S&G and we are obligated to effect the amalgamation only if the following conditions are satisfied or waived:

•

the amalgamation agreement, the amalgamation and the transactions contemplated thereby shall have been approved and adopted by the requisite vote of the shareholders of Peak in accordance with the Bermuda Act and the Peak Charter Documents;

•

no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) that has the effect of making the amalgamation illegal or prohibiting the consummation of the amalgamation;

•	any material notifications, approvals or waiting periods under any other applicable competition laws must have been satisfied, received, terminated or expired;

•

all publications and filings required under the Companies Act, must be performed and all Bermuda governmental entity approvals required pursuant to the Companies Act for the consummation of the amalgamation and the other transactions contemplated by the amended amalgamation agreement must be obtained;

•

all other consents, authorizations, orders and approvals or filings with any third party or governmental entity in connection with the execution, delivery and consummation of the amalgamation agreement and the amalgamation shall have been obtained or made; and

•	no order suspending the use of the proxy statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

S&G and Merger Sub will not be obligated to effect the amalgamation unless the following conditions are satisfied or waived:

•

our representations and warranties must be true and correct as of March 26, 2008 and as of the closing date of the amalgamation (except for representations and warranties which address only matters as of a particular date, which shall have been true and correct as of that particular date, or, for certain representations and warranties that individually or in the aggregate would not reasonably be expected to have a material adverse effect on us);

•

we must have performed in all material respects all agreements and covenants required to be performed by us under the amalgamation agreement at or prior to the closing date of the amalgamation and S&G shall have received a certificate to such effect signed on behalf of Peak by the chief executive officer and the chief financial officer of Peak;

•	S&G shall have received duly executed copies of certain consents, waivers or approvals in substance reasonably satisfactory to S&G;

•

the aggregate total number of Peak shares held by dissentient shareholders (as defined in the amalgamation agreement), if any, shall be no more than 15% of the total issued and outstanding Peak shares as of immediately prior to the Effective Time;

•	certain of our management employees shall have executed resignation letters and settlement and release agreements in forms previously agreed by S&G and us;

•

all directors of Peak and each of our subsidiaries shall have executed resignation letters in form reasonably satisfactory to S&G which shall become effective as of the closing of the amalgamation; and

•

we shall have taken such actions necessary to terminate the Peak option plans without the incurrence of any costs or liability to us (other than incidental legal and other administrative costs), and shall have obtained releases from certain directors and officers of Peak with respect to the conversion of all of such directors’ and officers’ Peak share options as described in the amalgamation agreement without the incurrence of any costs or liability to us (other than incidental legal and other administrative costs).

We will not be obligated to effect the amalgamation unless the following conditions are satisfied or waived:

•

the representations and warranties of S&G and Merger Sub must be true and correct as of March 26, 2008 and as of the closing date of the amalgamation (except for representations and warranties which address only matters as of a particular date, which shall have been true and correct as of that particular date, or, for certain representations and warranties that individually or in the aggregate would not reasonably be expected to have a material adverse effect on S&G); and

•

each of S&G and Merger Sub must have performed in all material respects all agreements and covenants required to be performed by it under the amalgamation agreement at or prior to the closing date of the amalgamation and Peak shall have received a certificate to such effect signed on behalf of S&G by an authorized officer of S&G.

Material Adverse Effect.    Several of our representations and warranties contained in the amalgamation agreement are qualified by reference to whether the item in question is reasonably likely to have a “material adverse effect” on us. The amalgamation agreement provides that a “material adverse effect” means, when used in connection with us or S&G, change, event, violation, inaccuracy, circumstance or effect that, individually or when taken together with all other such changes, events, violations, inaccuracies, circumstances or effects that have occurred prior to the date of determination of the occurrence of the material adverse effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its subsidiaries, taken as a whole. However, the following, alone or in combination, will not be deemed to constitute a material adverse effect and will not be taken into account in determining whether there has been or will be a material adverse effect on any entity:

•	any change in the entity’s share price or trading volume in and of itself (but not the underlying cause of any such change);

•

any change, event, violation, inaccuracy, circumstance or effect that results from changes, events or circumstances affecting (A) any of the industries in which such entity operates generally, or (B) general economic conditions (which changes, events or circumstances in the case of (A) and (B) do not disproportionately affect such entity);

•

any change, event, violation, inaccuracy, circumstance or effect resulting from public announcement or pendency of the amalgamation agreement and the amalgamation, including any loss, diminution or disruption, whether actual or threatened, of existing or prospective customer, distributor or supplier relationships that results therefrom;

•

any change, event, violation, inaccuracy, circumstance or effect resulting from acts of war or terrorism or any escalation thereof in and of itself (but excluding any changes or effect uniquely on or uniquely with respect to Peak resulting from any such act pursuant to this clause (iv));

•	any change, event, violation, inaccuracy, circumstance or effect that results from any action or inaction taken by S&G;

•

compliance with the terms of, or the taking of any action required to be taken by the amalgamation agreement, or actions or omissions of Peak or any of its subsidiaries that S&G has requested or to which S&G has consented;

•

any failure, in and of itself, of Peak to meet internal or published projections, forecasts or revenue or earnings projections for any period (it being understood that the facts or occurrences giving rise or contributing to any such failure that are not otherwise excluded from the definition of a “material adverse effect” may be taken into account in determining whether there has been a material adverse effect); and

•

the institution of litigation against Peak or any of its officers or directors alleging breach of their fiduciary duties in connection with the negotiation, execution or performance of the amalgamation agreement or the transactions contemplated by the amalgamation agreement.

Termination.    S&G and we can terminate the amalgamation agreement under certain circumstances, including:

•	by mutual written consent of S&G and us;

•

by either S&G or us, if the amalgamation has not been completed by September 30, 2008 for any reason, provided, however, that this right to terminate the amalgamation agreement will not be available to a party whose action or failure to act was a principal cause of or resulted in the failure of the amalgamation to be completed by September 30, 2008 and that action or failure to act constituted a material breach of the amalgamation agreement;

•

by either S&G or us, if a governmental entity shall have issued any final and nonappealable order, decree or ruling or any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the amalgamation;

•

by either S&G or us, if our shareholders do not approve the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby at a duly held shareholders meeting; provided however, that in such event Peak shall reimburse S&G within five (5) business days of such termination, for up to $150,000 in the aggregate, for all documented out-of-pocket expenses incurred by S&G prior to such date with respect to the amalgamation agreement and the transactions and matters contemplated thereby;

•

by either S&G or us, if the other party has breached any of its representations, warranties, covenants or other agreements contained in the amalgamation agreement, or if any representation or warranty has become untrue, in either case such that any of the conditions to the amalgamation would not be satisfied as of the time of the breach or as of the time such representation or warranty became untrue and has not been, or is incapable of being cured, within thirty (30) calendar days after written notice of such breach or failure;

•	by S&G if any of the following “triggering events” occurs:

•

our board of directors or any of its committees for any reason withdraws or amends or modifies in a manner materially adverse to S&G, its recommendation in favor of the approval of the amalgamation agreement or the amalgamation;

•

we fail to include in this proxy statement the recommendation of our board of directors in favor of the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby;

•	our covenants relating to no solicitation are materially breached;

•	our board of directors or any of its committees approves or publicly recommends any other acquisition proposal;

•	we enter into any letter of intent or similar document or any contract or commitment accepting any other acquisition proposal;

•

a tender or exchange offer relating to our securities is commenced by a person unaffiliated with S&G and we have not sent to our shareholders, within ten (10) business days after such a tender or exchange offer is first published, sent or given, a statement disclosing that our board of directors recommends rejection of such tender or exchange offer; or

•	a material adverse effect occurred to us and has not been cured, or is incapable of being cured, within thirty (30) calendar days after written notice from S&G of such material adverse effect;

•	by us, if prior to obtaining shareholder approval, we receive a superior proposal and:

•	concurrently with exercising our termination right, we enter into an acquisition agreement in connection with the superior proposal;

•	the superior proposal was unsolicited and did not otherwise result from a breach of our covenant relating to no-solicitation;

•

before exercising this termination right, we wait until the third business day following S&G’s receipt of a written notice advising S&G that our board of directors has received a superior proposal, providing a copy of the acquisition agreement in connection with the superior proposal and stating that our board of directors intends to exercise its right to terminate the amalgamation agreement and S&G has had the opportunity to meet with us to suggest modifications to the terms of our agreement that S&G may deem advisable; and

•	we pay a termination fee concurrently with termination of the amalgamation agreement, as described below.

Termination Fee.    The amalgamation agreement requires that we pay S&G a termination fee of approximately $1,242,330, which is equal to 5% of the total amount of consideration payable pursuant to the amalgamation agreement (inclusive of any expense reimbursement described below), if, among other things:

•	S&G terminates the amalgamation agreement as a result of a triggering event, as described above;

•

the fiduciary duties of our board of directors requires us to terminate the amalgamation agreement in connection with our entering into a definitive agreement related to an acquisition proposal which qualifies as a superior offer, as described above; or

•	S&G or we terminate the amalgamation agreement because we failed to obtain the required approval of our shareholders, and any of the following occurs:

•	within six (6) months following the termination of our amalgamation agreement with S&G, an acquisition of us is completed; or

•

a third party has made an acquisition proposal to our board of directors prior to the meeting of our shareholders to vote on the amalgamation, and within twelve (12) months following the termination of our amalgamation agreement with S&G, an acquisition of us is completed.

Expenses. The amalgamation agreement provides that regardless of whether the amalgamation is consummated, all expenses incurred by the parties shall be borne by the party incurring such expenses. Notwithstanding the foregoing, if S&G or we terminate the amalgamation agreement because we failed to obtain the required approval of our shareholders, the amalgamation agreement requires us to reimburse S&G within five (5) business days of such termination for documented out-of-pocket expenses incurred prior to such date incurred by S&G with respect to the amalgamation agreement and the transaction contemplated thereby not to exceed $150,000.

Amendment;    Extension and Waiver. The amalgamation agreement may be amended by the parties in writing at any time, before or after shareholder approval has been obtained. At any time prior to the Effective Time, the parties may

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties contained in the amalgamation agreement or in any document delivered pursuant to the amalgamation agreement; or

•	waive compliance with any of the agreements or conditions contained in the amalgamation agreement.

Any amendments, extensions or waivers must be made in writing.

The Voting Agreement

In order to induce S&G to enter into the amalgamation agreement, certain of our shareholders (affiliated with our director Russ Silvestri and Skiritai Capital) who collectively owned approximately 19.9% of our outstanding shares as of March 26, 2008, entered into a voting agreement with S&G. Pursuant to the voting agreement, these shareholders have agreed to vote their Peak shares in favor of the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby, and against any proposal adverse to the amalgamation. These shareholders have also agreed to irrevocably appoint certain officers of S&G as their lawful attorneys and proxies with respect to the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby. These proxies give S&G the limited right to vote the Peak shares owned by these shareholders, including shares acquired by these shareholders after the date of the voting agreement, in favor of the approval of the amalgamation agreement, the amalgamation and the transactions and matters contemplated thereby, and against any proposal adverse to the amalgamation. These shareholders may vote their shares on all other matters.

None of the shareholders who are parties to the voting agreement were paid additional consideration in connection with entering into the voting agreement. However, you should be aware that these shareholders are affiliated with a member of our board of directors and they may have interests in the amalgamation that are different from, or in addition to, yours. See “Proposal Two The Amalgamation—Interests of Peak’s Directors and Management in the Amalgamation.”

Pursuant to the voting agreement, each shareholder who is a party agreed not to sell Peak shares or options owned, either directly or indirectly, by such shareholder until the earlier of the termination of the amalgamation agreement or the Effective Time.

This agreement of holders of 19.9% of our shares to vote in favor of the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby will mean that if the minimum quorum is present (meaning that two members entitled to vote are present in person or by proxy or (in the case of a member being a corporation) by its duly authorized representative representing not less than one-third in nominal value of our shares issued and outstanding), and the amendment is approved, then there will be sufficient votes cast for approval and adoption of the amalgamation, the amalgamation agreement and the transactions and matters contemplated thereby to ensure its passage without the vote of any other shareholders.

The form of voting agreement is attached to this proxy statement as Annex B and you are encouraged to read it in its entirety.

Securities Ownership of Certain Beneficial Owners and Management

The following table shows the shares beneficially owned as of April 7, 2008 by:

•	each person who is known by us to beneficially own 5% or more of our outstanding shares;

•	each of our named executive officers;

•	each of our directors; and

•	all our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes shares which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after April 7, 2008. Percentage of beneficial ownership is based on 12,423,306 shares outstanding as of April 7 2008. Beneficial ownership calculations for 5% shareholders are based solely on publicly-filed Schedule 13Ds or 13Gs, which 5% shareholders are required to file with the SEC, and which generally set forth ownership interests as of April 7, 2008. Except as otherwise noted, the address of each person listed in the table is c/o Peak International Limited, Flat E & F, 19/F., CDW Building, 388 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class(1)
5% Shareholders
SKIRITAI Capital LLC(2)
388 Market Street, Suite 700 San Francisco, California 94111	2,472,132	19.9%
Aegis Financial Corporation(3)
1100 North Glebe Road, Suite 1040 Arlington, Virginia 22201	1,073,767	8.6
Quaker Capital Management Corporation(4)
401 Wood Street, Suite 1300 Pittsburgh, Pennsylvania 15222	1,011,463	8.1
Advisory Research, Inc(5)
180 North Stetson Street, Suite 5500 Chicago IL 60601	826,391	6.7
Chadwick Capital Management LLC(6)
4510 Executive Drive, Suite 200 San Diego, California 92121	823,722	6.6
FMR Corp.(7)
82 Devonshire Street Boston, Massachusetts 02109	690,450	5.6
Current Directors and Executive Officers
Mr. Russell Silvestri(2)	2,472,132	19.9
Mr. Dean Personne(8)	235,000	1.9
Mr. Douglas Broyles(9)	151,000	1.2
Ms. Christine Russell(10)	139,000	1.1
Mr. John Supan(11)	77,084	*
Mr. Mary Chow(12)	62,500	*
Mr. Chris Buckley (13)	37,500	*
Mr. Splendid Zuo(14)	29,167	*
Mr. Wayne Moore(15)	20,834	*
Mr. James Steger(16)	16,667	*
Mr. Keith Bladen(17)	15,000	*
All current directors and executive officers as a group (11 persons)(18)	3,255,884	26.2%

*	Less than one percent.
(1)	To Peak’s knowledge, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares subject to options held by that person that are currently exercisable or exercisable within 60 days after April 7, 2008 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing percent ownership of any other person.
(2)	Based solely on information provided on Amendment No. 4 to Schedule 13D filed by SKIRITAI Capital LLC, Leonidas Opportunity Fund L.P., Leonidas Opportunity Offshore Fund Ltd., Russell Silvestri and Lyron Bentovim on March 28, 2008. Leonidas Opportunity Fund L.P. beneficially owns 2,386,369 shares and Leonidas Opportunity Offshore Fund Ltd. owns 85,763 shares. SKIRITAI Capital LLC is serving as the General Partner of the Leonidas Opportunity Fund L.P. and the Investment Manager of the Leonidas Opportunity Offshore Fund Ltd. Russell R. Silvestri and Lyron L. Bentovim are managing directors of SKIRITAI Capital LLC.
(3)	Based solely on information provided on Schedule 13G filed by Aegis Financial Corporation (“AFC”), William S. Berno and Scott L. Barbee on December 31, 2007. William S. Berno is the Managing Director of AFC and has shared voting and shared dispositive power over 1,073,767 shares owned by AFC.
(4)	Based solely on information provided on Amendment No. 7 to Schedule 13G/A filed by Quaker Capital Management Corporation (“Quaker”) on December 31, 2007. Quaker is an investment adviser and has shared voting and shared dispositive power over 1,011,463 shares owned by its clients and held in accounts over which Quaker has discretionary authority.
(5)	Based solely on information provided on Schedule 13G filed by Advisory Research, Inc. (“Advisory”) on December 31, 2007. Advisory is an investment adviser and has sole voting and sole dispositive power over 826,391 shares owned by its clients and held in accounts over which Advisory has discretionary authority.
(6)	Based solely on information provided on Schedule 13D filed by Chadwick Capital Management LLC (“CCM”) and Monarch Activist Partners L.P. (“Monarch”) on March 28, 2008. The managers of CCM are James M. Chadwick and Sohail Malad. CCM is the General Partner of Monarch and has sole voting and dispositive authority over Monarch’s accounts. CCM’s principal business is to provide asset management services to private investment funds.
(7)	Based solely on information provided on Amendment No. 7 to Schedule 13G filed by FMR LLC on February 13, 2008. Includes 690,450 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC, as a result of Fidelity acting as an investment adviser to various investment companies, including Fidelity Low Priced Stock Fund, which beneficially owns 690,450 shares. Edward C. Johnson III, chairman of FMR LLC and members of his family which hold a controlling interest in FMR LLC, and FMR LLC each have sole power to dispose of 690,450 shares. Voting power of the shares held by the Fidelity funds is held by the Board of Trustees of each of the various funds.
(8)	Includes 235,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(9)	Includes 151,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(10)	Includes 139,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(11)	Includes 77,084 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(12)	Includes 62,500 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(13)	Includes 37,500 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(14)	Includes 29,167 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.

(15)	Includes 20,834 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(16)	Includes 16,667 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(17)	Includes 15,000 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.
(18)	Includes 486,248 shares subject to options which are currently exercisable or will become exercisable within 60 days after April 7, 2008.

Shareholder Proposals

We will hold a 2008 annual meeting of our shareholders only if the amalgamation is not completed.

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2008 annual meeting of shareholders by submitting their proposals to us in a timely manner. In order to be included in our proxy material for the 2008 annual meeting of shareholders, shareholder proposals must have been received by us on or before April 12, 2008 and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and our bye-laws.

Although information received after such date will not be included in proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with Peak’s bye-laws then in effect. In accordance with bye-law 59 of Peak’s bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to Peak’s Secretary accompanied by certain information. To be timely, a shareholder’s written notice must be received at the principal offices of Peak not less than ninety (90) days prior to anniversary date of the prior year’s annual general meeting. The chairman of the annual general meeting may review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with Peak’s bye-laws and whether any such proposal will be acted upon at the annual general meeting.

In addition, Section 79 of the Companies Act 1981 of Bermuda, provides that shareholders representing either: (1) not less than 5% of the total voting rights of all the shareholders having a right to vote at an annual general meeting of Peak; or (2) not less than one hundred shareholders; may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be received by Peak at its principal offices not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Peak International Limited, Flat E & F, 19/F., CDW Building, 388 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong , Attention: Secretary.

Other Matters

As of the date of this proxy statement, our board of directors knows of no matters that will be presented for consideration at the Special General Meeting other than as described in this proxy statement.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

450 Fifth Street, N.W., Room 1024

Washington, D.C. 20549

Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.” Reports, proxy statements and other information concerning us may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

S&G has supplied all information contained in this proxy statement relating to S&G and we have supplied all such information relating to us.

Our shareholders should not send in their Peak share certificates until they receive the transmittal materials from the paying agent. Our shareholders of record who have further questions about their share certificates or the exchange of our shares for cash should call the paying agent.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                    , 2008]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to shareholders nor the issuance of cash in the amalgamation creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF AMALGAMATION

BY AND AMONG

S&G COMPANY, LTD.,

DAEWON SEMICONDUCTOR PACKAGING INDUSTRIAL CO., LTD.,

AND

PEAK INTERNATIONAL LIMITED

DATED AS OF MARCH 26, 2008

A-i

		Page
3.11	Information in Proxy Statement	29
3.12	Ownership of Peak Shares	30
3.13	No Additional Representations	30

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME		31
4.1	Conduct of Business by Peak	31

ARTICLE V ADDITIONAL AGREEMENTS		34
5.1	Formation of S&G Sub	34
5.2	Regulatory Publications and Filings; Preparation of Certificate of Amalgamation	34
5.3	Approval of Shareholders of Peak.	36
5.4	Merger Sub Written Resolution	37
5.5	Confidentiality; Access to Information	37
5.6	No Solicitation	37
5.7	Public Disclosure	39
5.8	Commercially Reasonable Efforts	39
5.9	Third Party Consents	40
5.10	Share Options and Employee Benefits.	40
5.11	Notification	41
5.12	Indemnification	42
5.13	Guaranty of S&G and Merger Sub Obligations	43
5.14	Payment of Certain Accounts Payable and Closing Costs	43
5.15	Agreement to Defend; Shareholder Litigation	43
5.16	Corporate Authority	43

ARTICLE VI CONDITIONS TO THE AMALGAMATION		44
6.1	Conditions to Obligations of Each Party to Effect the Amalgamation	44
6.2	Additional Conditions to the Obligations of S&G and Merger Sub	44
6.3	Additional Conditions to the Obligations of Peak	45

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER		46
7.1	Termination	46
7.2	Notice of Termination; Effect of Termination	49
7.3	Fees and Expenses	49
7.4	Amendment	49
7.5	Extension; Waiver	49

ARTICLE VIII GENERAL PROVISIONS		46
8.1	Non-Survival of Representations and Warranties	49
8.2	Notices	49
8.3	Interpretation; Knowledge	50
8.4	Counterparts	52
8.5	Entire Agreement; Third Party Beneficiaries	52
8.6	Severability	52
8.7	Other Remedies; Specific Performance	52
8.8	Applicable Law	52
8.9	Rules of Construction	53
8.10	Assignment	53

A-ii

INDEX OF EXHIBITS

Exhibit A	Form of Voting Agreement

Schedule 5.14	Accounts Payable Costs and Transaction Costs

Schedule 6.2(c)	Consents

Schedule 6.2(e)	Management Resignations

Schedule 6.2(g)	Releases

A-iii

AGREEMENT AND PLAN OF AMALGAMATION

This AGREEMENT AND PLAN OF AMALGAMATION (the “Agreement”) is made and entered into as of March 26, 2008, by and between S&G Company, Ltd., a corporation organized and existing under the laws of the Republic of Korea (“S&G”), Daewon Semiconductor Packaging Industrial Co., Ltd., a corporation organized and existing under the laws of the Republic of Korea (“Daewon”), and Peak International Limited, a Bermuda exempted company (“Peak”). S&G will incorporate Merger Sub and cause Merger Sub (as defined in Section 5.1) to become a party to this Agreement in accordance with Section 5.1.

RECITALS

A. Upon terms and subject to the conditions of this Agreement, Peak and Merger Sub will amalgamate and merge with each other in accordance with Section 104 of the Bermuda Companies Act 1981 (the “Bermuda Act”) (the “Amalgamation”, and such amalgamated and merged entity, the “Amalgamated Company”), such that the Amalgamated Company will be a Bermuda exempted company and following which, pursuant to the Bermuda Act, the Amalgamated Company will become a wholly owned subsidiary of S&G, and each Peak Share (as defined below) will be cancelled in exchange for cash in the amount of US$2.00, all in accordance with this Agreement and the Bermuda Act; and

B. The Board of Directors of Peak has: (i) determined that this Agreement, the Amalgamation and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Peak and its shareholders, and that, considering the financial position of the amalgamating companies, no reasonable concern exists that the Amalgamated Company will be unable to fulfill the obligations of Peak to its creditors as those obligations fall due or that the realizable value of the Amalgamated Company’s assets will be less than the aggregate of its liabilities and issued share capital and share premium account; (ii) subject to the approval of Peak shareholders as provided in Section 2.4, approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement; and (iii) subject to Section 5.2(d), determined to recommend that the shareholders of Peak approve this Agreement, the Amalgamation and the other transactions contemplated by this Agreement; and

C. The Board of Directors of each of S&G and Daewon has approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement and the Board of Directors of each of S&G and Daewon has determined that, considering the financial position of the amalgamating companies, no reasonable concern exists that the Amalgamated Company will be unable to fulfill the obligations of Merger Sub to its creditors; and

D. Concurrently with the execution of this Agreement and as a condition and inducement to S&G’s willingness to enter into this Agreement, certain shareholders of Peak are entering into voting agreements in substantially the form attached hereto as Exhibit A (the “Voting Agreements”).

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties agree as follows:

ARTICLE I

THE AMALGAMATION

1.1 The Amalgamation Transaction. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Bermuda Act, (a) Peak and Merger Sub will amalgamate and merge with each other pursuant to Section 104 of the Bermuda Act, such that the Amalgamated Company, which shall be named S&G Company, Ltd., will be a Bermuda exempted company and a wholly owned subsidiary of S&G and shall succeed to, and assume all of the rights, properties and obligations of, Peak; and (b) all Peak Shares will be cancelled in exchange for the right to receive the Per Share Consideration (or in the case of Dissentient Shareholders, the fair value appraised by the Supreme Court of Bermuda) in accordance with Section 1.3(b) hereof, all in accordance with the provisions of the Bermuda Act and this Agreement; and (c) The Memorandum of Association and Bye-Laws of Merger Sub shall be the memorandum of association and bye-laws respectively of the Amalgamated Company for the purposes of Section 105 of the Bermuda Act.

1.2 Closing Date. Subject to the terms and conditions of this Agreement, the closing of the Amalgamation and the other transactions contemplated by this Agreement (the “Closing”) shall take place at a time and on a date to be designated by the parties (the date upon and time at which the Closing actually occurs being referred to herein as the “Closing Date” and the “Effective Time”, respectively), which date shall be no later than the second business day (or such other period of time mutually agreed to by the parties) following the satisfaction or waiver of the conditions set forth in Article VI hereof (other than those conditions which by their terms are to be satisfied or waived as of the Closing).

1.3 Effect on Share Capital. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Amalgamation, the following shall occur:

(a) Amalgamation of Peak and Merger Sub. Peak and Merger Sub will amalgamate and merge with each other pursuant to with Section 104 of the Bermuda Act, and the separate corporate existence of Peak shall cease and Merger Sub shall continue as the Amalgamated Company.

(b) Cancellation of Peak Shares; Dissentient Shareholders.

(i) Each Common Share, par value US$0.01 per share, in the capital of Peak (the “Peak Shares”) issued and outstanding immediately prior to the Effective Time, other than any Peak Shares owned by any direct or indirect wholly-owned Subsidiary of Peak or by Dissentient Shareholders (as defined below), shall automatically be cancelled and represent solely the right to receive an amount equal to US$2.00 (the “Per Share Consideration”), subject to the provisions of Section 1.3(e), payable to each person who was a registered holder of such Peak Share immediately prior to the Effective Time upon surrender of the certificate representing such Peak Share in the manner provided in Section 1.4 (or in the case of a lost, stolen, destroyed or unissued certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.6).

(ii) Each Peak Share held by a Dissentient Shareholder shall be cancelled immediately prior to the Effective Time and shall represent solely the right to receive the value thereof as appraised by the Supreme Court of Bermuda under Section 106 of the Bermuda Act.

(iii) Each share of par value US$0.01 in the capital of Merger Sub in issue on the Effective Date shall be converted into one validly issued and fully paid share of par value US$0.01 in the capital of the Amalgamated Company.

“Dissentient Shareholder” shall mean a person entered in the register of members of Peak who has not voted in favor of the Amalgamation and who makes an application to the Supreme Court of Bermuda pursuant to Section 106(6) of the Bermuda Act.

(c) Subsidiary-Owned Stock. Notwithstanding the provisions of Section 1.3(b), at the Effective Time, each Peak Share that is owned by any direct or indirect wholly-owned Subsidiary of Peak immediately prior to the Effective Time shall be converted into shares of the Amalgamated Company and shall not be exchanged under Section 1.3(b) and no Per Share Consideration shall be delivered with respect thereto.

(d) Stock Options. At the Effective Time, all Peak Share Options then outstanding (as defined in Section 2.3(a)) shall be treated in accordance with Section 5.10(a).

(e) Adjustments to Per Share Consideration. Without derogating from any other provision of this Agreement, the Per Share Consideration shall be adjusted to reflect appropriately the effect of any share consolidation or subdivision, forward or reverse stock split, bonus issue, stock dividend (including any dividend or distribution of securities convertible into Peak Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Peak Shares occurring on or after the date hereof and prior to the Effective Time.

(f) Directors and Officers of the Amalgamated Company. The officers of the Amalgamated Company immediately after the Amalgamation shall be as determined by S&G in its sole discretion. The directors of the Amalgamated Company immediately after the Amalgamation shall be (i) Sungyuk Won and (ii) David Schulze (collectively, the “Directors”). The address of the Directors shall be as set forth in Section 8.2(a).

1.4 Surrender of Certificates. (a) Paying Agent. S&G shall appoint a bank or trust company reasonably acceptable to Peak to act as the paying agent (the “Paying Agent”) in respect of the Amalgamation, to receive the aggregate Per Share Consideration to which holders of the Peak Shares shall become entitled pursuant to Section 1.3 (collectively the “Merger Consideration”).

(b) S&G to Provide Per Share Consideration. At the Effective Time, S&G shall deposit with the Paying Agent the Merger Consideration payable pursuant to Section 1.3 in payment for the cancellation of the Peak Shares outstanding immediately prior to the Effective Time. Such funds shall be held in trust by the Paying Agent for the benefit of the applicable holders of such previously outstanding Peak Shares.

(c) Payment Procedures. As soon as reasonably practicable after the Effective Time, S&G shall cause the Paying Agent to mail to each person entered in the register of members of Peak (immediately prior to the Effective Time) holding Peak Shares (other than those holders who had previously properly delivered their certificates or certificates which immediately prior to the Effective Time represented outstanding Peak Shares (each, a “Certificate” and collectively, the “Certificates”) to the Paying Agent): (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent), and (ii) instructions for use in effecting the surrender of the Certificates for the Per Share Consideration. Upon surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in payment therefor the Per Share Consideration multiplied, in each case, by all Peak Shares formerly represented by such Certificates, and the Certificates so surrendered shall forthwith be canceled. No interest shall accrue or be paid on the amounts payable pursuant to Section 1.3 upon the surrender of any Certificate for the benefit of the holder of such Certificate. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time for all corporate purposes to evidence only the prima facie ownership of the right to receive the Per Share Consideration.

(d) Withholding. Each of the Paying Agent, S&G and the Amalgamated Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement, such amounts as may be required to be deducted or withheld therefrom, or under any provision of applicable law or any other applicable requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

(e) No Liability. Notwithstanding anything to the contrary in this Section 1.4, neither the Paying Agent nor any party hereto shall be liable to a holder or former holder of Peak Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.5 Peak’s Register of Members Closed; No Further Ownership Rights in Peak Shares. At the Effective Time: (i) the register of members of Peak shall be closed, and no transfer of any Peak Shares shall thereafter be made or consummated; and (ii) all holders of Peak Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of Peak, other than the right to receive the Per

Share Consideration (or in the case of Dissentient Shareholders, the fair value appraised by the Supreme Court of Bermuda). If, after the Effective Time, a valid Certificate is presented to the Paying Agent or to the Amalgamated Company or S&G, such Certificate shall be canceled and shall be paid for as provided in this Article I. The Per Share Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Peak Shares.

1.6 Lost, Stolen, Destroyed or Unissued Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay such amounts as specified in Section 1.3, the Per Share Consideration, in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the registered holder of the applicable Peak Shares immediately prior to the Effective Time; provided, however, that S&G and the Paying Agent may, in their sole discretion and as a condition precedent to such payment or issuance, require such registered holder to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against S&G, the Amalgamated Company or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.7 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Amalgamated Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Peak and Merger Sub, the officers and directors of Peak and Merger Sub will take all such lawful and necessary action.

1.8 Tax Consequences. The Amalgamation is structured as a transaction that is intended to be taxable to holders of Peak Shares under the Internal Revenue Code of 1986, as amended (the “Code”), as and if applicable, and, notwithstanding Section 1.4(d) above, each holder of Peak Shares shall be exclusively responsible for the payment of their own tax liability under United States federal, state and local tax laws and foreign tax laws and neither S&G nor Peak or Merger Sub shall be so liable. No representation has been made to the contrary.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PEAK

Peak hereby represents and warrants to S&G and Merger Sub, as of the date hereof, except (i) as are disclosed in writing in the disclosure schedule supplied by Peak to S&G, dated as of the date hereof and certified by a duly authorized officer of Peak (the “Peak Disclosure Schedule”), and (ii) for facts disclosed in, and reasonably apparent on the face of the disclosure contained in, the Peak SEC Reports (as defined below) filed with the SEC and publicly available after March 31, 2006, but prior to the date of this Agreement (other than forward-looking statements set forth in any risk factor section or in any other section); provided that in no event shall any disclosure in any such Peak SEC Report qualify or limit the representations and warranties of Peak set forth in Sections 2.1, 2,2, 2,3 and 2.4, as follows:

2.1 Organization and Qualification; Subsidiaries. (a) Each of Peak and its Subsidiaries is a corporation duly organized and validly existing and, where applicable, in good standing, under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of Peak and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and, where applicable is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Peak.

(b) Section 2.1(b) of the Peak Disclosure Schedule lists each of Peak’s Subsidiaries of the date hereof, the jurisdiction of incorporation of each such Subsidiary, and Peak’s equity interest therein. Except as set forth in Section 2.1(b) of the Peak Disclosure Schedule, neither Peak nor any of its Subsidiaries has agreed, is obligated to make, or is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, bond, mortgage, indenture, option, warranty, license, sublicense, benefit plan, obligation, commitment or binding undertaking of any nature (a “Contract”) under which it may become obligated to make any future investment in, or capital contribution to, any other entity. Except as set forth in the Peak Disclosure Schedule and other than Peak’s interest in the Subsidiaries, neither Peak nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any person.

2.2 Memorandum of Association; Bye-laws. Peak has previously furnished to S&G a complete and correct copy of its Memorandum of Association and Bye-laws as amended to the date of this Agreement (together, the “Peak Charter Documents”). Such Peak Charter Documents and equivalent organizational documents of each of Peak’s Subsidiaries are in full force and effect. Peak is not in violation of any of the provisions of the Peak Charter Documents, and no Subsidiary of Peak is in violation of its equivalent organizational documents.

2.3 Capitalization. (a) The authorized share capital of Peak consists of 100,000,000 common or ordinary shares, US$0.01 par value per share. Peak has no class of share capital authorized other than the Peak Shares. As of the close of business (Hong Kong time) on March 26, 2008, (i) 12,423,306 Peak Shares were issued and outstanding, all of which Peak Shares were validly issued, fully paid and nonassessable; (ii) except as set forth in Section 2.3 of the Peak Disclosure Schedule, no Peak Shares were held by Subsidiaries of Peak; (iii) no Peak Shares were reserved for future issuance pursuant to Peak’s ESPP because the Company has suspended all offering periods under the ESPP since January 1, 2005; and (iv) an aggregate of 2,884,781 Peak Shares were reserved for issuance under Peak’s 1997 Share Option Plan and 1998 Share Option Plan (together, the “Peak Option Plans”), of which 1,476,279 were subject to outstanding options to purchase Peak Shares (“Peak Share Options”) and 1,408,502 were available for future options grants.

(b) Other than as described in Section 2.3(a) and except as set forth in the Peak Disclosure Schedule, as of the close of business (Hong Kong time) on March 26, 2008, there were no other shares, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from Peak or any of it Subsidiaries any share capital of Peak or any of its Subsidiaries and there were not any Contracts providing for the issuance of, or the granting of rights to acquire, any share capital of Peak or its Subsidiaries or under which Peak or any of its Subsidiaries is, or may become, obligated to issue any of its securities. Except as set forth in Section 2.3 of the Peak Disclosure Schedule, there are no commitments, agreements or understandings of any character to which Peak is bound obligating Peak to accelerate the vesting of any Peak Share Option as a result of the Amalgamation.

(c) Section 2.3 of the Peak Disclosure Schedule sets forth the following information with respect to each Peak Share Option outstanding as of the close of business (Hong Kong time) on March 26, 2008: (i) the name of the optionee; (ii) the particular plan, if applicable, pursuant to which such Peak Share Option was granted; (iii) the number of Peak Shares subject to such Peak Share Option; and (iv) the exercise price of such Peak Share Option. No outstanding Peak Shares are unvested or subject to any repurchase option in favor of Peak.

(d) All outstanding Peak Shares, all outstanding Peak Share Options, and all outstanding shares of capital stock of each Subsidiary of Peak have been issued and granted (i) in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) in material compliance with all applicable requirements set forth in Contracts. For the purposes of this Agreement, “Legal Requirements” means any U.S. federal or state law, or material local or municipal law, or Bermuda or other foreign law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)).

(e) Except for (i) securities that Peak owns, directly or indirectly through one or more Subsidiaries, free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, infringements, interferences, options, rights of first refusal, preemptive rights or restrictions of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset other than pursuant to applicable securities laws and regulations, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) (“Liens”), other than Liens for Taxes not yet due and payable, and (ii) shares of capital stock or other similar ownership interests of Subsidiaries that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such Subsidiaries (which shares or other interests do not materially affect Peak’s control of such Subsidiaries), as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of any Subsidiary, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in this Section 2.3, the Peak Disclosure Schedule or for appraisal rights under Section 106(6) of the Bermuda Act, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Peak or any of its Subsidiaries is a party or by which it is bound, obligating Peak or any of the Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Peak or any of its Subsidiaries or obligating Peak or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement or as set forth in the Peak Disclosure Schedule, there are no registration rights and there is, except for the Voting Agreements, no voting trust, proxy, rights plan, anti takeover plan or other similar agreement or understanding to which Peak or any of its Subsidiaries is a party or by which they are bound with respect to any equity security of any class of Peak or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

(f) Peak’s shares are not listed for trading on any foreign or domestic stock exchange other than Nasdaq, nor has Peak applied to list its shares on any such stock exchange.

2.4 Authority Relative to this Agreement. Peak has the requisite corporate power and authority to execute and deliver this Agreement and, subject to obtaining the approval of the Agreement, the Amalgamation and the transactions contemplated by this Agreement by a majority of the votes cast at the special general meeting called to consider the Amalgamation and the Agreement (the “Peak SGM”), to consummate the transactions contemplated hereby, and no other corporate proceedings (save in relation to procedures required by the Bermuda Act) on the part of Peak are necessary to authorize this Agreement or for Peak to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Peak and, assuming the due authorization, execution and delivery by S&G and Merger Sub, constitutes a legal and binding obligation of Peak, enforceable against Peak in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws of general application relating to or affecting creditors’ rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Except as set forth above, no vote or approval of: (i) any single creditor of Peak; (ii) any holder of any option or warrant granted by Peak; or (iii) any shareholder of any of the Subsidiaries of Peak is necessary in order to approve this Agreement, or to approve or permit the consummation of the Amalgamation and the other transactions contemplated by this Agreement.

2.5 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Peak do not, and the performance of this Agreement by Peak will not: (i) conflict with or violate the Peak Charter Documents or the equivalent organizational documents of any of Peak’s Subsidiaries; (ii) trigger any rights or similar “poison pill” plans; (iii) subject to compliance with the requirements set forth in Section 2.4 and this Section 2.5, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Peak or any of its Subsidiaries or by which its or any of their respective properties is bound or affected; or (iv) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Peak’s or any of its Subsidiaries’ rights or materially alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Peak or any of its Subsidiaries pursuant to, any material Contract to which Peak or any of its Subsidiaries is a party or by which Peak or any of its Subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (iii) or (iv), individually or in the aggregate: (A) as of the date hereof reasonably be expected to have a Material Adverse Effect on Peak or materially delay consummation of the Amalgamation or otherwise prevent the parties hereto from performing their obligations under this Agreement.

(b) Other than with respect to procedures under the Bermuda Act, the execution and delivery of this Agreement by Peak does not, and the performance of this Agreement by Peak will not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign, including the Bermuda Monetary Authority (each, a “Governmental Entity”) with respect to Peak, except: (i) for: (A) compliance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (B) compliance with the pre-merger notification requirements of foreign Governmental Entities; and (C) compliance with the rules and regulations of Nasdaq; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications: (A) would not as of the date hereof, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Peak, or (B) would not prevent or materially delay consummation of the Amalgamation or otherwise prevent the parties hereto from performing their obligations under this Agreement.

2.6 Compliance with Laws; Environmental Matters; Permits.

(a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(i) “Hazardous Material” is with respect to each jurisdiction, any material or substance that is prohibited or regulated by the applicable Environmental Law or that has been designated by the applicable Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to the environment, but excluding office and janitorial supplies properly maintained.

(ii) “Environmental Laws” are with respect to each jurisdiction all applicable laws, rules, regulations, orders, treaties, statutes, and codes promulgated by the applicable Governmental Entity which prohibit, regulate or control any Hazardous Material in such jurisdiction, including (to the extent applicable to Peak or any of its Subsidiaries), without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, and other comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

(b) Compliance with Laws. Neither Peak nor any of its Subsidiaries is, in any material respect, in conflict with, or in default or violation of, any law (including Environmental Laws and the Foreign Corrupt Practices Act of 1977, as amended), rule, regulation, order, judgment or decree applicable to Peak or any of its Subsidiaries or by which its or any of their respective material properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect on Peak. To the knowledge of Peak, no investigation or review by any Governmental Entity is pending or, to the knowledge of Peak, threatened against Peak or its Subsidiaries, nor has any Governmental Entity indicated to Peak an intention to conduct the same, other than, in each such case, those the outcome which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Peak.

(c) Environmental Matters. Neither Peak nor any of its Subsidiaries has disposed of, released, discharged or emitted any Hazardous Materials into the soil or groundwater at any properties owned or leased at any time by Peak or its Subsidiaries, or at any other property, or exposed any employee or other individual to any Hazardous Materials or any workplace or environmental condition in violation of Environmental Laws and in such a manner as would result in any material liability or clean-up obligation to Peak or its Subsidiaries except for such liability or clean-up obligation as would not have a Material Adverse Effect on Peak. To the knowledge of Peak, except as set forth in Schedule 2.6 of the Peak Disclosure Schedule, (i) no Hazardous Materials are present in, on, or under any properties owned, leased or used at any time by Peak or its Subsidiaries, and (ii) no reasonable likelihood exists that any Hazardous Materials will come to be present in, on, or under any properties owned, leased or used at any time by Peak or its Subsidiaries, in each case so as to give rise to any liability or clean-up obligation under any Environmental Laws except for such liability or clean-up obligation as would not be reasonably expected to have a Material Adverse Effect on Peak.

(d) Approvals. Peak and its Subsidiaries hold all franchises, grants, permits, licenses, variances, easements, consents, certificates, exemptions, orders and approvals and other authorizations from Governmental Entities (“Approvals”) which are (i) material to the operation of the business of Peak and its Subsidiaries, and (ii) necessary to own, lease and operate the properties Peak and its Subsidiaries purport to own, operate or lease except in the case of clause (ii) where the failure to have such Approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Peak. Peak and its Subsidiaries have been and are in compliance with the terms of such Approvals and any conditions placed thereon except to the extent that the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect on Peak.

2.7 SEC Filings; Financial Statements.

(a) Peak has made and will make available (whether directly or via the EDGAR system) to S&G a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Peak with the Securities and Exchange Commission (“SEC”) since June 30, 2004 (the “Peak SEC Reports”), which are all the forms, reports and documents required to be filed by Peak with the SEC since such time. Except as set forth in Section 2.7 of the Peak Disclosure Schedule the Peak SEC Reports (in each case as of its date, or if amended, as finally amended prior to the date of this Agreement): (i) were and will be prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder; and (ii) did not and will not at the time of filing thereof with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Peak’s Subsidiaries is required to file any reports or other documents with the SEC.

(b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in Peak SEC Reports (including any Peak SEC Report filed after the date of this Agreement), as the same may be amended or supplemented: (i) complied and will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing or if amended as of the date of the last such amendment filed prior to the date hereof; and (ii) was and will be prepared in all material respects in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, may not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of Peak and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end adjustments which were not or are not expected to be material in amount).

2.8 No Undisclosed Liabilities. Neither Peak nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed in an Peak SEC Report or on a consolidated balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP and the Exchange Act and the rules and regulations of the SEC promulgated thereunder which are, individually or in the aggregate, material to the business, results of operations, assets or financial condition of Peak and its Subsidiaries taken as a whole, except for: (i) liabilities and obligations reflected or reserved against in Peak’s balance sheet as of December 31, 2007 set forth in Peak SEC Reports (or in the notes thereto) as of the date thereof; (ii) liabilities and obligations incurred since December 31, 2007 in the ordinary course of business; (iii) liabilities and obligations, including without limitation, banking, accounting, legal and printing fees and expenses, associated with this Agreement, the Amalgamation and the transactions contemplated by this Agreement; and (iv) liability and obligations which have been discharged or paid in full.

2.9 Absence of Certain Changes or Events. Since December 31, 2007 to the date hereof, (i) except as otherwise contemplated, required or permitted by this Agreement, the business of Peak and its Subsidiaries have been conducted in all material respects in the ordinary course of business and (ii) there has not been: (a) any Material Adverse Effect on Peak; (b) any declaration, setting aside or payment of any dividend on or bonus issue of, or other distribution (whether in cash, stock or property) in respect of, any of Peak’s or any of its Subsidiaries’ capital stock, or any purchase, redemption or other acquisition by Peak of (1) any of Peak’s capital stock or any other securities of Peak or its Subsidiaries or (2) any options, warrants, calls or rights to acquire any such shares or other securities; (c) any consolidation, subdivision, split, combination or reclassification of any of Peak’s or any of its Subsidiaries’ capital stock; (d) any granting by Peak or any of its Subsidiaries of any increase in compensation or benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Peak or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Peak or any of its Subsidiaries of any increase in severance or termination pay or any entry by Peak or any of its Subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Peak of the nature contemplated hereby; (e) entry by Peak or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.17) other than licenses in the ordinary course of business with terms and conditions consistent with past practice; (f) entry by Peak or any of its Subsidiaries into any material amendment or consent with respect to any licensing agreement which has been filed or is required to be filed by Peak with the SEC; (g) any material change by Peak in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; (h) any revaluation by Peak or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business; (i) any sale of assets of Peak or its Subsidiaries other than in the ordinary course of business consistent with past practice; or (j) any Tax election or accounting method change inconsistent with past practice, agreement to pay, settlement or compromise of any material Tax liability or extension or waiver of any limitation period with respect to Taxes, or request or negotiation for or receipt of any Tax rulings.

2.10 Absence of Litigation. Except as specifically disclosed in the Peak SEC Reports or in Section 2.10 of the Peak Disclosure Schedule, there are no claims, actions, suits or proceedings pending or, to the knowledge of Peak, threatened (or, to the knowledge of Peak, any governmental or regulatory investigation pending or threatened) against Peak or any of its Subsidiaries or any properties or rights of Peak or any of its Subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign except for such claims, actions, suits or proceedings arising in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect on Peak.

2.11 Employee Matters and Benefit Plans.

(a) Schedule. Schedule 2.11(a) contains an accurate and complete list of each material plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, vacation, relocation, repatriation, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each “employee benefit plan”, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) which is maintained or contributed to, for the benefit of any current or former employee, consultant or director of Peak or any of its Subsidiaries (each such person, an “Employee”). Except with respect to (i) International Employee Plans (as defined below); and (ii) any plan, program, policy or arrangement providing required compensation or benefits to Employees pursuant to Legal Requirements, plans, programs, policies, practices, contracts, agreements or other arrangements, referred to in the preceding sentence shall be referred to herein as “Company Plans”. Peak or its Subsidiaries does not have any plan or commitment to establish any new Company Plan, to modify any Company Plan (except to the extent required by law or to conform any such Company Plan to the requirements of any applicable law, or as required by this Agreement).

(b) Documents. Peak has provided or made available to S&G correct and complete copies of: (i) all documents embodying each Company Plan including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts and group insurance contracts; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA in connection with each Company Plan; (iii) if the Company Plan is funded, the most recent annual and periodic accounting of Company Plan assets; (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (v) all U.S. Internal Revenue Service (“IRS”) determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the U.S. Department of Labor (“DOL”) with respect to any such application or letter; (vi) all communications material to any Employee or Employees relating to any Company Plan, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Peak or any Subsidiary; (vii) all correspondence to or from any governmental agency relating to any Company Plan; and (viii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Plan.

(c) Employee Plan Compliance. Peak and its Subsidiaries have performed in all material respects all obligations required to be performed by them under, and are not in default or violation of, each Company Plan. Each Company Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. There are no governmental investigations, actions, suits or claims pending, or, to the knowledge of Peak, threatened (other than routine claims for benefits) against any Company Plan or against the assets of any Company Plan. To Peak’s Knowledge, no “prohibited transaction” within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Plan. Each Company Plan that is intended to be qualified within the meaning of Section 401 of the Code has received a favorable determination letter (or equivalent) as to its qualification, and to Peak’s knowledge, nothing has occurred that could reasonably be expected to adversely affect such qualification.

(d) No Pension or Funded Welfare Plans. Neither Peak nor any Subsidiary has ever maintained, established, sponsored, participated in, or contributed to, any (i) Company Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) any “multiemployer plan” as defined in 3(37) of ERISA, or (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. No Company Plan provides health benefits that are not fully insured through an insurance contract. Neither Peak nor any of its Subsidiaries has any liability with respect to any employee benefit plan maintained or contributed to by any person or entity under common control with Peak or its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(e) No Post-Employment Obligations. No Company Plan provides, or reflects or represents any liability to provide post-termination or retiree welfare benefits to any person for any reason, except as may be required by Section 4980B of the Code or other applicable law.

(f) Effect of Transaction. Except as set forth in Section 5.10(a), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. No payment or benefit which will or may be made by the Company or any Subsidiary in connection with the transactions contemplated hereby with respect to an Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations thereunder) will be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code. Each Company Plan (other than any Company Plans that provide equity incentive awards and employment agreements to which the Company is a party) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms without material liability to S&G, Peak or any of its Subsidiaries (other than ordinary administration expenses).

(g) 409A Compliance. Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and IRS Notice 2005-1. No nonqualified deferred compensation plan has been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004. Each Peak Share Option was originally granted with an exercise price that the Board of Directors of Peak in good faith determined to be equal to the fair market value of a Peak Share on the date of grant.

(h) International Employee Plan. Schedule 2.11(h) contains a complete and accurate list of each material benefit plan, program, policy or arrangement providing compensation or benefits to any Employee residing or working outside the United States (each, an “International Employee Plan”), provided, however that the term “International Employee Plan” shall not include any plan, program, policy or arrangement providing required compensation or benefits to Employees pursuant to Legal Requirements. With respect to International Employee Plans, (i) all International Employee Plans have been established, maintained and administered in compliance with their terms and all applicable laws of any controlling governmental authority or instrumentality; and (ii) all International Employee Plans that are required to be funded are fully funded, and with respect to all other International Employee Plans, adequate reserves therefore have been established on the accounting statements of the applicable Company or Subsidiary entity.

(i) Employment Matters. Peak and its Subsidiaries: (i) are in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) are not liable for any arrears of wages; and (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). As of the date hereof, to Peak’s knowledge, there are no pending, threatened or reasonably anticipated claims or actions against Peak under any worker’s compensation policy or long-term disability policy. Except as set forth in Section 2.11 of the Peak Disclosure Schedule, each current Employee is an “at-will” employee whose employment can be terminated by Peak or any of its Subsidiaries at any time, with or without cause subject to compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices.

(j) Labor. No work stoppage or labor strike against Peak or any of its Subsidiaries is pending, or to the knowledge of Peak, threatened or reasonably anticipated. Peak does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.11 of the Peak Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Peak, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Peak and its Subsidiaries, taken as a whole. Neither Peak nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth in Section 2.11 of the Peak Disclosure Schedule, Peak and its Subsidiaries are not presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by Peak or its Subsidiaries.

2.12 Receivables. Section 2.12 of the Peak Disclosure Schedule provides an accurate and complete breakdown of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 2007. Except and to the extent as has been reserved against in the consolidated financial statement contained in the Peak SEC Reports, there is no dispute with respect to any material amount or the validity of any material accounts receivable of Peak or any of its Subsidiaries and all such accounts receivable represent valid obligations of customers of Peak or its Subsidiaries arising from bona fide transactions entered into in the ordinary course of business.

2.13 Restrictions on Business Activities. There is no Contract, judgment, injunction, order or decree binding upon Peak or its Subsidiaries or to which Peak or any of its Subsidiaries is a party which has the effect of prohibiting or impairing any material business activity of Peak or any of its Subsidiaries, any acquisition of property by Peak or any of its Subsidiaries or the conduct of business by Peak or any of its Subsidiaries as currently conducted.

2.14 Property. Neither Peak nor any of its Subsidiaries owns any material real property. Peak and each of its Subsidiaries have good and valid title to, or in the case of leased properties and assets, valid leasehold interests in, all of their material properties and assets, free and clear of all Liens except: (a) Liens for Taxes not yet due and payable; and (b) such Liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby. All leases pursuant to which Peak or any of its Subsidiaries lease from others material real or personal property are valid and effective in accordance with their respective terms except as would not result in a Material Adverse Effect on Peak, and there is not, under any of such leases, any existing material default or event of default of Peak or any of its Subsidiaries or, to Peak’s knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Peak or Subsidiary has not taken adequate steps to prevent such default from occurring) except as would not result in a Material Adverse Effect of Peak. All of the equipment of Peak and its Subsidiaries which is in regular use and which is material to the business of Peak and its Subsidiaries has been maintained in good operating condition and repair, reasonable wear and tear excepted, except for such failures to be in good operating condition and repair that would not, either individually or in the aggregate, reasonably be expected to materially impact the operation of the business of Peak and its Subsidiaries, taken as a whole.

2.15 Taxes.

(a) Definition of Taxes. For purposes of this Agreement, “Tax” or, collectively, “Taxes”, means: (i) any and all Bermuda, People’s Republic of China, Hong Kong and United States federal, provincial, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, linkage for inflation, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period including, without limitation, any arrangement for consortium or group relief or any similar arrangement (any of the foregoing, a “Consolidated Group”); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor or a transferor or otherwise by operation of law.

(b) Tax Returns and Audits.

(i) Peak and each of its Subsidiaries has timely filed, taking into account properly obtained extensions of time to file, all material Bermuda, People’s Republic of China, Hong Kong and United States federal, state, local and other foreign returns, estimates, declarations, information statements and reports (“Returns”) relating to Taxes required to be filed by Peak and each of its Subsidiaries with any Tax authority, and such Returns are true and correct in all material respects and have been completed in material accordance with applicable law. Peak and each of its Subsidiaries have paid all material Taxes required to be paid, whether or not shown to be due on such Returns.

(ii) Peak and each of its Subsidiaries (A) has paid or accrued all material Taxes it is required to pay or accrue and (B) has paid or withheld with respect to its past or present employees, officers, directors and independent contractors, suppliers, creditors, shareholders or other third parties all material Taxes and other deductions required to be withheld and has, within the time and in the manner required by law, paid such withheld amounts to the proper governmental authorities.

(iii) Neither Peak nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Peak or its Subsidiaries, nor has Peak or any of its Subsidiaries executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax.

(iv) No audit or other examination of any Return of Peak or any of its Subsidiaries is currently in progress, nor has Peak or any of its Subsidiaries been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or to Peak’s knowledge, threatening to assert, against Peak or any of its Subsidiaries any claim for material Taxes. There are no matters relating to material Taxes under discussion between any taxing authority and Peak or any of its Subsidiaries.

(v) No material adjustment relating to any Returns filed by Peak or any of its Subsidiaries (and no claim by a taxing authority in a jurisdiction in which Peak or its Subsidiaries does not file Returns that Peak or any of its Subsidiaries may be subject to taxation by such jurisdiction) has been proposed, formally or, to Peak’s knowledge, informally, by any Tax authority to Peak or any of its Subsidiaries or, to Peak’s knowledge, any accountant, attorney or other advisor or representative of Peak or its Subsidiaries.

(vi) Neither Peak nor any of its Subsidiaries has any liability for unpaid Taxes in excess of US$50,000 (or the equivalent in other currencies) (whether or not shown to be due on any Return) which has not been accrued for or reserved on the most recent Peak balance sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the date of Peak’s most recent balance sheet in connection with the operation of the business of Peak and its Subsidiaries in the ordinary course or any Taxes arising from the Amalgamation.

(vii) There is no Contract covering any employee or former employee of Peak or any of its Subsidiaries that, individually or in the aggregate, could give rise to the payment of any amount that would not be deductible as an expense pursuant to Section 162(m) of the Code, nor has Peak or any of its Subsidiaries made any payment of any amount that would not be deductible as an expense pursuant to Section 404 of the Code, as and if applicable.

(viii) Neither Peak nor any of its Subsidiaries: (A) has ever been a member of a Consolidated Group; (B) has ever been a party to any Tax sharing or Tax allocation agreement, arrangement or understanding nor owes any amount under any such agreement; (C) is liable for the Taxes of any other person as a result of being or ceasing to be a member of a Consolidated Group, as a transferee or successor, by contract, by operation of law or otherwise; and (D) is currently a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

(ix) There are (and immediately following the Effective Time there will be) no Liens on the assets of Peak or any of its Subsidiaries relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

(x) Neither Peak nor any of its Subsidiaries has requested or received a ruling from any taxing authority or signed a closing or other agreement with any taxing authority which would reasonably be expected to have an adverse effect on Peak.

(xi) Neither Peak nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code or any similar provision of applicable law: (A) in the two years prior to the date of this Agreement ;or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Amalgamation.

(xii) Peak and each of its Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement, approval or order of any government and, to the knowledge of Peak, subject to receipt of the Approvals required herein, the consummation of the Amalgamation will not have any adverse effect on the validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

(xiii) Neither Peak nor any of its Subsidiaries has engaged in a reportable transaction under Treas. Reg. § 1.6011-4(b) or any other applicable tax law, including any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. § 1.6011-4(b)(2).

(xiv) Peak will not be required to include any income or gain or exclude any deduction or loss from Taxable income that would result in a material liability for Taxes as a result of any (a) change in method of accounting, (b) closing agreement for Taxes, (c) installment sale or open transaction disposition or (d) prepaid amount.

2.16 Brokers. Except for fees and expenses payable to Houlihan Lokey pursuant to an Engagement Letter dated December 18, 2006, a true, correct and complete copy of which has been provided to S&G and which has not been amended or modified in any respect, Peak has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent’s commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, including the Amalgamation.

2.17 Intellectual Property.

(a) For the purposes of this Agreement, the following terms have the meanings set forth below:

“Intellectual Property” shall mean any or all of the following embodied in any media: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, records, data and mask works; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks and service marks; (vi) domain names, web addresses and sites; and (vii) tools, methods and processes.

“Intellectual Property Rights” shall mean any and all worldwide, common law and/or statutory rights in, arising out of, or associated therewith: (i) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures (“Patents”); (ii) all trade secrets and other rights in know how and confidential or proprietary information; (iii) all copyrights, copyright registrations and applications therefor, and mask works and mask work registrations and applications therefor, and all other rights corresponding thereto (“Copyrights”); (iv) all uniform resource locators, e-mail and other internet addresses and domain names and applications and registrations therefore (“URLs”); all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith (“Trademarks”); (v) all “moral” or economic rights of authors and inventors, however denominated throughout the world, and (vi) any similar, corresponding or equivalent rights to any of the foregoing.

“Peak Intellectual Property” shall mean any Intellectual Property and Intellectual Property Rights, including Registered Intellectual Property Rights that are owned by or exclusively licensed to Peak or any of its Subsidiaries.

“Peak Owned Intellectual Property” shall mean any Peak Intellectual Property owned by Peak or it Subsidiaries.

“Registered Intellectual Property Rights” shall mean all United States, international and foreign: (i) Patents, including applications therefor; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; and (iv) any other Intellectual Property Right that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time.

“Peak Product” means any product or service offering of Peak or any of its Subsidiaries being marketed, sold or licensed by Peak or any of its Subsidiaries.

(b) Section 2.17(b) of the Peak Disclosure Schedule lists all Registered Intellectual Property Rights owned or exclusively licensed by, or filed in the name of, or applied for by Peak or any of its Subsidiaries as of the date hereof (the “Peak Registered Intellectual Property Rights”) and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) which Peak has received notice of, the subject of which is any of Peak Registered Intellectual Property Rights or Peak Owned Intellectual Property.

Except as set forth in Section 2.17 of the Peak Disclosure Schedule,

(c) Peak has no knowledge of any facts or circumstances that would render the rights of Peak or its Subsidiaries to any Peak Intellectual Property invalid. Without limiting the foregoing, Peak knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of Peak Registered Intellectual Property Rights invalid or unenforceable, or would adversely affect any pending application for any Peak Registered Intellectual Property Right and neither Peak nor any of its Subsidiaries has misrepresented, or failed to disclose, any facts or circumstances in any application for any Peak Registered Intellectual Property Right that would adversely affect the validity or enforceability of any Peak Registered Intellectual Property Right.

(d) Each material item of Peak Registered Intellectual Property Rights (that has been issued or granted) is valid and subsisting, and all necessary registration, maintenance and renewal fees currently due in connection with Peak Registered Intellectual Property Rights have been paid and all documents and certificates currently due in connection with such Peak Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of obtaining or maintaining such Peak Registered Intellectual Property Rights. There are no actions that must be taken by Peak or any of its Subsidiaries within sixty (60) days after the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to the PTO office actions, documents, applications or certificates for the purposes of prosecuting, maintaining, perfecting or preserving or renewing any Peak Registered Intellectual Property Rights. In each case in which Peak or any of its Subsidiaries has acquired ownership of any Intellectual Property Rights from any person, Peak or such Subsidiary has obtained an assignment sufficient to irrevocably transfer all rights in such Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to Peak or such Subsidiary.

(e) No Contract to which Peak or a Subsidiary is a party shall restrict (or impose a payment of any kind to any third party for) the transferability, alienation or licensing of Peak Intellectual Property or any Intellectual Property Rights that are licensed to Peak or any of its Subsidiaries by, the Amalgamated Company.

(f) Each material item of Peak Owned Intellectual Property is free and clear of any Liens. Peak and its Subsidiaries are the exclusive owners or exclusive licensees of all Peak Intellectual Property. Peak or one or more of its Subsidiaries is the exclusive owner, or has acquired the necessary licenses to use, all material Trademarks used in connection with the operation or conduct of the business of Peak and its Subsidiaries, including the sale, distribution or provision of any Peak Products by Peak or any of its Subsidiaries. Peak or one or more of its Subsidiaries is the exclusive owner of, or has acquired the appropriate licenses to use, all Copyrighted works that are included or incorporated into Peak Products or which Peak or any of its Subsidiaries otherwise purports to own. To Peak’s knowledge, the Peak Products do not infringe on any Patents held by third parties.

(g) Neither Peak nor any of its Subsidiaries has granted any exclusive license of or right to use or authorized the exclusive retention of any rights to use or joint ownership of any Peak Intellectual Property, to any third party.

(h) All Peak Owned Intellectual Property was created solely by either (i) employees of Peak or one or more of its Subsidiaries acting within the scope of their employment, or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Peak or one of its Subsidiaries, and no third party owns any rights to any of the Peak Owned Intellectual Property.

(i) To the extent that any Peak Intellectual Property has been developed or created independently or jointly by any person other than Peak or any of its Subsidiaries for which Peak or such Subsidiary has paid any consideration of any kind for the development of such Intellectual Property, Peak or one or more of its Subsidiaries has a written Contract with such person with respect thereto, and Peak or one or more of its Subsidiaries thereby has obtained ownership of, and is the exclusive owner of, all such Peak Intellectual Property and associated Intellectual Property Rights by operation of law or by valid assignment.

(j) Other than software licensed from third parties identified in Section 2.17(j) of the Peak Disclosure Schedule or inbound “shrink-wrap” and similar generally available commercial binary code end-user licenses, Peak Intellectual Property constitutes all the material items of Intellectual Property and Intellectual Property Rights other than Patents, and, to Peak’s knowledge, Patents, which, as of the date hereof, are used in and necessary to the conduct of the business of Peak and it Subsidiaries as it currently is conducted by Peak and its Subsidiaries.

(k) Other than: (i) inbound “shrink-wrap” and similar generally available commercial binary code end-user licenses and (ii) customer agreements entered into in the ordinary course of the business of Peak and its Subsidiaries, the Contracts listed in Section 2.17(k) of the Peak Disclosure Schedule include all Contracts to which Peak or any of its Subsidiaries is a party as of the date hereof with respect to any Intellectual Property and Intellectual Property Rights (“IP Contracts”).

All IP Contracts are in full force and effect and the consummation of the transactions contemplated by this Agreement will not under the terms of such IP Contracts, in and of itself, violate or trigger any right of any third party to obtain any source code from any escrow under, or result in the breach, modification, cancellation, termination or suspension of such IP Contracts. Peak is not in material breach of nor has Peak materially failed to perform under, any of the foregoing IP Contracts and, to Peak’s knowledge, no other party to any such IP Contract, is in material breach thereof or has materially failed to perform thereunder. The IP Contracts will not restrict and, following the Closing Date, the Amalgamated Company will be permitted to exercise all of Peak’s rights under such IP Contracts to the same extent that Peak would have been able to had the Amalgamation not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Peak would otherwise be required to pay under such IP Contracts.

(l) Except for inbound “shrink-wrap” and generally available commercial binary code end-user or enterprise licenses and except for technology in the public domain, all Intellectual Property, used in and necessary to the conduct of the business of Peak and its Subsidiaries as presently conducted by Peak and its Subsidiaries was created solely by: (i) employees of Peak or one or more of its Subsidiaries acting within the scope of their employment; (ii) third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Peak or one or more of its Subsidiaries; or (iii) third parties who have granted to Peak or one or more of its Subsidiaries a license (sufficient for the conduct of business by Peak and its Subsidiaries as presently conducted by Peak and its Subsidiaries) to all such third party’s Intellectual Property Rights in such Intellectual Property, and no third party owns or has any exclusive rights to any of Peak Owned Intellectual Property or any of its Subsidiaries (other than non-exclusive license rights therein in connection with licensing Peak Products in the ordinary course of the business of Peak and its Subsidiaries consistent with past practice).

(m) There are no Contracts between Peak or any of its Subsidiaries and any other person with respect to Peak Intellectual Property or any Intellectual Property Rights that are licensed to Peak or any of its Subsidiaries under which there is any material dispute as of the date hereof regarding the rights and obligations specified in such Contracts, or performance under such Contracts including with respect to any payments to be made or received by Peak or any of its Subsidiaries thereunder.

(n) To Peak’s knowledge, no government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any Peak Intellectual Property. To the knowledge of Peak, no current or former employee, consultant or independent contractor of Peak or any of its Subsidiaries, who was involved in, or who contributed to, the creation or development of any Peak Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Peak or its Subsidiaries.

(o) No Contact to which Peak or its Subsidiaries is a party restricts Peak, its Subsidiaries and/or S&G or the Amalgamated Company from transferring, conveying and/or assigning Peak Intellectual Property to any entity located in any jurisdiction in the world.

(p) The design, development, use, import, manufacture and sale of Peak Products as it currently is conducted by Peak and its Subsidiaries, does not infringe or misappropriate any Intellectual Property Right (other than Patents) of any person, or constitute unfair competition or trade practices under the laws of any jurisdiction, and, neither Peak nor any of its Subsidiaries has received notice from any person claiming Peak or any of its Subsidiaries infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does Peak have knowledge of any basis therefor). To the knowledge of Peak, the design, development, use, import, manufacture and sale of Peak Products as conducted by Peak and its Subsidiaries and the Peak Intellectual Property do not infringe the Patents of any third party.

(q) To the knowledge of Peak, no person is materially infringing or misappropriating any Peak Intellectual Property Rights.

(r) To the knowledge of Peak, no Peak Intellectual Property Right is subject to any proceeding or outstanding decree, order, judgment, Contract or stipulation that restricts in any manner the use, transfer or licensing thereof by Peak or its Subsidiaries or which would reasonably be expected to adversely affect the validity, use or enforceability of such Peak Intellectual Property.

(s) Peak and its Subsidiaries have taken commercially reasonable steps to protect Peak’s and its Subsidiaries’ rights in confidential information and trade secrets of Peak and its Subsidiaries or of other persons, to the extent required in connection with the disclosure of such confidential information or trade secrets to Peak or any of its Subsidiaries. Without limiting the foregoing, Peak and its Subsidiaries have, and enforce, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment Contracts substantially in one of the forms made available to S&G and all current and former employees, consultants and contractors of Peak and its Subsidiaries are in material compliance with such policy. All employees of Peak and its Subsidiaries that have participated in the development of Peak Products have entered into one or more valid and binding written Contracts with Peak or one of its Subsidiaries sufficient to vest title in Peak or such Subsidiary of all Intellectual Property, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with Peak or such Subsidiary.

(t) No agreement to which Peak or its Subsidiary is a party will, following the Amalgamation, result in: (i) the Amalgamated Company’s granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Right owned by, or licensed to, either of them; (ii) either S&G’s or the Amalgamated Company’s being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses; or (iii) either S&G’s or the Amalgamated Company’s being contractually obligated to pay any royalties or other amounts to any third party in excess of those currently payable by Peak or its Subsidiaries in respect thereof.

2.18 Contracts. Except as set forth in Section 2.18 of the Peak Disclosure Schedule, as of the date hereof neither Peak nor any of its Subsidiaries is a party to or is bound by any of the following Contracts (other than any such Contract which is no longer of any force or effect):

(a) (i) any employment or consulting Contract with any Employee; or (ii) any service, operating or management Contract with respect to any of its facilities (whether leased or owned) other than with respect to clause (ii), (A) those that are terminable by Peak or any of its Subsidiaries on no more than ninety (90) days’ notice without liability or financial obligation to Peak or its Subsidiaries, and (B) those that do not involve in excess of US$100,000 being paid by Peak per annum;

(b) any Contract of indemnification or any guaranty (other than any Contract of indemnification or warranty entered into in connection with Peak’s former and current directors and officers and the sale, license, distribution or marketing of products or services or Contracts which typically contain indemnity provisions but which are not primarily indemnification agreements (such as leases for real property, service contracts and the like), entered into in the ordinary course of business);

(c) any Contract containing any covenant limiting in any respect the right of Peak or any of its Subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

(d) any Contract relating to the disposition or acquisition by Peak or any of its Subsidiaries after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Peak or any of its Subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Peak’s Subsidiaries;

(e) any dealer, distributor, joint marketing or development Contract under which Peak or any of its Subsidiaries have continuing material obligations to jointly market any Peak Product and which may not be canceled without penalty upon notice of ninety (90) days or less, or pursuant to which Peak or any of its Subsidiaries have continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole or in part, by Peak or any of its Subsidiaries and which may not be canceled without penalty upon notice of ninety (90) days or less;

(f) any Contract to license any third party to manufacture, reproduce, sell or distribute any Peak Products, except Contracts with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to S&G;

(g) any Contract to provide source code to any third party for any Peak Product that is material to Peak and its Subsidiaries taken as a whole;

(h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, other than trade payables incurred in the ordinary course of business;

(i) any material settlement agreement under which Peak or any of its Subsidiaries has ongoing obligations; and

(j) any other Contract involving in excess of US$100,000 being paid by or to Peak or any of its Subsidiaries per annum.

Neither Peak nor any of its Subsidiaries, nor to Peak’s knowledge any other party to any Contract required to be disclosed pursuant to Section 2.17 or 2.18 (any such contract, a “Peak Contract”), is in material breach, violation or default under, and neither Peak nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Peak Contract in such a manner as would permit any other party to cancel or terminate any such Peak Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). To Peak’s knowledge, no third party has breached, violated or defaulted under any of the material terms of any Peak Contract. Peak has made available to S&G true and correct copies of all Contracts between Peak and its top ten customers (based on revenues for the twelve months ended December 31, 2007).

2.19 Opinion of Financial Advisor. Peak’s financial advisor, Houlihan Lokey, has delivered to the Board of Directors of Peak an oral opinion, to be confirmed in writing, to the effect that, as of the date of such opinion, the aggregate merger consideration is fair from a financial point of view to the Peak shareholders.

2.20 Insurance. Peak and it Subsidiaries maintain insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Peak and its Subsidiaries (collectively, the “Insurance Policies”) which are of the type and in amounts customarily carried by persons at similar stages of development and financial condition conducting businesses similar to those of Peak and its Subsidiaries. A list of all the Insurance Policies covering Peak’s operations in the United States is attached as

Section 2.20 of the Peak Disclosure Schedule. There is no material claim by Peak or any of its Subsidiaries pending under any of the Insurance Policies as to which coverage has been denied or disputed by the underwriters of such policies or bonds.

2.21 Board Approval. As of the date hereof and subject to Section 5.2(d), the Board of Directors of Peak has unanimously: (a) determined that this Agreement, the Amalgamation and the other transactions contemplated by this Agreement are fair to, and in the best interests of, Peak and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Amalgamated Company will be unable to fulfill the obligations of Peak to its creditors; (b) subject to the approval of Peak shareholders as provided in Section 2.4, approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement; and (c) determined to recommend that the shareholders of Peak approve this Agreement, the Amalgamation and the other transactions contemplated by this Agreement.

2.22 Inapplicability of Certain Statutes. Other than the Bermuda Act and other than competition statutes, Peak is not subject to any business combination, control share acquisition, fair price or similar statute that applies to the Amalgamation or any other transaction contemplated by this Agreement.

2.23 Product Warranty and Product Liability. Peak and its Subsidiaries have not received any written product liability claims and any claims, actions, suits or proceedings pending or that to Peak’s knowledge are threatened, relating to the Peak Products or to Peak, within the last three (3) years (whether or not covered by insurance), except for (i) claims which have been fully settled and (ii) unresolved claims, actions, suits or proceedings that would not have a Material Adverse Effect on Peak. The Peak Products have been designed and manufactured so as to comply, in all material respects, with all mandatory governmental standards and specifications currently in effect in jurisdictions where the Peak Products are sold, and have received all governmental approvals necessary to allow their sale and use and comply with all customer specifications in jurisdictions where the Peak Products are sold, except where such non-compliance or failure to receive approvals will not have a Material Adverse Effect on Peak.

2.24 Inventory. In each set of consolidated financial statements (including, in each case, any related notes thereto) to the Peak SEC Reports, the inventory of Peak and its Subsidiaries has been valued in accordance with U.S. GAAP consistently applied and consists of items of quality useable and saleable in the normal course of the business of Peak and its Subsidiaries except for items of obsolete materials and materials of below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided that would otherwise be material to such consolidated financial statements taken as a whole.

2.25 Factory.

(a) Peak maintains good relations with Shenzhen Hengang Economic Development Ltd. (the “Processor”) and there are no disputes or other claims between Peak or any of its Subsidiaries and the Processor. Schedule 2.25 lists all agreements between Peak or any of its Subsidiaries and Processor and Peak has provided S&G with true and correct copies of all such agreements. Except as set forth on Schedule 2.25, there are no other agreements or understandings, oral or otherwise, between Peak or any of its Subsidiaries and Processor which are effective as of the date of this Agreement.

(b) To the knowledge of Peak, the Processor is not, in any material respect, in conflict with, or in default or violation of, any law (including Environmental Laws), rule, regulation, order, judgment or decree applicable to the Processor or by which its material properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on Processor. To the knowledge of Peak on the date of this Agreement, no investigation or review by any Governmental Entity is pending or, to the knowledge of Peak, threatened against the Processor, nor has any Governmental Entity indicated to Processor an intention to conduct the same, other than, in each such case, those the outcome which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Processor.

(c) To the knowledge of Peak, there are no claims, actions, suits or proceedings pending or threatened against the Processor or any properties or rights of Processor, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign.

(d) Peak has provided S&G with true and correct copies of all notices, correspondence, memorandum and documents Peak or any of its Subsidiaries have received or prepared during the prior three years from the date of this Agreement relating to all governmental or regulatory investigations (including all tax audits and investigations) of the Processor, or any of the officers or directors of the Processor (in relation to their services provided to Processor).

(e) There is no written agreement or any oral understanding between Peak or any of its Subsidiaries with the Processor or any other party that restricts Peak from reducing the number of employees employed by the Processor relating to the work performed for Peak and it Subsidiaries.

2.26 Full Disclosure. This Article 2 as modified by the Peak Disclosure Schedule and the Peak SEC Reports (to the extent described in the first paragraph of Article II) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein not false or misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF S&G AND MERGER SUB

S&G, Daewon and Merger Sub (after it has been established and becomes a party to this agreement) jointly and severally represent and warrant to Peak, as of the date hereof (and with respect to Merger Sub, as of the date Merger Sub becomes a party to this Agreement), subject to such exceptions as are specifically disclosed in writing in the disclosure schedule supplied by S&G to Peak, dated as of the date hereof and certified by a duly authorized officer of S&G (the “S&G Disclosure Schedule”), as follows, provided, however, all representations and warranties relating to Merger Sub shall be made as of the date Merger Sub becomes a party to this Agreement:

3.1 Organization and Qualification. Each of S&G, Daewon and its Subsidiaries is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect on S&G. Each of S&G and its Subsidiaries is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on S&G. Each of S&G and its Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and, where applicable, is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not, either individually or in the aggregate, have a Material Adverse Effect on S&G. S&G and Daewon are under common control with one another. Merger Sub is a newly incorporated Bermuda exempted company. Except in connection with this Agreement, Merger Sub has not conducted any operations nor entered into any agreements, nor will it do either prior to the Effective Time. Merger Sub has no obligations or liabilities, either accrued, absolute, contingent or otherwise, nor will it have any such obligations or liabilities prior to the Effective Time or the earlier termination of this Agreement.

3.2 Charter Documents. S&G will furnish to Peak complete and correct copies of its Articles of Incorporation as amended to date (the “S&G Charter Documents”) and the Memorandum of Association and Bye-Laws of Merger Sub (the “Merger Sub Charter Documents”). Such S&G Charter Documents and Merger Sub Charter Documents are in full force and effect. S&G is not in violation of any of the provisions of the S&G Charter Documents, and Merger Sub is not in violation of any of the provisions of the Merger Sub Charter Documents.

3.3 Authority Relative to this Agreement. Each of S&G, Daewon and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by S&G, Daewon and by Merger Sub and the performance by each of S&G, Daewon and Merger Sub of its obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of S&G, Daewon and Merger Sub, and no other corporate proceedings on the part of Daewon or Merger Sub and no vote by the shareholders of S&G or Daewon are necessary to authorize this Agreement or for any of S&G, Daewon and Merger Sub to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by S&G, Daewon and by Merger Sub and, assuming the due authorization, execution and delivery by Peak, constitutes a legal and binding obligation of S&G, Daewon and of Merger Sub, enforceable against S&G, Daewon and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other laws of general application relating to or affecting creditors’ rights generally and laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.4 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by S&G, Daewon and Merger Sub do not, and the performance of this Agreement by S&G, Daewon and Merger Sub will not: (i) conflict with or violate the S&G Charter Documents, Merger Sub Charter Documents or equivalent organizational documents of Daewon or any of S&G’s Subsidiaries; or (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to S&G or any of its Subsidiaries or Daewon by which it or their respective properties are bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair S&G’s or any of its Subsidiaries’ or Daewon’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of S&G or any of its Subsidiaries or Daewon pursuant to, any material Contract to which S&G or any of its Subsidiaries or Daewon is a party or by which ‘or Daewon, S&G or any of its Subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or (iii), individually or in the aggregate prevent or materially delay consummation of the Amalgamation or otherwise prevent the parties hereto from performing their obligations under this Agreement, including S&G’s and or Daewon’s obligations to pay the aggregate amount of Per Share Cash Consideration and all Accounts Payable Costs.

(b) The execution and delivery of this Agreement by S&G, Daewon and Merger Sub do not, and the performance of this Agreement by S&G, Daewon and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity with respect to S&G, Daewon and Merger Sub except: (i) for: (A) compliance with applicable requirements of the Securities Act and the Exchange Act; (B) compliance with the pre-merger notification requirements of foreign Governmental Entities; (C) compliance with the rules and regulations of Nasdaq; and (D) other filings and recordation as required by Governmental Entities other than those in the United States; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications: (A) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on S&G or Daewon, or (B) would not prevent or materially delay the consummation of the Amalgamation or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

3.5 Financing; Sufficiency of Funds. Each of S&G and Daewon has sufficient cash or cash equivalent funds to pay the aggregate amount of Per Share Cash Consideration, all Accounts Payable Costs and all Transaction Costs.

3.6 Solvency. As of the Effective Time, assuming satisfaction of the conditions to S&G’s, Daewon’s and Merger Sub’s obligations to consummate the Amalgamation as set forth herein, or the waiver of such conditions, and after giving effect to all of the transactions contemplated by this Agreement, including, without limitation, the payment of the aggregate Merger Consideration and payment of all related fees and expenses, (a) the amount of the “fair saleable value” of the assets of the Amalgamated Company would exceed (i) the value of all “liabilities of the Amalgamated Company, including contingent and other liabilities”, as such quoted terms are generally determined in accordance with applicable Legal Requirements governing determinations of the solvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of the Amalgamated Company on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Amalgamated Company would not have an unreasonably small amount of capital for the operation of the business in which it is engaged or proposed to be engaged following the Effective Time; and (c) the Amalgamated Company will be able to pay its liabilities, including contingent and other liabilities, as they mature.

3.7 Capitalization of Merger Sub. The authorized share capital of Merger Sub consists of 100 Ordinary shares, par value US$1.00 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by S&G. Merger Sub has no outstanding option, warrant, right, or any other agreement pursuant to which any person other than S&G may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Amalgamation and the other transactions contemplated by this Agreement.

3.8 Brokers. S&G has not incurred nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, except for any such fees and expenses payable solely by S&G.

3.9 Merger Sub Board Approval. The Board of Directors of Merger Sub has unanimously: (a) determined that the Amalgamation is fair to, and in the best interests of, Merger Sub and its shareholder, and that, considering the financial position of the amalgamating companies, no reasonable concern exists that the Amalgamated Company will be unable to fulfill the obligations of Merger Sub to its creditors; (b) approved this Agreement, the Amalgamation and the other transactions contemplated by this Agreement; and (c) determined to recommend that the shareholder of Merger Sub approves this Agreement, the Amalgamation and the other transactions contemplated by this Agreement.

3.10 Certain Arrangements. There are no Contracts, agreements, arrangements or understandings between S&G, Daewon or Merger Sub, on the one hand, and any member of Peak’s management or directors, on the other hand, as of the date hereof that relate in any way to Peak or the transactions contemplated by this Agreement. Prior to the Board of Directors of Peak approving this Agreement, the Amalgamation and the other transactions contemplated hereby for purposes of the applicable provisions of Bermuda Law, neither S&G nor Daewon nor Merger Sub, alone or together with any other person, was at any time, or became, an “interested shareholder” thereunder or has taken any action that would cause any anti-takeover statute under Bermuda Law to be applicable to this Agreement, the Amalgamation, or any transactions contemplated by this Agreement.

3.11 Information in Proxy Statement. None of the information supplied or to be supplied by S&G, Daewon and Merger Sub in writing, expressly for inclusion or incorporation by reference in the Proxy Statement, any amendment or supplement thereto or any other documents filed with the SEC by Peak in connection with the Amalgamation and other transactions contemplated by the Agreement, when supplied to Peak, when filed with the SEC and, in case of the Proxy Statement (as defined below), when mailed to Peak’s shareholders and at the time of the Peak SGM, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

3.12 Ownership of Peak Shares. Neither S&G, Daewon, Merger Sub nor any of their respective Subsidiaries beneficially owns, directly or indirectly, any Peak Shares or other securities convertible into, exchangeable into or exercisable for shares of Common Stock. Except for the Voting Agreements being executed and delivered concurrently herewith, there are no voting trusts or other agreements, arrangements or understandings to which S&G, Daewon, Merger Sub or any of their respective Subsidiaries is a party with respect to the voting of the capital stock or other equity or voting interest of Peak or any of its Subsidiaries nor are there any agreements, arrangements or understandings to which S&G, Daewon, Merger Sub or any of their respective Subsidiaries is a party with respect to the acquisition, divestiture, retention, purchase, sale or tendering of the capital stock or other equity or voting interest of Peak or any of its Subsidiaries.

3.13 No Additional Representations.

(a) Each of S&G, Daewon and Merger Sub acknowledges that it, together with its representatives, (i) has made its own inquiry and investigation into, and based thereon, has formed an independent judgment concerning Peak and its Subsidiaries and their businesses and operations; (ii) has requested and received access to such books and records, facilities, equipment, Contracts and other assets of Peak which it and its representatives as each such party considers material in determining whether to enter into, perform and consummate the transactions contemplated by this Agreement; and (iii) has had full opportunity to meet with the management of Peak to discuss the business and assets of Peak, and to ask all questions of and receive answers from Peak in determining whether to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

(b) S&G, Daewon and Merger Sub acknowledge that neither Peak nor any person has made any representation or warranty, express or implied, of any kind, including without limitation any representation or warranty as to the accuracy or completeness of any information regarding Peak and its Subsidiaries furnished or made available to S&G, Daewon or Merger Sub and any of their respective representatives, in each case except as expressly set forth in Article II (as modified by the Peak Disclosure Schedule), and neither Peak, its directors, officers, employees, agents or other representatives, nor any other person shall be subject to any liability to S&G, Daewon or Merger Sub or any other person resulting from Peak’s making available, or S&G’s, Daewon’s or Merger Sub’s use of, such information, including the confidential management presentation and other presentation materials delivered to S&G, as subsequently updated, supplemented or amended (the “Presentation Materials”), or any information, documents or material made available to S&G or Merger Sub in the due diligence materials provided, including in the data room, other management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, except as expressly set forth in Article II (as modified by the Peak Disclosure Schedule and the Peak SEC Reports to the extent described in the first paragraph of Article II), Peak makes no representation or warranty to S&G, Daewon or Merger Sub with respect to (i) the information set forth in the Presentation Materials or (ii) any projections, forecasts or other estimates, plans or budgets of future revenues, expense or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Peak or any of its Subsidiaries or the future business, operations or affairs of Peak or any of its Subsidiaries theretofore or hereafter delivered to or made available to S&G, Daewon, Merger Sub or their respective representatives or affiliates, whether or not included in the Presentation Materials or any management presentation.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business by Peak. Except as required or permitted by the terms of this Agreement, as set forth in Section 4.1 of the Peak Disclosure Schedule or approved by S&G in writing (which approval shall not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Peak and its Subsidiaries shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations, pay its debts and Taxes when due (subject to good faith disputes over such debts or Taxes), pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to: (a) preserve intact its present business organization; and (b) preserve its relationships with material customers, suppliers, distributors, licensors, licensees and others with which it has significant business dealings; provided, however, that in the event Peak shall be required to take or refrain from taking any action pursuant to this Section 4.1 that would cause or would have the result of causing any representation or warranty of Peak set forth in this Agreement to be or become inaccurate, Peak shall so notify S&G in writing, and as soon as practicable, and in no event more than three (3) business days after S&G’s receipt of such notice, S&G shall advise Peak in writing as to whether Peak should (x) take or refrain from taking such action, in which event such action or inaction shall not be deemed to constitute a breach of, or inaccuracy in, such representations or warranties, or (y) cause such representation or warranty to remain accurate, in which case such action or inaction shall not be deemed to constitute a breach of this Section 4.1.

In addition, except as required or permitted by the terms of this Agreement, as set forth in Section 4.1 of the Peak Disclosure Schedule or approved by S&G in writing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Peak shall not do any of the following and shall not permit its Subsidiaries to do any of the following (it being understood and agreed that any action taken or omitted to be taken by Peak after the execution and delivery of this Agreement that is either permitted by the terms of this Section 4.1 or approved by S&G in writing pursuant to this Section 4.1 shall not be deemed to constitute a breach of, or inaccuracy in, any of the representations or warranties of Peak set forth in this Agreement):

(a) Waive any stock repurchase rights, accelerate, (other than in accordance with written agreements outstanding on the date hereof and disclosed on Section 2.3 of the Peak Disclosure Schedule), amend or change the period of exercisability of any Peak Share Option, reprice any Peak Share Option, authorize cash payments in exchange for any Peak Share Option, allow any new enrollments in the ESPP or allow any participant in the ESPP to increase his or her participation rate in the ESPP;

(b) Grant any severance or termination pay to any officer or employee except in the ordinary course of business consistent with past practices or pursuant to written agreements outstanding, or written policies disclosed in the Peak Disclosure Schedule, or as required by applicable law or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement, custom, policy or arrangement existing on the date hereof, except for such increases as may be required by the terms of a Company Plan or agreement or pursuant to applicable Legal Requirements, or grant any equity based compensation, whether payable in cash or stock, including any Peak Share Options, all except the issuance of Peak Shares upon exercise of vested Options contemplated by this Agreement;

(c) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Peak Intellectual Property, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights, other than non-exclusive licenses granted to end users in the ordinary course of business consistent with past practices; provided that in no event shall Peak: (i) license on an exclusive basis or sell any Peak Owned Intellectual Property; or enter into any Contract (A) containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practices, or (B) limiting the right of Peak to engage in any line of business or to compete with any person;

(d) Enter into, renew or modify any Contracts relating to the distribution or marketing by third parties of Peak Products;

(e) Declare, set aside or pay any dividends on or bonus issue of or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or consolidate, subdivide, split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Peak or its Subsidiaries or any options, warrants, calls or rights to acquire any such shares, except repurchases of unvested shares in connection with the termination of the employment relationship with any Employee pursuant to share option or purchase agreements in effect on the date hereof;

(g) Issue, deliver, sell, authorize, pledge or otherwise encumber (or propose any of the foregoing with respect to) any shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of such capital stock or any securities convertible into shares of such capital stock, or enter into other Contracts of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and sale of Peak Shares pursuant to the exercise of share options, warrants and other agreements set forth in Section 2.3 of the Peak Disclosure Schedule, in each case outstanding as of the date of this Agreement;

(h) Cause, permit or propose any amendments to the Peak Charter Documents (or similar governing instruments of any of its Subsidiaries);

(i) Acquire or agree to acquire by merging, amalgamating or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any person or division thereof, or otherwise acquire or agree to acquire all or substantially all of the assets of any of the foregoing, enter into any joint ventures, strategic partnerships or alliances or form or agree to form any subsidiaries;

(j) Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer any material properties or assets of Peak and its Subsidiaries, taken as a whole, or any interest therein other than sales and licenses in the ordinary course of business consistent with past practice; modify, amend or terminate any existing Contract affecting the use, possession or operation of any material properties or assets of Peak and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice; or grant or otherwise create or consent to the creation of any Lien affecting any owned or leased real property of Peak and its Subsidiaries, taken as a whole, or any part thereof, other than in the ordinary course of business consistent with past practice;

(k) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Peak, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

(l) (i) Adopt or amend any employment agreement or Company Plan, except as may be required by law; or enter into any employment Contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”, except as may be required by Legal Requirements, and who are not officers of Peak); (ii) agree to pay or pay any special bonus or special remuneration to any director or employee; or (iii) increase the salaries or wage rates or benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law or by any existing employee benefit plan, policy, arrangement, program or Contract disclosed in Section 2.11 of the Peak Disclosure Schedule;

(m) (i) Pay, discharge, or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or settle any material litigation (whether or not commenced prior to the date of this Agreement), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms in existence as of the date hereof, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar Contract to which Peak or any of its Subsidiaries is a party or of which Peak or any of its Subsidiaries is a beneficiary;

(n) Modify or amend in any material respect, or terminate, any Contract set forth in Section 2.17 or 2.18 of the Peak Disclosure Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder;

(o) Except as required by GAAP, revalue any of its assets (including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable) or make any material change in accounting methods, principles or practices;

(p) Hire any employee with an annual compensation level in excess of US$40,000, or increase the total number of employees above the number of employees at the Company as of the date of this Agreement;

(q) Other than (i) fees and expenses up to US$1,250,000 payable to Houlihan Lokey pursuant to the engagement letter referred to in Section 2.16 and (ii) fees and expenses payable to Heller Ehrman LLP in an amount to up to US$35,000 per month (other than fees and expenses in connection with the Amalgamation, which may be paid when due), make any payments outside of the ordinary course of business in excess of US$50,000 in the aggregate;

(r) Other than in the ordinary course of business or as required or permitted by this Agreement, enter into any Contract or series of related Contracts requiring Peak or any of its Subsidiaries to pay in excess of US$50,000 over the term of such Contract or series of Contracts;

(s) Make or change any material Tax election, adopt or change any Tax accounting method, agree to settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes, or request, negotiate or agree to any Tax rulings; or

(t) Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through (s) above.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Formation of S&G Sub. Immediately following the execution of this Agreement, S&G shall form a wholly owned subsidiary as an exempted company under the laws of Bermuda (“Merger Sub”), and shall cause Merger Sub to become a party to this Agreement through the execution of a counterpart signature page to this Agreement. Upon the execution of such counterpart signature page, Merger Sub shall (i) automatically become a party to this Agreement without any amendment to this Agreement or the consent of any other party to this Agreement, and (ii) make the representations and warranties provided in Article III.

5.2 Regulatory Publications and Filings; Preparation of Certificate of Amalgamation. Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this

Agreement, each notice, report or other document required to be delivered by such party to, or filed by such party with, any Governmental Entity with respect to the Amalgamation and the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

(a) As promptly as reasonably practicable after the execution of the Agreement, Peak shall prepare and file the proxy statement to be sent to the shareholders of Peak in connection with the Peak SGM (such proxy statement, as amended or supplemented, being referred to herein as the “Proxy Statement”) with the SEC under the Exchange Act. S&G shall provide promptly to Peak such information concerning itself as, in the reasonable judgment of Peak or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto. Peak shall respond to any comments of the SEC, and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and Peak shall cause the Proxy Statement to be mailed to its shareholders at the earliest reasonably practicable time after the Proxy Statement is cleared by the SEC. Peak shall notify S&G promptly upon the receipt of any written comments from the SEC or its staff and of any written request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply S&G with copies of all correspondence between Peak or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Peak shall give S&G and its counsel the opportunity to review and approve the Proxy Statement, including all amendments and supplements thereto (provided that S&G’s approval right hereunder shall not extend to disclosures related to Peak’s board process related to the transactions contemplated by this Agreement, including but not limited to the recommendation of Peak’s Board of Directors, any changes in such recommendation, the reasons for the transaction or the opinion of Peak’s financial advisor) prior to its being filed with the SEC and shall give S&G and its counsel the opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Peak shall cause the Proxy Statement to comply in all material respects with all applicable Legal Requirements. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, Peak shall promptly inform S&G of such occurrence and file with the SEC or its staff and/or mail to shareholders of Peak, such amendment or supplement.

(b) As soon as may be reasonably practicable, Peak and S&G each shall file any pre-merger notification forms required by control laws and regulations of any applicable jurisdiction, as reasonably agreed by the parties to be required. Peak and S&G each shall promptly: (i) supply the other with any information which may be required in order to effectuate such filings; and (ii) supply any additional information which reasonably may be required by the competition or merger control authorities of any jurisdiction and which the parties may reasonably deem appropriate; provided, however, that neither S&G nor Peak shall be required to agree to any divestiture by itself or any of its Subsidiaries or affiliates of shares of capital stock or of any material business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

(c) Without derogating from the provisions of Section 5.7, Peak and S&G shall cause their respective counsels, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of any documents required to be filed or published pursuant to this Section 5.2. The parties further agree to comply at all times with all the procedures detailed in the Bermuda Act and to take all necessary actions in order to minimize the duration of such procedures.

5.3 Approval of Shareholders of Peak.

(a) As promptly as practicable after the execution and delivery of this Agreement and in accordance with the Bermuda Act and the Peak Charter Documents, Peak shall convene the Peak SGM of its shareholders for the purpose of approval of the terms and conditions of this Agreement, the Amalgamation and the transactions contemplated hereby. Unless the Board of Directors of Peak shall have withheld, withdrawn, amended, modified or changed its recommendation of this Agreement, the Amalgamation and the transactions contemplated thereby in compliance with Section 5.3(d) hereof, Peak shall use all commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of such matters and to secure the vote or consent of holders of a majority of the votes cast at the Peak SGM. Notwithstanding anything to the contrary contained in this Agreement, Peak may adjourn or postpone the Peak SGM to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to Peak’s shareholders in advance of a vote on this Agreement, the Amalgamation and the transactions contemplated hereby or, if as of the time for which the Peak SGM is originally scheduled (as set forth in the Proxy Statement) there are insufficient Peak Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Peak SGM.

(b) Peak shall call, give notice of, convene, hold, conduct and solicit all proxies in connection with, the Peak SGM in compliance with all applicable Legal Requirements, including the Bermuda Act, the Peak Charter Documents, and the rules of Nasdaq.

(c) Unless the Board of Directors of Peak shall have withheld, withdrawn, amended, modified or changed its recommendation of this Agreement, the Amalgamation and the transactions contemplated thereby in compliance with Section 5.3(d) hereof: (i) the Board of Directors of Peak shall recommend that Peak’s shareholders entitled to vote in respect thereof, vote in favor of and approve this Agreement, the Amalgamation and the transactions contemplated by this Agreement at the Peak SGM; and (ii) neither the Board of Directors of Peak nor any committee thereof shall withhold, withdraw, amend, modify, change or publicly propose or publicly resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to S&G, the recommendation of the Board of Directors of Peak that Peak’s shareholders vote in favor of and approve this Agreement, the Amalgamation and the transactions contemplated by this Agreement.

(d) Nothing in this Agreement shall prevent the Board of Directors of Peak from withholding, withdrawing, amending, modifying or changing its recommendation in favor of the approval of this Agreement and the Amalgamation if: (i) a Superior Proposal (as defined below) is made to Peak and is not withdrawn; (ii) neither Peak nor any of its representatives shall have violated the terms of Section 5.6 hereof in any material respect in connection with such Superior Proposal; (iii) the Board of Directors of Peak concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Proposal, the failure to withhold, withdraw, amend, modify or change such recommendation would be inconsistent with the fiduciary obligations of the Board of Directors of Peak to Peak or to Peak’s shareholders; (iv) this Agreement, the Amalgamation and the transactions contemplated hereby have not yet been approved by Peak’s shareholders at the Peak SGM; and (v) concurrently with any such withholding, withdrawal, amendment, modification or changing of such recommendation, Peak shall have terminated this Agreement pursuant to and in accordance with Section 7.1(i) hereof and entered into an Alternative Agreement.

5.4 Merger Sub Written Resolution. As promptly as practicable after the execution and delivery of this Agreement, Merger Sub shall circulate a written resolution of sole shareholder, and S&G (as the sole shareholder of Merger Sub) shall approve this Agreement, the Amalgamation and the transactions contemplated by this Agreement by executing such written resolution.

5.5 Confidentiality; Access to Information. The parties acknowledge that Peak and Daewon have previously executed a Confidentiality Agreement, dated as of September 20, 2007 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms. S&G agrees and covenants to be bound by and to adhere to the provisions of the Confidentiality Agreement as if S&G were a party thereto, with the term “you” and the like referring to S&G. Peak will afford S&G and its accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Peak during the period prior to the Effective Time to obtain all information concerning its business, including, without limitation, the status of product development efforts, properties, results of operations and personnel of Peak, as S&G may reasonably request. No information or knowledge obtained by S&G in any investigation pursuant to this Section 5.5 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Amalgamation.

5.6 No Solicitation. (a) From and after the date of this Agreement until the earlier to occur of the Effective Time or termination of this Agreement pursuant to Article VII, Peak and its Subsidiaries will not, nor will they authorize or permit, to the extent within its control, any of their respective officers, directors, controlled affiliates or employees or any of their respective investment bankers, attorneys or other advisors or representatives retained by them to, directly or indirectly: (i) solicit, initiate, or take any action intended to encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below); (ii) engage or participate in any discussions or negotiations with any person (other than any officer, director, controlled affiliate or employee of S&G or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of S&G or any of its Subsidiaries) regarding, or furnish to any person any non-public information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below). Notwithstanding the above, prior to the approval of this Agreement, the Amalgamation and the transactions contemplated hereby by Peak’s shareholders at the Peak SGM, nothing contained in this Agreement (including, without limitation, this Section 5.6) shall prohibit the Board of Directors of Peak from (i) complying with Rule 14d-9 or Rule 14e-2(a) under the Exchange Act with regard to a tender or exchange offer or (ii) in response to an unsolicited Acquisition Proposal that is not withdrawn in writing, from engaging or participating in discussions or negotiations with and furnishing information to the party making such Acquisition Proposal, provided that the Board of Directors of Peak: (A) reasonably and in good faith concludes that the Acquisition Proposal constitutes a Superior Proposal (as defined below) (or that is reasonably likely to constitute, taking into account all of the relevant facts and circumstances, a Superior Proposal) and in good faith believes that the offer is likely to be consummated under the terms stated in such Superior Proposal, and (B) determines in good faith after consultation with its outside legal counsel that failure to take such action would be reasonably likely to be inconsistent with the fiduciary obligations of the Board of Directors of Peak to Peak or to Peak’s shareholders; and provided further that (x) concurrently with furnishing any such information to, or entering into discussions or negotiations with, such party, Peak gives S&G written notice of the identity of such person or group (unless prohibited by a confidentiality or non-disclosure agreement entered into prior to the date hereof which cannot be canceled promptly after the date of the Agreement) and of Peak’s intention to furnish information to, or enter into discussions or negotiations with, such party; (y) Peak receives from such party an executed confidentiality agreement at least as restrictive as the Confidentiality Agreement; and (z) contemporaneously with furnishing any such information to such party, Peak furnishes such information to S&G (to the extent such information has not been previously furnished by Peak to S&G). As of the date of this Agreement, Peak and its Subsidiaries will immediately cease any and all existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.

(b) For purposes of this Agreement: (i) “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal by S&G or Merger Sub or any of their affiliates) relating to any Acquisition Transaction; (ii) “Acquisition Transaction” shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from Peak by any person or “group” (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 20% interest in the total outstanding voting securities of Peak or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning 20% or more of the total outstanding voting securities of Peak or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving Peak pursuant to which the shareholders of Peak immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 50% of the assets of Peak; or (C) any liquidation, dissolution, recapitalization or other significant corporate reorganization of Peak; and (iii) “Superior Proposal” shall mean any unsolicited, written Acquisition Proposal received or made in compliance with Section 5.6(a) believed by Peak’s Board of Directors to be bona fide which: (A) if any cash consideration is involved, is not subject to any financing contingency or, if subject to a financing contingency, such financing in the reasonable judgment of Peak’s Board of Directors is likely to be obtained on a timely basis; and (B) Peak’s Board of Directors shall have reasonably and in good faith determined that the proposed Acquisition Transaction is more favorable to the shareholders of Peak, from a financial point of view, than the Transaction (taking into account the advice of Peak’s financial advisors).

In addition to the obligations of Peak set forth in Section 5.6(a), Peak shall, as promptly as practicable and in any event within two business days, advise S&G in writing of: (i) any request for non-public information in connection with, or which Peak reasonably concludes would lead to, any Acquisition Proposal; (ii) the receipt of any Acquisition Proposal, or any inquiry with respect to or which Peak reasonably concludes would lead to any Acquisition Proposal; (iii) the material terms and conditions of such request, Acquisition Proposal or inquiry; and (iv) the identity of the person or group making any such request, Acquisition Proposal or inquiry (unless prohibited by a confidentiality or non-disclosure agreement entered into prior to the date hereof which cannot be canceled promptly after the date of the Agreement). Peak shall keep S&G informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. In addition to the foregoing, Peak shall: (i) provide S&G with at least 48 hours prior written notice (or such lesser prior notice as provided to the members of Peak’s Board of Directors) of any meeting of Peak’s Board of Directors at which Peak’s Board of Directors is reasonably expected to recommend a Superior Proposal to its shareholders and together with such notice a copy of the definitive documentation relating to such Superior Proposal and shall not resolve to recommend such Superior Proposal without having notified S&G at least 48 hours prior to such recommendation. Nothing in this Section 5.6 shall prevent Peak from sending a written notice to any party with whom Peak has entered into a non-disclosure agreement and informing such party that the non-disclosure agreement is terminated by such notice and that any further communications between the party and Peak or any of its Subsidiaries would not be covered by the non-disclosure agreement.

5.7 Public Disclosure. S&G and Peak will consult with each other and, to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement as to the content of such press release or public statement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to any such release or public statement.

5.8 Commercially Reasonable Efforts. Subject to the terms and conditions set forth in this Agreement, each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner reasonably practicable, the Amalgamation and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, rulings, exemptions, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all commercially reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity; (iii) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Peak, S&G and their respective Boards of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Amalgamation, this Agreement or any of the transactions contemplated by this Agreement, use all commercially reasonable efforts to ensure that the Amalgamation and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Amalgamation, this Agreement and the transactions contemplated hereby. Notwithstanding anything to the contrary contained in this Agreement (except as otherwise set forth in this sentence), neither S&G nor Peak shall have any obligation under this Agreement: (i) to dispose or transfer or cause any of its respective Subsidiaries to dispose of or transfer any material assets, or to commit to cause Peak to dispose of any material assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any material product or service, or to commit to cause Peak to discontinue offering any material product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any person, any material technology, software or other proprietary asset, or to commit to cause Peak to license or otherwise make available to any Person any material technology, software or other proprietary asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any material assets or operations (either before or after the Closing Date), or to commit to cause Peak to hold separate any material assets or operations; (v) subject to Section 5.6 hereof, to make or cause any of its Subsidiaries to make any commitment (to any Governmental Entity or otherwise) regarding its future operations or the future operations of Peak or that would affect its discretion in determining the terms of any Contract or relationship with any person or entity; or (vi) to contest or defend against any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby except, in the case of any action described in clauses (i) through (vi) of this sentence, where such action would not, in S&G’s sole good faith judgment, be reasonably expected to be materially burdensome to S&G, Peak and their Subsidiaries taken as a whole, or, in the case of any action described in clause (vi) of this sentence, if Peak determines in good faith that contesting the legal proceeding would not be advisable. The Chief Executive Officer of Peak shall use commercially reasonable efforts to contact Peak’s significant shareholders and encourage them to vote in favor of the Amalgamation.

5.9 Third Party Consents. As soon as practicable following the date hereof, Peak, with commercially reasonable assistance from S&G, but without any requirement that Peak expend more than a nominal sum of money, will obtain any consents, waivers and approvals under any of its or its Subsidiaries’ respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby, including those Contracts set forth or required to be set forth on Section 2.5(a) of the Peak Disclosure Schedule.

5.10 Share Options and Employee Benefits.

(a) Peak Share Options. Prior to the Effective Time, pursuant to the actions of the Peak Board as authorized by the terms of the Peak Option Plans, each outstanding Peak Share Option shall be converted at the Effective Time into the right to receive a cash payment from the Amalgamated Company, payable as soon as practicable following the exercise of the Peak Share Option, equal to an amount per Common Share subject to such Peak Share Option equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per Common Share subject to such vested and exercised Peak Share Option, less any applicable withholding taxes.

(b) ESPP. Prior to the Effective Time, Peak shall take all action necessary to cause the rights of participants in the ESPP with respect to any offering then underway under the ESPP to be determined by treating a date prior to the Effective Time as determined by Peak’s Board of Directors as the last day of such offering.

(c) 401(k) Plan; ESPP. Peak shall terminate or withdraw from, effective as of the day immediately preceding the Effective Time, any and all Company Plans intended to include a Code Section 401(k) arrangement (the “401(k) Plans”) and shall terminate, effective as of the day immediately preceding the Effective Time, the Peak International Limited 2000 Employee Share Purchase Plan and the Peak 1998 ESPP (the “ESPP”). Prior to the Closing Date, S&G shall receive from Peak evidence that the withdrawal and termination referred to in the preceding sentence, as appropriate, have been effectuated pursuant to resolutions of each such entity’s Board of Directors (such resolution to be subject to reasonable review by S&G), effective as of the day immediately preceding the Effective Time.

(d) Benefits. Following the Closing, S&G shall provide each Employee of Peak and its Subsidiaries who becomes actively employed by S&G or its Subsidiaries (each a “Continuing Employee”) with benefits (excluding any equity compensation) that are substantially similar to such benefits provided to such persons by Peak and its Subsidiaries immediately prior to the Effective Time. Each Continuing Employee shall receive full credit for years of service with any one or more of Peak, any Subsidiary and prior employers for purposes of vesting, eligibility and benefit levels under any S&G employee benefit plan in which such employee participates after the Effective Time (the “Counterpart Plans”), to the same extent and for the same purposes thereunder as such service was recognized under any analogous benefit plan of Peak or its Subsidiaries immediately prior to the Effective Time; provided, that nothing herein is intended to result in duplication of benefits. S&G and its Subsidiaries shall give credit under the Counterpart Plans that are welfare benefit plans for all amounts credited toward deductibles and out-of-pocket maximums under the Company Plans in respect of the applicable plan year in which the Effective Time occurs. With respect to its medical plans, S&G and its Subsidiaries shall waive all requirements for evidence of insurability and pre-existing conditions otherwise applicable to Continuing Employees under the Counterpart Plans in which Continuing Employees become eligible to participate on or following the Effective Time. Nothing in this Section 5.10(d) shall be construed to entitle any person to continue his or her employment for any period of time or prevent S&G from amending any of the Counterpart Plans or Peak employee benefit plans at any time.

5.11 Notification.

(a) Peak shall give prompt notice to S&G upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Peak to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

(b) S&G shall give prompt notice to Peak upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of S&G or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

5.12 Indemnification.

(a) From and after the Effective Time, S&G will cause the Amalgamated Company to fulfill and honor in all respects the obligations of Peak pursuant to any indemnification and exemption agreements in effect immediately prior to the Effective Time between Peak and its current and former directors and officers (the “Indemnified Parties”) and any indemnification and exculpation provisions under the Peak Charter Documents as in effect on the date hereof. The Bye-Laws and other governing documents of the Amalgamated Company will contain provisions with respect to indemnification and exculpation that are at least as favorable to the Indemnified Parties as those contained in the Peak Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who were directors, officers, employees or agents of Peak, unless such modification is required by law.

(b) For a period of six (6) years after the Effective Time, S&G will cause the Amalgamated Company to maintain in full force and effect the current policies of directors’ and officers’ liability insurance maintained by Peak and its Subsidiaries and to honor all obligations thereunder. S&G may substitute therefor policies of substantially similar coverage containing terms and conditions that are not less advantageous in all material respects to the Indemnified Parties. Notwithstanding the foregoing, in no event will S&G or the Amalgamated Company be required to maintain such policies to the extent the cost of maintaining the same shall increase by more than 250% from the cost most recently incurred by Peak for maintaining the same, in which case S&G or the Amalgamated Company shall maintain as much comparable insurance as can be obtained for such amount.

(c) S&G shall pay all expenses, including attorneys fees, that may be incurred by the Indemnified Parties in enforcing the indemnity and other obligations provided in this Section 5.12.

(d) The provisions of this Section 5.12 shall survive the consummation of the transactions contemplated by this Agreement at the Effective Time and continue for the periods specified in this Section 5.12 and are: (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their respective heirs and representatives; and (ii) in addition to, and not in substitution for or limitation of, any other rights to indemnification or contribution that any such person may have under the Peak Charter Documents or other organizational documents of Peak or any of its Subsidiaries or the Amalgamated Company, by contract, applicable law or otherwise. In the event S&G, the Amalgamated Company or any of their respective successors or assigns consolidates or amalgamates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation, amalgamation or merger, or transfers all or substantially all of its properties and assets to any person in a single transaction or series of related transactions, then, and in each such case, S&G shall make or cause to be made proper provision so that the successors and assigns of Peak, S&G or the Amalgamated Company shall assume the indemnification obligations set forth in this Section 5.12 for the benefit of the Indemnified Parties.

5.13 Guaranty of S&G and Merger Sub Obligations. Daewon hereby guarantees the performance of S&G and Merger Sub of all obligations of S&G and Merger Sub pursuant to this Agreement including without limitation, subject to the terms of this Agreement, the payment of the Merger Consideration and the indemnification obligations set forth in Section 5.12. S&G shall cause Merger Sub to comply with all of its obligations under this Agreement and hereby guarantees such performance.

5.14 Payment of Certain Accounts Payable and Closing Costs. Within five (5) days following the Closing Date, S&G shall, to the extent not previously paid by Peak prior to the Closing Date, cause the Amalgamated Company to pay in full (the “Accounts Payable Costs”) all accounts payable of Peak and its Subsidiaries and all costs and expenses incurred by Peak in connection with this Agreement and the Amalgamation (including but not limited to all banking, accounting, legal and printing fees and expenses) (the “Transaction Costs”). The Accounts Payable Costs are set forth on Schedule 5.14. Schedule 5.14 sets forth Peak’s estimates of the Transaction Costs as of the date of this Agreement and such Transaction Costs shall be updated by Peak as of immediately prior to the Closing Date. All such fees are due upon the Closing. For the avoidance of doubt, all Transaction Costs and Accounts Payable set forth on Schedule 5.14, as updated as of the Closing, are due at closing and shall be paid in accordance in with this Section 5.14.

5.15 Agreement to Defend; Shareholder Litigation. In the event any claim, action, suit, investigation or other legal or administrative proceeding by any Governmental Entity or other person is commenced that questions the validity or legality of the Amalgamation or seeks damages in connection therewith, the parties hereto agree to cooperate and use their commercially reasonable efforts to defend against and respond thereto; provided, that nothing in this Section 5.15 shall limit the parties’ obligations under Section 5.8 hereof. Peak shall give S&G a reasonable opportunity to participate in the defense or settlement of any shareholder litigation against Peak and its directors relating to the Amalgamation; provided, that no such settlement shall be agreed to without S&G’s consent, which shall not be unreasonably withheld, conditioned or delayed.

5.16 Corporate Authority. Contemporaneously with the Closing, Peak shall cause each officer of Peak to surrender his authority over all Peak finances, including without limitation, all Peak bank accounts, and evidence of the foregoing (in form and substance reasonably satisfactory to S&G). Contemporaneously with the Closing, Peak also shall deliver to S&G such documents as are necessary or advisable (in form and substance reasonably satisfactory to S&G) to transfer authority over Peak’s finances, including without limitation, all Peak bank accounts, to S&G and the Amalgamated Company.

ARTICLE VI

CONDITIONS TO THE AMALGAMATION

6.1 Conditions to Obligations of Each Party to Effect the Amalgamation. The respective obligations of each party to this Agreement to effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived, in writing, by mutual agreement of S&G and Peak:

(a) Approval of Shareholders of Peak. This Agreement, the Amalgamation and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the shareholders of Peak in accordance with the Bermuda Act and the Peak Charter Documents.

(b) No Order; Competition Laws. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) after the date hereof which is in effect and which has the effect of making the Amalgamation illegal or otherwise prohibiting consummation of the Amalgamation. Any notification, waiting period, or approval requirements under the competition laws of the jurisdictions, where the failure to satisfy such requirements would have a Material Adverse Effect on Peak or S&G, shall have been satisfied.

(c) Bermuda Governmental Approvals. All publications and filings required under the Bermuda Act shall have been performed, and all Bermuda Governmental Entity approvals required pursuant to the Bermuda Act for the consummation of the Amalgamation and the other transactions contemplated by this Agreement shall have been obtained, except for such filings in connection with Amalgamation that are required to be filed after the Effective Time.

(d) Other Approvals. All other consents, authorizations, orders and approvals or filings with any third party or Governmental Entity in connection with the execution, delivery and consummation of this Agreement and the Amalgamation, where the failure to obtain such consent or approval would have a Material Adverse Effect on Peak or S&G, shall have been obtained or made.

(e) Proxy Statement. No order suspending the use of the Proxy Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

6.2 Additional Conditions to the Obligations of S&G and Merger Sub. The obligations of S&G and Merger Sub to consummate and effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by S&G:

(a) Representations and Warranties. Each representation and warranty of Peak contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date) except in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on Peak (provided, however, that such Material Adverse Effect qualification shall be inapplicable with respect to the representations and warranties contained in Sections 2.3(a), 2.19 and 2.21, which representations and warranties shall be true and correct in all material respects as of the applicable date). For purposes of determining the accuracy of such representations and warranties for purposes of determining whether this condition has been satisfied: (A) all “Material Adverse Effect” qualifications and other qualifications based on the word “material” or similar phrases (other than specified Dollar thresholds) contained in such representations and warranties shall be disregarded; and (B) any update of or modification to the Peak Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded. S&G shall have received a certificate with respect to the foregoing signed on behalf of Peak by the Chief Executive Officer and Chief Financial Officer of Peak.

(b) Agreements and Covenants. Peak shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and S&G shall have received a certificate to such effect signed on behalf of Peak by the Chief Executive Officer and the Chief Financial Officer of Peak.

(c) Consents. S&G shall have received duly executed copies of the consents, waivers or approvals listed on Schedule 6.2(c) in substance reasonably satisfactory to S&G.

(d) Dissentient Shareholders. The aggregate total number of Peak Shares held by Dissentient Shareholders, if any, shall be no more than 15% of the total issued and outstanding Peak Shares as of immediately prior to the Effective Time.

(e) Management Resignations. The management employees of Peak listed on Schedule 6.2(e) shall have executed resignation letters and settlement and release agreements in forms previously agreed by S&G and Peak.

(f) Director and Officer Resignations. All directors of Peak and each of its Subsidiaries shall have executed resignation letters in form reasonably satisfactory to S&G which shall become effective as of the Closing Date.

(g) Peak Option Plans. Peak shall have taken such actions necessary to terminate the Peak Option Plans without the incurrence of any costs or liability to Peak (other than incidental legal and other administrative costs), and shall have obtained releases from the directors and officers of Peak listed on Schedule 6.2(g) with respect to the conversion of all of such directors’ and officers’ Peak Share Options as described in Section 5.10(a) without the incurrence of any costs or liability to Peak (other than incidental legal and other administrative costs).

6.3 Additional Conditions to the Obligations of Peak. The obligation of Peak to consummate and effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Peak:

(a) Representations and Warranties. Each representation and warranty of S&G and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (other than those representations and warranties which address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date) except in each case, or in the aggregate, as would not reasonably be expected to constitute a Material Adverse Effect on S&G. For purposes of determining the accuracy of such representations and warranties for purposes of determining whether this condition has been satisfied: (A) all “Material Adverse Effect” qualifications and other qualifications based on the word “material” or similar phrases (other than dollar thresholds) contained in such representations and warranties shall be disregarded; and (B) any update of or modification to the S&G Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded. Peak shall have received a certificate with respect to the foregoing signed on behalf of S&G by an authorized officer of S&G.

(b) Agreements and Covenants. S&G and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Peak shall have received a certificate to such effect signed on behalf of S&G by an authorized officer of S&G.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of Peak:

(a) by mutual written consent duly authorized by the Boards of Directors of S&G and Peak;

(b) by either Peak or S&G, if the Amalgamation shall not have been consummated by September 30, 2008 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Amalgamation to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement.

(c) by either Peak or S&G, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action after the date hereof, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Amalgamation, which order, decree, ruling or other action shall have become final and nonappealable;

(d) by either Peak or S&G, if the required approvals of the shareholders of Peak contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Peak SGM or at any adjournment or postponement thereof; provided, however, that in such an event, Peak shall reimburse S&G, within five (5) business days of such termination, for up to $150,000 in the aggregate for all documented out-of-pocket expenses incurred by S&G prior to such date with respect to this Agreement and the transactions contemplated thereby; and provided further that in the event that Peak completes an Acquisition Transaction during the six month period following such termination date or, in the case of an acquirer that had made an Acquisition Proposal to Peak’s Board of Directors after the date hereof and prior to the date of Peak SGM, during the 12 month period following such termination date, then Peak shall pay S&G, upon the closing of the Alternative Agreement (as defined below) relating to the Acquisition Transaction for which such Acquisition Proposal had been made, the Termination Fee, as defined below. Any amounts paid by Peak to S&G pursuant to its reimbursement obligation in the preceding sentence will be deducted from the amounts due to S&G as Termination Fee under this Section 7.1(d).

(e) by Peak, upon a breach of any representation, warranty, covenant or agreement on the part of S&G or Merger Sub set forth in this Agreement, or if any representation or warranty of S&G or Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in S&G’s or Merger Sub’s representations and warranties or breach by S&G or Merger Sub is curable by S&G or Merger Sub through the exercise of its commercially reasonable efforts, then Peak may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Peak to S&G and Merger Sub of such breach, provided S&G or Merger Sub, as applicable, continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that Peak may not terminate this Agreement pursuant to this paragraph (e) if such breach or inaccuracy by S&G or Merger Sub is cured during such thirty (30)-day period);

(f) by S&G, upon a breach of any representation, warranty, covenant or agreement on the part of Peak set forth in this Agreement, or if any representation or warranty of Peak shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Peak’s representations and warranties or breach by Peak is curable by Peak through the exercise of its commercially reasonable efforts, then S&G may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from S&G to Peak of such breach, provided Peak continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that S&G may not terminate this Agreement pursuant to this paragraph (f) if such breach or inaccuracy by Peak is cured during such thirty (30)-day period);

(g) by S&G, if a Material Adverse Effect has occurred with respect to Peak and its Subsidiaries taken as a whole; provided, that if such Material Adverse Effect is curable by Peak or any of its Subsidiaries through the exercise of its commercially reasonable efforts, then S&G may not terminate this Agreement under this Section 7.1(g) for thirty (30) days after delivery of written notice from S&G to Peak of such Material Adverse Effect, provided Peak continues to exercise commercially reasonable efforts to cure such Material Adverse Effect (it being understood that S&G may not terminate this Agreement pursuant to this paragraph (g) if such Material Adverse Effect is cured during such thirty (30)-day period);

(h) by S&G, if a Triggering Event (as defined below) shall have occurred, in which event Peak shall pay S&G, within three (3) business days after demand by S&G, an amount equal to $1,242,330.00 (the “Termination Fee”); or

(i) by Peak, in order to enter into a binding definitive agreement with a third party (an “Alternative Agreement”); provided such Alternative Agreement provides for a Superior Proposal in accordance with the provisions of Section 5.6 hereof; and provided that immediately prior to such termination, and as a condition to such termination, (i) Peak shall have paid S&G the Termination Fee; (ii) Peak shall have given S&G at least three (3) business days prior written notice of its intention to enter into an Alternative Agreement, which notice shall be accompanied by a correct and complete copy of such Alternative Agreement (and Peak shall thereafter promptly provide S&G with correct and complete copies of any amendments or proposed amendments thereto), and during such period shall give S&G the opportunity to meet with Peak to suggest such modifications to the terms hereof that S&G may deem advisable; and (iii) within three (3) business days after such termination Peak enters into such Alternative Agreement (as amended in accordance with the correct and complete copies of any amendments or proposed amendments thereto).

(j) For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if: (i) the Board of Directors of Peak or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner materially adverse to S&G its recommendation in favor of, the approval of this Agreement, the Amalgamation or the transactions contemplated by this Agreement; (ii) Peak shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of Peak in favor of the approval of this Agreement, the Amalgamation and the transactions contemplated by this Agreement; (iii) the Board of Directors of Peak or any committee thereof shall have approved or publicly recommended any Acquisition Proposal (other than a confidentiality agreement as permitted by Section 5.6); (iv) the provisions of Section 5.6 of this Agreement shall have been materially breached; (v) Peak shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of Peak shall have been commenced by a person unaffiliated with S&G and Peak shall not have sent to its security holders pursuant to Rule 14d-9 or 14e-2 promulgated under the Exchange Act, within ten (10) business days after such tender or exchange offer is first published, sent or given, a statement disclosing that Peak recommends rejection of such tender or exchange offer.

(k) Peak acknowledges that the agreements contained in this Section 7.1 with respect to the payment of the Termination Fee are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, S&G would not enter into this Agreement; accordingly, if Peak fails to pay in a timely manner the amounts due pursuant to this Section 7.1 and, in order to obtain such payment, S&G makes a claim that results in a judgment against Peak for the amounts set forth in this Section 7.1, Peak shall pay to S&G its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.1 at the prime rate of Bank of America N.T. & S.A. in effect on the date such payment was required to be made. The Termination Fee shall be the exclusive remedy under this Agreement except for willful, intentional or material breaches of a covenant in this Agreement.

7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(e), Section 7.1(f) or Section 7.1(g) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in Section 7.1, this Section 7.2, Section 7.3 and Article VIII (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement (including without limitation the agreement of S&G in Section 5.5 of this Agreement to be bound by and to adhere to the provisions of the Confidentiality Agreement as if S&G were a party thereto with the term “you” and the like referring to S&G), all of which obligations shall survive termination of this Agreement in accordance with their terms.

7.3 Fees and Expenses. Except as set forth in Section 5.14 and Section 7.1 with respect to the Termination Fee, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Amalgamation is consummated.

7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of S&G, Daewon and Peak.

7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. The representations and warranties of Peak, S&G, Daewon and Merger Sub contained in this Agreement shall terminate at the Effective Time. The covenants contained in this Agreement that by their terms survive the Effective Time shall survive the Effective Time.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

(a)	if to S&G, Daewon or Merger Sub, to:

S&G Company, Ltd.

235 Doyak-gil, Wonmi-gu, Bucheon

Gyunggi-do, Korea 420-831

Attention: Sungyuk Won

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Fax: (650) 493-6811

Attention: Yoichiro Taku

(b)	if to Peak, to:

Peak International Limited

Flat E & F, 19/F., CDW Building, 388 Castle Peak Road

Tsuen Wan, New Territories

Hong Kong

Phone: 011-852-3193-6000

Fax: +852.2498.5382

Attention: Dean Personne

with a copy (which will not constitute notice) to:

Heller Ehrman LLP

275 Middlefield Road

Menlo Park, California 94025

Phone: (650) 324-7000

Fax: (650) 324-0638

Attention: Mark Medearis

8.3 Interpretation; Knowledge.

(a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

(b) The word “agreement” when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, which is legally binding.

(c) For purposes of this Agreement, (i) the term “person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity and (ii) the term “Subsidiary” means, with respect to any person, any corporation or other legal entity of which such person owns, directly or indirectly, more than fifty percent (50%) of the outstanding stock or other equity interests.

(d) When used in connection with S&G, or Peak, as the case may be, the term “Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect that, individually or when taken together with all other such changes, events, violations, inaccuracies, circumstances or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations of such entity and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (i) any change in such entity’s stock price or trading volume in and of itself (but not excluding the underlying cause of any such change pursuant to this clause (i)); (ii) any change, event, violation, inaccuracy, circumstance or effect that results from changes, events or circumstances affecting (A) any of the industries in which such entity operates generally, (B) general economic conditions (which changes, events or circumstances in the case of (A) and (B) do not disproportionately affect such entity); (iii) any change, event, violation, inaccuracy, circumstance or effect resulting from public announcement or pendency of this Agreement and the Amalgamation, including any loss, diminution or disruption, whether actual or threatened, of existing or prospective customer, distributor or supplier relationships that results therefrom; (iv) any change, event, violation, inaccuracy, circumstance or effect resulting from acts of war or terrorism or any escalation thereof in and of itself (but excluding any changes or effect uniquely on or uniquely with respect to Peak resulting from any such act pursuant to this clause (iv)); (v) any change, event, violation, inaccuracy, circumstance or effect that results from any action or inaction taken by S&G; (vi) compliance with the terms of, or the taking of any action required to be taken by this Agreement, or actions or omissions of Peak or any of its Subsidiaries that S&G has requested or to which S&G has consented; (vii) any failure, in and of itself, of Peak to meet internal or published projections, forecasts or revenue or earnings projections for any period (it being understood that the facts or occurrences giving rise or contributing to any such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be taken into account in determining whether there has been a Material Adverse Effect); or (viii) the institution of litigation against Peak or any of its officers or directors alleging breach of their fiduciary duties in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement.

(e) The words “foreign” and “domestic” when used herein shall be deemed a reference to a country outside the United States and the United States, respectively.

(f) “Knowledge” of a party with respect to any fact or other matter in question means the actual knowledge of any of the executive officers or directors of such party or the knowledge that any of such executive officers would be reasonably expected to have after making due and diligent inquiry of those executive officers employed by such party who would reasonably be expected to have actual knowledge of the fact or other matter in question.

8.4 Counterparts. This Agreement may be executed in one or more counterparts (including counterparts executed and delivered by facsimile, which shall be as counterparts executed and delivered manually), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood and agreed that all parties need not sign the same counterpart.

8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Confidentiality Agreement, the Peak Disclosure Schedule and the S&G Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.12.

8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of law provisions. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Unless otherwise indicated, all references to “$”, “US$” and “dollars” are references to the lawful currency of the United States of America. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties. All correspondence, notices, orders, claims, suits and other communication between the parties shall be written or conducted in English.

8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[REST OF PAGE INTENTIONALLY BLANK]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Amalgamation to be executed by their duly authorized respective officers as of the date first written above.

S&G COMPANY, LTD.

By:	/s/ Sungyuk Won
Name:	Sungyuk Won
Title:	President

DAEWON SEMICONDUCTOR PACKAGING INDUSTRIAL CO., LTD.

By:	/s/ Sungyuk Won
Name:	Sungyuk Won
Title:	Senior Vice President

PEAK INTERNATIONAL LTD.

By:	/s/ Dean Personne
Name:	Dean Personne
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF AMALGAMATION]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Amalgamation to be executed by their duly authorized respective officers as of the date first written above.

Executed following the formation of S&G Company, Ltd. as a Bermuda company:

S&G COMPANY, LTD.

By:
Name:
Title:

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF AMALGAMATION]

Annex B

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) dated March 26, 2008 among S&G Company, Ltd. (“S&G”) and the persons and entities listed in Schedule I hereto (each a “Shareholder,” and collectively, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, concurrently herewith, S&G and Peak International Ltd., a company incorporated under the laws of Bermuda (“Peak”), are entering into an Agreement and Plan of Amalgamation (as such agreement may hereafter be amended from time to time, the “Amalgamation Agreement”), pursuant to which Peak and a wholly owned subsidiary of S&G will amalgamate and merge with each other pursuant to Section 104 of the Bermuda Act (the “Amalgamation”)

WHEREAS, as an inducement and a condition to entering into the Amalgamation Agreement, S&G has required that the Shareholders agree, and the Shareholders have agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Certain Definitions. For purposes of this Agreement:

(a) Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Amalgamation Agreement.

(b) “Peak Shares” shall mean at any time, the Common Shares, par value USD 0.01 per share, of Peak, as may be adjusted from time to time to give effect to any stock dividend, distribution, stock split, recapitalization, combination, exchange of shares or the like.

(c) “Person” shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

2. Provisions Concerning Peak Shares. Each Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time or termination of the Amalgamation Agreement in accordance with its terms (such date being referred to herein as the “Expiration Date”), at any meeting of the holders of Peak Shares, however called, or in connection with any written consent of the holders of Peak Shares, such Shareholder shall vote (or cause to be voted) all Owned Shares (as hereinafter defined) of which such Shareholder is the registered holder and all Peak Shares such Shareholder may acquire and become registered as the holder of such shares after the date of this Agreement as a result of exercise of stock options or otherwise (the “Acquired Shares”) in the following manner: (i) in favor of the approval of the Amalgamation and the Amalgamation Agreement and the approval of the terms thereof and each of the other actions contemplated by the Amalgamation Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that may result in or lead to or assist in causing a material breach of any covenant, representation or warranty or any other obligation or agreement of Peak under the Amalgamation Agreement; and (iii) except as otherwise expressly agreed to in writing in advance by S&G, against (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Peak or its subsidiaries (other than the Amalgamation and the transactions contemplated by the Amalgamation Agreement); (B) a sale, lease or transfer of a material amount of assets of Peak or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of Peak or its Subsidiaries; (C) any change in the present capitalization of Peak or any amendment of Peak’s Memorandum of Association and Bylaws if such amendment is not permitted by the Amalgamation Agreement; (D) any other material change in

Peak’s corporate structure or business if such change is not permitted by the Amalgamation Agreement; (E) any other action involving Peak or its subsidiaries which is intended to impede, interfere with, delay, postpone, or adversely affect the Amalgamation and the transactions contemplated by this Agreement and the Amalgamation Agreement including, without limitation, any action to approve or intended to facilitate any other Acquisition Proposal (as defined in Section 5.5(a) of the Amalgamation Agreement). No Shareholder shall enter into any agreement or understanding with any person or entity or exercise any rights (including appraisal rights) the effect of which would be inconsistent with or violative of the provisions and agreements referred to in this Section 2.

3. Appointment of Proxy.

(a) Subject to Section 7, each Shareholder hereby irrevocably grants to, and appoints, Sungyuk Won and David Schulze, or any one of them, in their respective capacities as officers of S&G, and any individual who shall hereafter succeed to any such office of S&G, and each of them individually, as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Peak Shares held at the time of the relevant shareholder vote in favor of the transactions contemplated by the Amalgamation Agreement and otherwise in the manner set forth in Section 2 hereof. The grant shall be automatically revoked and of no further force and effect from and after the Expiration Date.

(b) Each Shareholder represents that any proxies heretofore given in respect of such Shareholder’s Peak Shares are not irrevocable, and that any such proxies are hereby revoked prior to the Expiration Date.

(c) Each Shareholder understands and acknowledges that S&G is entering into the Amalgamation Agreement in reliance upon the Shareholder’s execution and delivery of this Agreement.

4. Other Covenants, Representations and Warranties of the Shareholders. Each Shareholder hereby covenants, represents and warrants to S&G as follows:

(a) Ownership of Shares. Such Shareholder is the registered holder of the number of Peak Shares set forth opposite such Shareholder’s name on Schedule I hereto under the heading “Owned Shares” (collectively, the “Owned Shares”). On the date hereof, the number of shares set forth opposite such Shareholder’s name on Schedule I hereto under the heading “Owned Shares” constitute all of the Peak Shares owned by such Shareholder. With respect to such Shareholder’s Owned Shares, except as set forth on Schedule I, such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

(b) Power; Binding Agreement. Such Shareholder has the legal capacity (if an individual) and power and authority (if an entity) to enter into and perform all of such Shareholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement by such Shareholder will not violate any other agreement to which such Shareholder is a party which would adversely affect such Shareholder’s ability to perform its obligations hereunder, including, without limitation, any voting agreement, partnership agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except to extent the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights or the exercise by courts of equitable powers. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Shareholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby.

(c) No Conflicts. Except for filings, permits, authorizations, consents and approvals under the federal securities laws, (i) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any organizational documents applicable to such Shareholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder’s properties or assets may be bound, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets, in each case which would adversely affect such Shareholder’s ability to perform its obligations hereunder.

(d) No Encumbrances. Except as applicable in connection with the transactions contemplated hereby, such Shareholder’s (i) Owned Shares and the certificates representing such Owned Shares are now and will be, and (ii) the Acquired Shares and the certificates representing such Acquired Shares will be, at all times during the term hereof, beneficially owned by such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever which would adversely affect such Shareholder’s ability to perform its obligations hereunder, except for any such encumbrances or proxies arising hereunder in favor of S&G.

(e) No Finder’s Fees. No broker, investment banker, financial adviser or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission payable by Peak, S&G or any of their respective subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

(f) Restriction on Transfer of Shares, Proxies and Non-Interference. Except as contemplated by this Agreement or the Amalgamation Agreement, no Shareholder shall, directly or indirectly, (i) sell, transfer, tender, pledge or encumber (except to the extent such pledge or encumbrance does not violate the terms Section 4(d) of this Agreement), assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the sale, transfer, tender, pledge or encumbrance (except to the extent such pledge or encumbrance does not violate the terms Section 4(d) of this Agreement), assignment or other disposition of (any such action being referred to herein as a “Disposition”), any or all of such Shareholder’s Owned Shares or Acquired Shares or any interest therein (other than Dispositions to persons or entities that agree to be bound by the terms of this Agreement); (ii) except as contemplated by or permitted by this Agreement, grant any proxies or powers of attorney, deposit any Owned Shares or Acquired Shares into a voting trust or enter into a voting agreement with respect to any Owned Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein materially untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing such Shareholder’s obligations under this Agreement. Each Shareholder agrees with, and covenants to, S&G that such Shareholder shall not request that Peak register the transfer of any such Shareholder’s Owned Shares or Acquired Shares.

(g) Reliance by S&G. Each Shareholder understands and acknowledges that S&G is entering into the Amalgamation Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

5. Representations and Warranties of S&G. S&G hereby represents and warrants to each Shareholder that S&G has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by S&G will not violate any other material agreement to which S&G is a party. In addition, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of S&G and (ii) do not and will not violate any provision of the memorandum of association and articles of association of S&G. This Agreement has been duly and validly executed and delivered by S&G and constitutes a valid and binding agreement of S&G, enforceable against it in accordance with its terms.

6. Further Assurances. From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7. Termination. The covenants and agreements contained herein shall terminate (i) in the event the Amalgamation Agreement is terminated in accordance with its terms, upon such termination or (ii) in the event the Amalgamation is consummated, at the Effective Time, provided, in each case, that the provisions of Section 10 hereof shall survive any termination of this Agreement, and provided, further, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

8. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Peak makes any agreement or understanding herein in his or her capacity as such director or officer. Each Shareholder signs solely in his or her capacity as registered holder and beneficial owner, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder’s Owned Shares or Acquired Shares

9. Sophistication. Each Shareholder acknowledges that such Shareholder is an informed and sophisticated investor and, together with such Shareholder’s advisors, has undertaken such investigation as they have deemed necessary, including the review of the Amalgamation Agreement and this Agreement, to enable such Shareholder to make an informed and intelligent decision with respect to the Amalgamation Agreement and this Agreement and the transactions contemplated thereby and hereby.

10. Confidentiality. Each of the parties hereto recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each party hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than such party’s counsel and advisors, if any) without the prior written consent of the other party, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures such party’s counsel advises are necessary in order to fulfill such party’s obligations imposed by law, in which event such party shall give notice of such disclosure to the other party as promptly as practicable so as to enable the other party to seek a protective order from a court of competent jurisdiction with respect thereto.

11. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

(b) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party; provided, that S&G may assign, in its sole discretion, its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of S&G, but no such assignment shall relieve S&G of its obligations hereunder if such assignee does not or cannot perform such obligations and, notwithstanding the foregoing, S&G shall remain liable for its obligations under Section 10 hereof.

(c) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, with respect to any one or more Shareholders, except upon the execution and delivery of a written agreement executed by the relevant parties hereto; provided, that Schedule I hereto may be supplemented by S&G by adding the name and other relevant information concerning any Peak Shareholder who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added shareholder shall be treated as a “Shareholder” for all purposes of this Agreement.

(d) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to a Shareholder:	At the address set forth on Schedule I hereto

If to S&G:	235 Doyak-gil, Wonmigu, Bucheon
Gyunggi-do, Korea 420-831

copy to:	Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Fax: (650)493 -6811
Attention: Yoichiro Taku

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

(e) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(f) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the aggrieved party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

(g) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(i) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

(j) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to conflict of law provisions, provided, however that the enforceability and validity of the proxy granted hereby shall be governed by the laws of Bermuda.

(k) Jurisdiction. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

(l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(m) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, S&G and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

S&G COMPANY, LTD.

By:	/s/ Sungyuk Won
Name:	Sungyuk Won
Title:	President

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, S&G and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

LEONIDAS OPPORTUNITY FUND L.P.

By:	/s/ Russell Silvestri
Name:	Russell Silvestri, Managing Director of SKIRITAI Capital LLC
Its:	General Partner

[Signature page to Voting Agreement]

IN WITNESS WHEREOF, S&G and each Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

LEONIDAS OPPORTUNITY OFFSHORE FUND LTD.

By:	/s/ Russell Silvestri
Name:	Russell Silvestri, Managing Director of SKIRITAI Capital LLC
Its:	Investment Manager

[Signature page to Voting Agreement]

SCHEDULE I

Shareholder(1)	Peak Shares
Leonidas Opportunity Fund L.P.	2,386,369
Leonidas Opportunity Offshore Fund Ltd.	85,763
TOTAL:	2,472,132

(1) SKIRITAI Capital LLC is the investment adviser and manager to, and general partner of the Leonidas Opportunity Fund L.P., and the advisor and investment manager of the Leonidas Opportunity Offshore Fund Ltd. The Leonidas Opportunity Fund L.P. and the Leonidas Opportunity Offshore Fund Ltd. directly own the Peak Shares. Russell Silvestri and Lyron Bentovim are both Managing Directors of SKIRITAI Capital LLC and hold the sole voting and dispositive power of shares owned by the Leonidas Opportunity Fund L.P. and the Leonidas Opportunity Offshore Fund Ltd. as granted to them by SKIRITAI Capital LLC, the general partner of the Leonidas Opportunity Fund L.P. and the investment manager of the Leonidas Opportunity Offshore Fund Ltd.

SKIRITAI Capital LLC and Messrs. Silvestri and Lyron Bentovim may be deemed to have beneficial ownership over the Peak Shares by virtue of the authority granted to them by the Leonidas Opportunity Fund L.P. and the Leonidas Opportunity Offshore Fund Ltd. to vote and dispose of the securities held by the Leonidas Opportunity Fund L.P. and the Leonidas Opportunity Offshore Fund Ltd., including the Peak Shares.

Annex C

Opinion of Houlihan Lokey Howard & Zukin Capital, Inc.

March 26, 2008

Board of Directors

Peak International Ltd.

Unit E&E, 19th Floor, CDW Building

388 Castle Peak Road

Tsuen Wan, NT, Hong Kong

Dear Members of the Board of Directors:

We understand that Daewon Semiconductor Packaging Industrial Co. Ltd. (“Daewon”), S&G Company Ltd. (the “Acquiror”), a company under common control with Daewon , and Peak International Limited (the “Company”) propose to enter into the Amalgamation Agreement (defined below). Pursuant to the Amalgamation Agreement, among other things, (i) the Acquiror shall promptly form as a wholly-owned subsidiary an exempted company (“Sub”) under Bermuda law, (ii) Daewon guarantees the performance of the Acquiror and Sub under the Amalgamation Agreement and (iii) Sub and the Company will amalgamate and merge with each other in accordance with Section 104 of the Bermuda Companies Act 1981 (the “Transaction”, and such amalgamated and merged entity, the “Amalgamated Company”), such that the Amalgamated Company will be a Bermuda company and following which, pursuant to the Bermuda Companies Act 1981, the separate corporate existence of the Company will cease and the Amalgamated Company will become a wholly owned subsidiary of the Acquiror, and that, in connection with the Transaction, each Common Share par value US$0.01 per share in capital of the Company (the “Company Common Shares”), other than any Company Common Shares owned by any direct or indirect wholly-owned subsidiary of the Company or by Dissentient Shareholders under Bermuda law, will be cancelled and represent the right to receive the amount of US $2.00 in cash (the “Consideration’’).

You have requested that Houlihan Lokey Howard & Zukin Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) as to whether, as of the date hereof, the Consideration to be received by the holders of the Company Common Shares (other than Excluded Persons (as defined below)) in the Transaction pursuant to the Amalgamation Agreement is fair to such holders from a financial point of view. “Excluded Persons” shall be defined as (i) Daewon, the Acquiror, Sub and their respective affiliates and (ii) the parties to the Voting Agreement (defined below) who have agreed to vote their Company Common Shares in favor of the Transaction.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed drafts of the following agreements and documents:

a. Draft of Agreement and Plan of Amalgamation, among Daewon, the Acquiror and the Company (the “Amalgamation Agreement”), dated March 25, 2008;

b. Draft Form of Voting Agreement (the “Voting Agreement”), dated March 25, 2008;

2.	reviewed the Company’s annual reports to shareholders on Form 10-K for the fiscal years ended March 31, 2007, March 31, 2006, and March 31, 2005, and quarterly reports on Form 10-Q for the quarters ended December 31, 2007, September 30, 2007, June 30, 2007, December 31, 2006, and September 30, 2006, and Company-prepared interim financial statements for the period ended February 29, 2008, which the Company’s management has identified as being the most current financial statements available;

3.	reviewed Daewon’s financial statements and cash and bank balances;

4.	spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Company and the Transaction, and spoken with representatives of the Company’s independent accounting firm, and counsel regarding the Company, the Transaction, and related matters;

5.	spoken with certain members of the management of Daewon regarding the operations, financial condition, future prospects and projected operations and performance of Daewon and the Transaction;

6.	reviewed and discussed financial forecasts and projections with the management of the Company and reviewed financial forecasts and projections prepared by the management of the Company.

7.	compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

8.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

9.	reviewed the current and historical market prices and trading volume for the Company’s publicly traded securities for the past five years;

10.	reviewed certain other financial data for certain companies that we deemed relevant and transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in related industries to the Company;

11.	conducted such other financial studies, analyses and inquiries and considered such other information as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, managements of the Company and Daewon have advised us, and we have assumed, that the financial projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such managements as to the future financial results and condition of the Company and Daewon, and we express no opinion with respect to such projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no material change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements provided to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have not considered any aspect or implication of any transaction to which the Company, Daewon or the Acquiror is a party (other than as specifically described herein with respect to the Transaction).

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements and documents provided to us, without any amendments or modifications thereto. We also have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state and foreign statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would result in the disposition of any material portion of the assets of the Company, or otherwise have an adverse effect on the Company or any expected benefits of the Transaction. In addition, we have relied upon and assumed, without independent verification, that the final forms of the draft documents identified above will not differ in any material respect from the drafts of said documents.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company , Daewon, the Acquiror or any other party, nor were we provided with any such appraisal or evaluation. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company, Daewon or the Acquiror is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company, Daewon or the Acquiror is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof.

This Opinion is furnished for the use and benefit of the Board of Directors in connection with its consideration of the Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on Houlihan Lokey’s part to any party. This Opinion is not intended to be, and does not constitute, a recommendation to the Board of Directors, any security holder or any other person as to how to act or vote or make any election with respect to any matter relating to the Transaction.

In the ordinary course of business, certain of our affiliates, as well as investment funds in which they may have financial interests, may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement.

Houlihan Lokey has in the past provided and Houlihan Lokey is currently providing investment banking, financial advisory and other financial services to the Company, for which Houlihan Lokey has received compensation, including, among other things, having acted as financial advisor to the Company in exploring strategic alternatives. Houlihan Lokey and its affiliates may provide investment banking, financial advisory and other financial services to the Company in the future, for which Houlihan Lokey and such affiliates may receive compensation.

Houlihan Lokey has also acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address: (i) the underlying business decision of the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein), (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except as set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company, its security holders, or any other party, (vi) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders (including without limitation the allocation of any consideration amongst or within such classes or groups of security holders), (vii) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (viii) the solvency, creditworthiness or fair value of the Company, or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (ix) the fairness, financial or otherwise, of the amount or nature of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessment by the Company and its advisers, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Common Shares (other than the Excluded Persons) in the Transaction pursuant to the Amalgamation Agreement is fair to such holders from a financial point of view.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.

Annex D

Appraisal Rights

SECTION 106 OF THE COMPANIES ACT 1981 (AS AMENDED) OF BERMUDA

106. SHAREHOLDER APPROVAL

(1) The directors of each amalgamating company shall submit the amalgamation agreement for approval to a meeting of the holders of shares of the amalgamating company of which they are directors and, subject to subsection (4), to the holders of each class of such shares.

(2) A notice of a meeting of shareholders complying with section 75 shall be sent in accordance with that section to each shareholder of each amalgamating company, and shall -

(a)	include or be accompanied by a copy or summary of the amalgamation agreement; and

(b)	subject to subsection 2A, state-

(i)	the fair value of the shares as determined by each amalgamating company; and

(ii)	that a dissenting shareholder is entitled to be paid the fair value of his shares.

(2A) Notwithstanding subsection 2(b)(ii), failure to state the matter referred to in that subsection does not invalidate an amalgamation.

(3) Each share of an amalgamating company carries the right to vote in respect of an amalgamation whether or not it otherwise carries the right to vote.

(4) The holders of shares of a class of shares of an amalgamating company are entitled to vote separately as a class in respect of an amalgamation if the amalgamation agreement contains a provision which would constitute a variation of the rights attaching to any such class of shares for the purposes of section 47.

(4A) The provisions of the bye-laws of the company relating to the holding of general meetings shall apply to general meetings and class meetings required by this section provided that, unless the bye-laws otherwise provide, the resolution of the shareholders or class must be approved by a majority vote of three-fourths of those voting at such meeting and the quorum necessary for such meeting shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company or the class, as the case may be, and that any holder of shares present in person or by proxy may demand a poll.

(5) An amalgamation agreement shall be deemed to have been adopted when it has been approved by the shareholders as provided in this section.

(6) Any shareholder who did not vote in favour of the amalgamation and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court1 to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either-

(a)	to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b)	to terminate the amalgamation in accordance with subsection (7).

1	“Court” is defined to mean the Supreme Court of Bermuda by section 2(1) of the Companies Act 1981

D-1

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal shall lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

(7) An amalgamation agreement may provide that at any time before the issue of a certificate of amalgamation the agreement may be terminated by the directors of an amalgamating company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating companies.

D-2

Annex E

Resolutions to be adopted at the Special General Meeting

(i)	“THAT the bye-laws of Peak be amended by the insertion of the following bye-law to be numbered 168:

“Amalgamations

168. The Directors may, with the approval of a majority of the votes cast by Members in a general meeting at which a quorum of at least two Members entitled to vote and present in person or by proxy or (in the case of a Member being a corporation) by duly authorised representative throughout the meeting representing not less than one third in nominal value of the total issued voting shares of Peak, amalgamate, merge or consolidate Peak with any other company (whether or not Peak is the surviving company and whether or not such amalgamation, merger or consolidation involves a change in the jurisdiction of incorporation or domicile of Peak).”

(ii)	THAT the Amalgamation Agreement dated 26 March 2008 among S&G Company, Ltd. (Republic of Korea), Daewon Semiconductor Packaging Industrial Co., Ltd. and Peak, contained in the Proxy Statement (“Proxy Statement”) dated [•] of Peak (together with any alterations, variations or modifications thereto as any one director of Peak may think appropriate) and the amalgamation of Peak and S&G Company, Ltd. (Bermuda) be and are hereby approved.;

(iii)	THAT in accordance with the Amalgamation Agreement the memorandum of association of the amalgamated company shall be in the form referred to in the Amalgamation Agreement and the bye-laws of the amalgamated company shall be in the same form as those of S&G Company, Ltd. (Bermuda).;

(iv)	THAT the name of the amalgamated company shall be S&G Company, Ltd.;

(v)	THAT the authorised share capital of the amalgamated company shall be $100.00 divided into 100 shares of $1.00 each.;

(vi)	THAT the directors and officers of Peak be, and are hereby authorised and empowered, in the name and on behalf of Peak, to do all things including, but not limited to, making all necessary filings, advertisements, obtaining requisite consents and executing and delivering, and where necessary or appropriate, filing with the appropriate governmental authorities, all such certificates, agreements, documents, instruments or other papers, including payments of all fees and expenses, as in the judgment of any director or officer may be necessary, desirable or appropriate to effect the Amalgamation, and each of the transactions contemplated thereby.”

E-1

Annex F

Proxy Card

PEAK INTERNATIONAL LIMITED

(Incorporated in Bermuda with limited liability)

FORM OF PROXY FOR USE AT THE SPECIAL GENERAL MEETING

(or at any postponement or adjournment thereof)

I/We (Note 1)                      of                     , the registered holder(s) of (Note 2)                      shares par value US $0.01 per share each in the capital of Peak International Limited (the “Company”), HEREBY APPOINT                      (Note 3) of                      or failing him, the Chairman of the meeting, as my/our proxy (the “Proxy”) to act for me/us at the Special General Meeting (or at any postponement or adjournment thereof) of the Company to be held at Heller Ehrman LLP, 275 Middlefield Road, Menlo Park, California, USA 94025, on May 30, 2008 at 9:30 a.m. (local time) and in particular (but without limitation) at such meeting (or at any adjournment or postponement thereof) to vote for me/us and in my/our name(s) as indicated below or, if no such indication is given as my/our proxy thinks fit, or, if the Chairman of the meeting is appointed as my/our proxy, the Chairman will have the authority to vote “FOR” Items 1, 2 and 3 in accordance with the discretion of the Chairman on any incidental or other matters as may properly come before the Special General Meeting.

This proxy is solicited by and on behalf of the Board of Directors of Peak International Limited.

The Board of Directors recommends a vote “FOR” Items 1, 2 and 3.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Notes:

1.	Full name(s) and address(es) should be inserted in BLOCK CAPITALS.

2.	Please insert the number of Shares of common stock par value US $0.01 per Share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the Shares of the Company registered in your name(s).

3.	Please insert the name and address of the proxy. IF NO NAME IS INSERTED, THE CHAIRMAN OF THE MEETING WILL, SUBJECT TO THE LIMITATION SET OUT BELOW, ACT AS YOUR PROXY. Under the Company’s Bye-laws, a proposal put to the meeting will be decided on a show of hands unless a poll is properly demanded. On a show of hands, every member present in person or (being a corporation) by a duly authorized representative or by proxy will have one vote. AS THE CHAIRMAN OF THE MEETING IS ONLY ABLE TO EXERCISE ONE VOTE ON A SHOW OF HANDS, HE WILL USE THE VOTE FOR THOSE MEMBERS WHO WISH TO VOTE FOR ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING. IF YOU WISH TO VOTE AGAINST ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING, YOU MUST APPOINT A PERSON OTHER THAN THE CHAIRMAN OF THE MEETING TO ACT AS YOUR PROXY.

4.

IF YOU WISH TO VOTE FOR A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “AGAINST”. IF YOU WISH TO ABSTAIN FROM VOTING ON ANY PROPOSAL PLEASE CHECK IN THE RELEVANT BOX MARKED “ABSTAIN”. Failure to check any box will entitle your proxy to cast your vote at his discretion. If the Chairman of the meeting is appointed as your proxy and no direction is given with respect to a proposal, the Chairman will have the authority

F-1

to vote “FOR” the proposals stated below. Your proxy will also be entitled to vote at his discretion on any proposal properly put out to the meeting other than those referred to in the notice convening the meeting or accompanying proxy statement.

5.	This form of proxy must be signed by you or your attorney duly authorized in writing, in the case of a corporation, must be either under its seal or under the hand of an officer, attorney or other person duly authorized.

6.	In the case of joint holders, any one of such joint holders may vote, either in person or by proxy, at the meeting, but if more than one of the joint holders are present at the meeting, the vote of a senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of the Company.

7.	In order to be valid, this form of proxy and the power of attorney or other authority (if any) under which it is signed or a notarized, certified copy of that power of authority, must be deposited at Mellon Investor Services, Proxy Processing, P.O. Box 3862, S. Hackensack, NJ 07606-3862 not less than 48 hours before the time appointed for holding the meeting or the adjourned or postponed meeting (as the case may be).

8.	The proxy need not be a member of the Company but must attend the meeting in person to represent you.

9.	Completion and deposit of the form of proxy will not preclude you from attending and voting at the meeting if you so wish.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED WILL BE VOTED “FOR” THE PROPOSALS	Please Mark Here for Address Change or Comments Please See Reverse Side	☐

1.	To amend the bye-laws of the Company to permit shareholders to approve an amalgamation under Sections 104 – 109 of The Companies Act 1981 (as amended) of Bermuda by a majority of the shares voted as such meeting, in person or by proxy, with immediate effect.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

2.	To approve the amalgamation agreement providing for the amalgamation of the Company with a wholly-owned subsidiary S&G Company, Ltd., a company organised and incorporated under the laws of Korea, following which the Company will become a wholly-owned subsidiary of S&G Company, Ltd., and the transactions contemplated thereby.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.	To approve the matters/resolutions set out in (iii) to (iv) inclusive of Annex E to the accompanying Proxy Statement.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

F-2

Dated: , 2008

Signature (and title, if applicable)

Signature (and title, if applicable) if held jointly

Please date and sign exactly as name appears above. If acting as attorney, executor, trustee or in other representative capacity, sign name and give title as such. If shares are held jointly, each holder should sign.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.

F-3